FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-193376-21

July 20, 2015

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$1,388,155,304

(Approximate Total Mortgage Pool Balance)

$1,285,778,000

(Approximate Offered Certificates)

COMM 2015-CCRE24

Deutsche Mortgage & Asset Receiving Corporation

Depositor

German American Capital Corporation

Cantor Commercial Real Estate Lending, L.P.

Ladder Capital Finance LLC

Pillar Funding LLC

Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Cantor Fitzgerald & Co.
Joint Bookrunning Managers and Co-Lead Managers

CastleOak Securities, L.P.	Citigroup
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-193376) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2015-CCRE24 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the other Free Writing Prospectus expected to be dated July 20, 2015, relating to the offered certificates (hereinafter referred to as the “Free Writing Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Joint Bookrunners & Co-Lead Managers:	Deutsche Bank Securities Inc. Cantor Commercial Real Estate Lending, L.P.
Co-Managers:	CastleOak Securities, L.P. and Citigroup Global Markets Inc.
Mortgage Loan Sellers:

German American Capital Corporation* (“GACC”) (37.2%), Cantor Commercial Real Estate Lending, L.P. (“CCRE”) (30.0%), Ladder Capital Finance LLC (“LCF”) (25.9%) and Pillar Funding LLC (“Pillar”) (6.8%).

*An indirect wholly owned subsidiary of Deutsche Bank AG.

Master Servicer:	Wells Fargo Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Special Servicer:	LNR Partners, LLC
Trustee:	Wilmington Trust, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC
Determination Date:	6th day of each month, or if such 6th day is not a business day, the following business day, commencing in September 2015.
Distribution Date:	4th business day following the Determination Date in each month, commencing in September 2015.
Cut-off Date:	Payment Date in August 2015 (or related origination date, if later). Unless otherwise noted, all Mortgage Loan statistics are based on balances as of the Cut-off Date.
Settlement Date:	On or about August 6, 2015
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	August 2055
Minimum Denominations:	$10,000 (or $100,000 with respect to Class X-A) and in each case in multiples of $1 thereafter.
Clean-up Call:	1%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
German American Capital Corporation	21	42	$516,680,921	37.2%
Cantor Commercial Real Estate Lending, L.P.	22	27	$416,758,270	30.0%
Ladder Capital Finance LLC	25	38	$360,032,375	25.9%
Pillar Funding LLC	13	21	$94,683,738	6.8%
Total:	81	128	$1,388,155,304	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$1,388,155,304
Number of Mortgage Loans:	81
Number of Mortgaged Properties:	128
Average Mortgage Loan Cut-off Date Balance:	$17,137,720
Average Mortgaged Property Cut-off Date Balance:	$10,844,963
Weighted Average Mortgage Rate:	4.3874%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months):	120
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months):	119
Weighted Average Mortgage Loan Seasoning (months):	1
% of Mortgaged Properties Leased to a Single Tenant:	17.5%
Credit Statistics(1):
Weighted Average Mortgage Loan U/W NCF DSCR:	1.74x
Weighted Average Mortgage Loan Cut-off Date LTV(2)(3)(4):	61.5%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(2)(3):	53.3%
Weighted Average U/W NOI Debt Yield(4):	10.8%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity Date or ARD:	38.2%
% Mortgage Loans which pay Interest Only through Maturity Date or ARD:	21.3%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD:	40.5%
Weighted Average Remaining Amortization Term (months)(5):	341
Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	82.1%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(6):	79.3%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	49.7%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(7):	64.5%
% Mortgage Loans with Upfront Engineering Reserves:	31.3%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	40.4%
% Mortgage Loans with In Place Hard Lockboxes:	63.1%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	90.1%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	66.6%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance Only After a Lockout Period and Prior to an Open Period:	18.2%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:	13.5%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Prior to an Open Period and also Allow Defeasance after a Period of 2 Years Following the Closing Date:	1.7%
(1)	With respect to the Lakewood Center Loan, Eden Roc Loan, Heartland Industrial Portfolio Loan, 40 Wall Street Loan and La Gran Plaza Loan the LTV, DSCR and debt yield calculations include the related pari passu companion loan(s).

(2)	With respect to two properties in a portfolio, representing 2.3% of the initial outstanding principal balance, the Cut-off Date LTV and Maturity Date or ARD LTV have in certain cases been calculated based on the “as complete” value. For additional information, see the Footnotes to Annex A-1 in the Free Writing Prospectus.

(3)	With respect to the Heartland Industrial Portfolio Loan, representing 6.8% of the initial outstanding pool balance, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on the portfolio appraised value, which attributes a premium to the aggregate value of the Heartland Industrial Portfolio as a whole. For additional information, see the Footnotes to Annex A-1 in the Free Writing Prospectus.

(4)	With respect to one mortgage loan, representing approximately 0.8% of the initial outstanding pool balance as of the cut-off date, the loan-to-value ratio and the debt yield for such mortgage loan has been calculated based on the mortgage loan balance net of a holdback reserve or an earnout reserve. For additional information, see the definitions of “Cut-off Date Loan-to-Value Ratio” and “Cut-off Date U/W NOI Debt Yield” in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in the Free Writing Prospectus.

(5)	Excludes loans which are interest only for the full loan term or through a related anticipated repayment date.

(6)	Includes FF&E Reserves.

(7)	Represents the percent of the allocated initial outstanding principal balance of retail, office, industrial and mixed use properties only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SUMMARY OF THE CERTIFICATES

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/Morningstar)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class A-1	Aaa(sf)/AAAsf/AAA	$70,050,000	30.000%(6)	2.71	1 - 58	43.0%	15.4%
Class A-2	Aaa(sf)/AAAsf/AAA	$14,840,000	30.000%(6)	4.87	58 - 59	43.0%	15.4%
Class A-SB	Aaa(sf)/AAAsf/AAA	$107,950,000	30.000%(6)	7.23	59 - 112	43.0%	15.4%
Class A-3	Aaa(sf)/AAAsf/AAA	$8,360,000	30.000%(6)	6.93	83 - 83	43.0%	15.4%
Class A-4	Aaa(sf)/AAAsf/AAA	$250,000,000	30.000%(6)	9.79	112 - 119	43.0%	15.4%
Class A-5	Aaa(sf)/AAAsf/AAA	$520,508,000	30.000%(6)	9.93	119 - 119	43.0%	15.4%
Class X-A(7)	Aa1(sf)/AAAsf/AAA	$1,056,733,000(8)	N/A	N/A	N/A	N/A	N/A
Class A-M	Aa1(sf)/AAAsf/AAA	$85,025,000	23.875%	9.93	119 - 119	46.8%	14.2%
Class B	NR/AA-sf/AA-	$95,435,000	17.000%	9.93	119 - 119	51.0%	13.0%
Class C	NR/A-sf/A-	$62,467,000	12.500%	10.00	119 - 120	53.8%	12.3%
Class D	NR/BBB-sf/BBB-	$71,143,000	7.375%	10.01	120 - 120	57.0%	11.7%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/Morningstar)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class X-B(7)	NR/A-sf/AAA	$157,902,000 (8)	N/A	N/A	N/A	N/A	N/A
Class X-C(7)	NR/BBB-sf/AAA	$71,143,000 (8)	N/A	N/A	N/A	N/A	N/A
Class X-D(7)	NR/NR/AAA	$31,234,000 (8)	N/A	N/A	N/A	N/A	N/A
Class X-E(7)	NR/NR/AAA	$29,498,000 (8)	N/A	N/A	N/A	N/A	N/A
Class X-F(7)	NR/NR/AAA	$41,645,303 (8)	N/A	N/A	N/A	N/A	N/A
Class E	NR/BB-sf/BB	$31,234,000	5.125%	10.03	120 - 126	58.3%	11.4%
Class F	NR/B-sf/B+	$13,881,000	4.125%	10.82	126 - 130	59.0%	11.3%
Class G	NR/NR/B-	$15,617,000	3.000%	10.84	130 - 130	59.7%	11.1%
Class H	NR/NR/NR	$41,645,303	0.000%	10.84	130 - 130	61.5%	10.8%

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, or (iv) the weighted average of the net mortgage rates on the mortgage loans) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, less a specified rate.
(2)	Approximate; subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates may vary depending upon the final pricing of the classes of certificates and whose Certificate Balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the settlement date of this securitization.
(3)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates with a Certificate Balance is based on (i) modeling assumptions described in the Free Writing Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates are repaid on the respective anticipated repayment dates.
(4)	“Certificate Principal to Value Ratio” for any class with a Certificate Balance is calculated as the product of (a) the weighted average Mortgage Loan Cut-off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Certificates and all other classes, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class.
(5)	“Underwritten NOI Debt Yield” for any class with a Certificate Balance is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all Certificates and the denominator of which is the total initial Certificate Balance of the related class of Certificates and all other classes, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class.
(6)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are represented in the aggregate.
(7)	As further described in the Free Writing Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary to accrue on the basis of a 360 day year consisting of twelve 30-day months), over (ii)(A) with respect to the Class X-A Certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M Certificates (based on their Certificate Balances), (B) with respect to the Class X-B Certificates, the weighted average of the pass-through rates of the Class B and Class C Certificates (based on their Certificate Balances), (C) with respect to the Class X-C Certificates, the pass-through rate of the Class D Certificates, (D) with respect to the Class X-D Certificates, the pass-through rate of the Class E Certificates, (E) with respect to the Class X-E Certificates, the weighted average of the pass-through rates of the Class F and Class G Certificates (based on their Certificate Balances) and (F) with respect to the Class X-F Certificates, the pass-through rate of the Class H Certificates.
(8)	The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates (the “Class X Certificates”) will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balance of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M Certificates. The interest accrual amounts on the Class X-B Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balance of each of the Class B and Class C Certificates. The interest accrual amounts on the Class X-C Certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D Certificates. The interest accrual amounts on the Class X-D Certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class E Certificates. The interest accrual amounts on the Class X-E Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balance of each of the Class F and Class G Certificates. The interest accrual amounts on the Class X-F Certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class H Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SUMMARY OF THE CERTIFICATES

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-2	GACC	Hilton Garden Inn Blacksburg	Hospitality	$10,500,000	58	63.3%	3.14x	15.5%
A-2	CCRE	Tarponaire Mobile Resort	Manufactured Housing Community	$4,620,000	59	72.2%	1.23x	8.1%
(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date, or in the case of any mortgage loan with an anticipated repayment date, on such repayment date. See “Yield and Maturity Considerations—Yield Considerations” in the Free Writing Prospectus.

Class A-3 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-3	CCRE	Cypress Point Shopping Center	Retail	$9,100,000	83	73.1%	1.33x	9.5%
(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-3 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date, or in the case of any mortgage loan with an anticipated repayment date, on such repayment date. See “Yield and Maturity Considerations—Yield Considerations” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Principal Payments:	Payments in respect of principal of the Certificates will be distributed, first, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to the planned principal balance for the related Distribution Date set forth on Annex A-3 to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero. Notwithstanding the foregoing, if the total principal balance of the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the Certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, on a pro rata basis, based on the Certificate Balance of each such Class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order, in each case until the Certificate Balance of each such Class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each Class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M Certificates; (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C Certificates; (iii) the notional amount of the Class X-C Certificates will be reduced by the principal distributions and realized losses allocated to the Class D Certificates; (iv) the notional amount of the Class X-D Certificates will be reduced by the principal distributions and realized losses allocated to the Class E Certificates; (v) the notional amount of the Class X-E Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class F and Class G Certificates; and (vi) the notional amount of the Class X-F Certificates will be reduced by the principal distributions and realized losses allocated to the and Class H Certificates.

Interest Payments:	On each Distribution Date, interest accrued for each Class of the Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such Class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order, in each case until the interest payable to each such Class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, or (iv) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, less a specified rate.

As further described in the Free Writing Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) (A) with respect to the Class X-A Certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 Class A-5 and Class A-M Certificates (based on their Certificate Balances), (B) with respect to the Class X-B Certificates, the weighted average of the pass-through rates of the Class B and Class C Certificates (based on their Certificate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Balances), (C) with respect to the Class X-C Certificates, the pass-through rate of the Class D Certificates, (D) with respect to the Class X-D Certificates, the pass-through rate of the Class E Certificates, (E) with respect to the Class X-E Certificates, the weighted average of the pass-through rates of the Class F and Class G Certificates (based on their Certificate Balances) and (F) with respect to the Class X-F Certificates, the pass-through rate of the Class H Certificates.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing certificate classes.

Loss Allocation:

Losses will be allocated to each Class of Certificates entitled to principal in reverse alphabetical order starting with Class H through and including Class A-M and then to Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any Class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amount of such Class of Class X Certificates.

Prepayment Premiums:

A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D Certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D Certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such Class of Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

	(Pass-Through Rate - Discount Rate)		The percentage of the principal distribution amount
	(Mortgage Rate - Discount Rate)	X	to such Class as described in (a) above

The remaining percentage of the prepayment premiums will be allocated to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates in the manner described in the Free Writing Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates as Discount Rates decrease and a decrease in the percentage allocated to such Classes as Discount Rates rise.

Loan Combinations:	The Mortgaged Property identified on Annex A–1 to the Free Writing Prospectus as Lakewood Center secures (i) a senior promissory note designated as Note A-1 with an outstanding principal balance as of the Cut-off Date of $119,365,623 (the “Lakewood Center Mortgage Loan”), representing approximately 8.6% of the Initial Outstanding Pool Balance, (ii) a senior promissory note designated as Note A-2, with an outstanding principal balance as of the Cut-off Date of $119,365,623 (the “Lakewood Center Pari Passu Companion Loan”), which is generally pari passu in right of payment with the Lakewood Center Mortgage Loan and was included in the DBWF 2015-LCM Mortgage Trust and (iii) two junior promissory notes, designated as Note B-1 and Note B-2, respectively, with an aggregate outstanding principal balance as of the Cut-off Date of $170,000,000 (collectively, the “Lakewood Center Subordinate Companion Loans” and, together with the “Lakewood Center Pari Passu Companion Loan”, the Lakewood Center Companion Loans”), which were included in the DBWF 2015-LCM Mortgage Trust. The Lakewood Center Mortgage Loan and the Lakewood Center Pari Passu Companion Loan are pari passu in right of payment, and the Lakewood Center Subordinate Companion Loans are pari passu in right of payment with each other but are subordinate to the Lakewood Center Mortgage Loan and the Lakewood Center Pari Passu Companion Loan. The Lakewood Center Mortgage Loan and the Lakewood Center Companion Loans are collectively referred to herein as the “Lakewood Center Loan Combination”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Lakewood Center Loan Combination is being serviced pursuant to the DBWF 2015-LCM pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Lakewood Center Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—Lakewood Center Loan Combination” in the Free Writing Prospectus.

The Mortgaged Property identified on Annex A–1 to the Free Writing Prospectus as Eden Roc secures (i) two promissory notes designated as Note A-1 and Note A-2, with an aggregate outstanding principal balance as of the Cut–off Date of $95,000,000 (the “Eden Roc Mortgage Loan”), representing approximately 6.8% of the Initial Outstanding Pool Balance and (ii) two promissory notes designated as Note A-3 and Note A-4 with an aggregate outstanding principal balance as of the Cut-off Date of $95,000,000 (the “Eden Roc Companion Loans”), which Eden Roc Companion Loans are currently being held by Citigroup Global Markets Realty Corp. and are expected to be contributed to one more future securitizations. The Eden Roc Mortgage Loan and the Eden Roc Companion Loans are pari passu in right of payment and are collectively referred to herein as the “Eden Roc Loan Combination”.

The Eden Roc Loan Combination will be serviced pursuant to the COMM 2015-CCRE24 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the Eden Roc Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—The Eden Roc Loan Combination” in the Free Writing Prospectus.

The portfolio of Mortgaged Properties identified on Annex A–1 to the Free Writing Prospectus as Heartland Industrial Portfolio secures (i) a promissory note designated as Note A-2, with an outstanding principal balance as of the Cut–off Date of $95,000,000 (the “Heartland Industrial Portfolio Mortgage Loan”), representing approximately 6.8% of the Initial Outstanding Pool Balance, and (ii) a promissory note designated as Note A-1 (the “Heartland Industrial Portfolio Note A-1 Companion Loan”) and a promissory note designated as Note A-3 (together with the Heartland Industrial Portfolio Note A-1 Companion Loan, the “Heartland Industrial Portfolio Companion Loans”), with an aggregate outstanding principal balance as of the Cut-off Date of $155,000,000, which are currently being held by GACC and are expected to be included to one or more future securitizations. The Heartland Industrial Portfolio Mortgage Loan and the Heartland Industrial Portfolio Companion Loans are pari passu in right of payment and are collectively referred to herein as the “The Heartland Industrial Portfolio Loan Combination”.

The Heartland Industrial Portfolio Loan Combination will initially be serviced pursuant to the COMM 2015-CCRE24 pooling and servicing agreement (the “Pooling and Servicing Agreement”) and the related intercreditor agreement. Upon securitization of the Heartland Industrial Portfolio Note A-1 Companion Loan (the “Heartland Industrial Portfolio Note A-1 Securitization Date”), the servicing of the Heartland Industrial Portfolio Loan Combination will transfer to the pooling and servicing agreement for that securitization (the “Heartland Industrial Portfolio Note A-1 Pooling and Servicing Agreement”); however, Wells Fargo Bank, National Association is expected to continue to act as the primary servicer and LNR Partners, LLC is expected to continue to act as the special servicer for the Heartland Industrial Portfolio Loan Combination pursuant to the Heartland Industrial Portfolio Note A-1 Pooling and Servicing Agreement and the related intercreditor agreement. For additional information regarding The Heartland Industrial Portfolio Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—The Heartland Industrial Portfolio Loan Combination” in the Free Writing Prospectus.

The Mortgaged Property identified on Annex A–1 to the Free Writing Prospectus as 40 Wall Street secures (i) a promissory note designated as Note A-3 (the “40 Wall Street Mortgage Loan”), with an outstanding principal balance as of the Cut–off Date of $59,883,649 (the “40 Wall Street Mortgage Loan”), representing approximately 4.3% of the Initial Outstanding Pool Balance and (ii) two promissory notes designated as Note A-1 (the “40 Wall Street Note A-1 Companion Loan”) and Note A-2 (together with the 40 Wall Street Note A-1 Companion Loan, the “40 Wall Street Companion Loans”), with an aggregate outstanding principal balance as of the Cut-off Date of $99,806,081, which are currently being held by LCF or an affiliate and are expected to be contributed to one or more future securitizations. The 40 Wall Street Mortgage Loan and the 40 Wall Street Companion Loans are pari passu in right of payment and are collectively referred to herein as the “40 Wall Street Loan Combination.”

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The 40 Wall Street Loan Combination will initially be serviced pursuant to the COMM 2015-CCRE24 Pooling and Servicing Agreement and the related intercreditor agreement. Upon securitization of the 40 Wall Street Note A-1 Companion Loan (the “40 Wall Street Note A-1 Securitization Date”), the servicing of the 40 Wall Street Loan Combination will transfer to the pooling and servicing agreement for that securitization. For additional information regarding the 40 Wall Street Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—The 40 Wall Street Loan Combination” in the Free Writing Prospectus.

The Mortgaged Property identified on Annex A–1 to the Free Writing Prospectus as La Gran Plaza secures (i) a promissory note designated as Note A-1, with an outstanding principal balance as of the Cut–off Date of $25,898,101 (the “La Gran Plaza Mortgage Loan”), representing approximately 1.9% of the Initial Outstanding Pool Balance, and (ii) two promissory notes designated as Note A-2 (the “La Gran Plaza Note A-2 Companion Loan”) and Note A-3 (the “La Gran Plaza Note A-3 Companion Loan” and, together with the La Gran Plaza Note A-2 Companion Loan, the “Lan Gran Plaza Companion Loans”), with an aggregate outstanding principal balance as of the Cut-off Date of $49,804,040. The La Gran Plaza Note A-2 Companion Loan and the La Gran Plaza Note A-3 Companion Loan are currently held by the COMM 2015-LC21 Mortgage Trust and the COMM 2014-CCRE23 Mortgage Trust, respectively. The La Gran Plaza Mortgaged Loan and the La Gran Plaza Companion Loan are pari passu in right of payment and are collectively referred to herein as the “La Gran Plaza Loan Combination”.

The La Gran Plaza Loan Combination will be serviced pursuant to the Pooling and Servicing Agreement and the related intercreditor agreement. For additional information regarding The La Gran Plaza Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—The La Gran Plaza Loan Combination” in the Free Writing Prospectus.

The Lakewood Center Mortgage Loan is a “Non-Serviced Mortgage Loan” and the Lakewood Center Loan Combination is a “Non-Serviced Loan Combination”.

Each of the Eden Roc Mortgage Loan and the La Gran Plaza Mortgage Loan is a “Serviced Mortgage Loan” and each of the Eden Roc Loan Combination and the La Gran Plaza Loan Combination is a “Serviced Loan Combination”.

Each of the Heartland Industrial Portfolio Mortgage Loan and the 40 Wall Street Mortgage Loan is a “Servicing Shift Mortgage Loan” and each of the Heartland Industrial Portfolio Loan Combination and the 40 Wall Street Loan Combination is a “Servicing Shift Loan Combination”.

Control Rights and Directing Holder:

Controlling Class Certificateholders will have certain control rights over servicing matters with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combinations (other than Servicing Shift Loan Combinations). The majority owner or appointed representative of the Class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Holder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combinations (other than Servicing Shift Loan Combinations). Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to such Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combinations (other than Servicing Shift Loan Combinations).

It is expected that LNR Securities Holdings, LLC or its affiliate will be the initial Directing Holder with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combination (other than Servicing Shift Loan Combinations).

For a description of the directing holder for each Non-Serviced Loan Combination and Servicing Shift Loan Combination, see “Description of the Mortgage Pool—Loan Combinations” and “Description of the Pooling and Servicing Agreement—The Directing Holder” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Control Eligible Certificates:	Class E, Class F, Class G and Class H Certificates.

Controlling Class:	The Controlling Class will be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance of such Class.

The Controlling Class as of the Settlement Date will be the Class H Certificates.

Appraised-Out Class:	Any Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reductions Amounts allocable to such Class, to no longer be the Controlling Class.

Remedies Available to Holders
of an Appraised-Out Class:	Holders of the majority of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of an Appraisal Reduction Amounts in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Mortgage Loan (other than Non-Serviced Mortgage Loans and Service Shifting Mortgage Loans) for which an Appraisal Reduction Event has occurred. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the Appraisal Reduction Amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the Appraisal Reduction Amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

Control Termination Event:	Will occur with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) or Serviced Loan Combination (other than Servicing Shifting Loan Combinations) when no Class of Control Eligible Certificates has an aggregate Certificate Balance (as notionally or actually reduced by any Appraisal Reduction Amounts and Realized Losses) equal to or greater than 25% of the initial Certificate Balance of such Class.

Upon the occurrence and the continuance of a Control Termination Event, the Directing Holder will no longer have any Control Rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Mortgage Loan (other than the Non-Serviced Mortgage Loans and Service Shift Mortgage Loans).

Upon the occurrence and continuation of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combinations (other than Servicing Shift Loan Combinations). Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:	Will occur with respect to any Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loans) and Serviced Loan Combinations (other than Servicing Shift Loan Combinations) when, without giving regard to the application of any Appraisal Reduction Amounts (i.e., giving effect to principal reduction through Realized Losses only), there is no Class of Control Eligible Certificates that has an aggregate Certificate Balance equal to 25% or more of the initial Certificate Balance of such Class.

Upon the occurrence and continuance of a Consultation Termination Event the Directing Holder will have no rights under the Pooling and Servicing Agreement other than those rights that all Certificateholders have.

Appointment and Replacement
of Special Servicer:	The Directing Holder will appoint the initial Special Servicer as of the Settlement Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer (other than with respect to the Non-Serviced Loan Combinations and Servicing Shift Loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Combinations) may generally be replaced at any time by the Directing Holder.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Loan Combinations and Servicing Shift Loan Combinations) will occur based on a vote of holders of all voting eligible Classes of Certificates as described below. See “Description of the Mortgage Pool—Loan Combinations” and “Description of the Pooling and Servicing Agreement” in the Free Writing Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Loan Combinations and Servicing Shift Loan Combinations.

Replacement of Special Servicer
by Vote of Certificateholders:	Other than with respect to Non-Serviced Loan Combinations and Servicing Shift Loan Combinations, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of Certificates evidencing not less than 25% of the voting rights of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates, the Certificate Administrator will be required to promptly provide written notice to all certificateholders of such request and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction (within 180 days) of (i) Holders of at least 75% of a Certificateholder Quorum or (ii) the Holders of more than 50% of the voting rights of each Class of Non-Reduced Certificates, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Loan Combinations and Servicing Shift Loan Combinations).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all classes of Certificates entitled to principal, on an aggregate basis.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer (other than with respect to Non-Serviced Loan Combinations and Servicing Shift Loan Combinations). The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Loan Combinations and Servicing Shift Loan Combinations) must be confirmed by a majority of the voting rights of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates.

See “Description of the Mortgage Pool—Loan Combinations” and “Description of the Pooling and Servicing Agreement” in the Free Writing Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Loan Combinations and Servicing Shift Loan Combinations.

Cap on Workout and Liquidation
Fees:	The workout fees and liquidation fees payable to a Special Servicer under the Pooling and Servicing Agreement will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout and/or liquidation

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the Pooling and Servicing Agreement will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:	The special servicing fee will equal the greater of (i) 0.25% per annum and (ii) the rate that would result in a special servicing fee of $1,000 for the related month of the stated principal balance of the related specially serviced loan or REO property, as applicable. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the Pooling and Servicing Agreement (including in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Loan Combination, if any, and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Loan Combination, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly permitted in the Pooling and Servicing Agreement and other than commercially reasonable treasury management fees, banking fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any mortgage loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:	With respect to the Mortgage Loans (other than with respect to Non-Serviced Loan Combinations and Servicing Shift Loan Combinations) and prior to the occurrence of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website but will not have any approval or consultation rights. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the Certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote, provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The Operating Advisor will not have consultation rights in respect of Non-Serviced Loan Combinations and Servicing Shift Loan Combinations.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)

						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
$708,500	-	$7,499,999	42	$157,091,552	11.3%	4.6793%	117	1.57x	65.5%	55.5%
$7,500,000	-	$14,999,999	11	$106,343,735	7.7%	4.5171%	109	1.81x	66.8%	59.7%
$15,000,000	-	$24,999,999	11	$218,950,904	15.8%	4.5453%	118	1.79x	67.7%	58.6%
$25,000,000	-	$49,999,999	9	$275,798,101	19.9%	4.4099%	119	1.65x	63.3%	55.8%
$50,000,000	-	$74,999,999	5	$320,605,388	23.1%	4.4681%	119	1.63x	62.0%	54.1%
$75,000,000	-	$119,365,623	3	$309,365,623	22.3%	3.9792%	123	1.96x	51.0%	43.3%
Total/Weighted Average			81	$1,388,155,304	100.0%	4.3874%	119	1.74x	61.5%	53.3%

Distribution of Mortgage Rates(1)

						Weighted Averages
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
3.4320%	-	4.4999%	28	$727,509,261	52.4%	4.0885%	120	1.93x	55.6%	47.5%
4.5000%	-	4.7499%	26	$375,766,534	27.1%	4.5885%	119	1.59x	67.0%	60.2%
4.7500%	-	5.4730%	27	$284,879,509	20.5%	4.8856%	117	1.46x	69.1%	59.3%
Total/Weighted Average			81	$1,388,155,304	100.0%	4.3874%	119	1.74x	61.5%	53.3%

Property Type Distribution(1)(5)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units/Rooms/Pads/ NRA	Cut-off Date Balance per Unit/Room/Pad/ NRA	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
Retail(6)	24	$339,305,822	24.4%	3,417,051	$288	4.1585%	122	96.1%	1.77x	56.7%	46.8%
Anchored(6)	18	$313,938,452	22.6%	3,248,450	$297	4.1285%	122	96.1%	1.78x	56.5%	46.6%
Unanchored	6	$25,367,370	1.8%	168,601	$184	4.5295%	118	95.7%	1.66x	59.4%	49.2%
Hospitality	11	$273,810,031	19.7%	1,844	$231,966	4.5116%	117	76.6%	2.14x	57.7%	51.7%
Full Service	4	$202,032,493	14.6%	1,281	$251,472	4.4898%	119	77.5%	2.05x	55.7%	49.2%
Limited Service	4	$48,988,433	3.5%	252	$224,848	4.6220%	118	73.9%	2.37x	62.3%	59.8%
Extended Stay	2	$12,289,106	0.9%	174	$72,378	4.6027%	117	76.9%	1.87x	67.9%	51.1%
Select Service	1	$10,500,000	0.8%	137	$76,642	4.3100%	58	71.7%	3.14x	63.3%	63.3%
Office	33	$266,210,575	19.2%	3,030,210	$155	4.4672%	119	95.6%	1.70x	58.1%	50.3%
Suburban	27	$157,243,086	11.3%	1,358,641	$163	4.8245%	119	96.4%	1.39x	68.7%	61.0%
CBD	5	$101,967,489	7.3%	1,624,138	$143	3.9192%	119	94.8%	2.18x	41.4%	33.5%
Medical	1	$7,000,000	0.5%	47,431	$148	4.4220%	119	89.1%	1.65x	61.9%	52.8%
Industrial	26	$154,879,828	11.2%	7,586,147	$52	4.4373%	119	94.5%	1.39x	73.0%	66.5%
Mixed Use	5	$134,829,841	9.7%	1,630,768	$24,217	4.1913%	119	75.9%	1.98x	63.4%	53.8%
Office Parking	1	$62,321,740	4.5%	290,501	$215	4.2700%	119	60.3%	1.53x	74.9%	60.2%
Office/Retail	2	$55,898,101	4.0%	1,209,771	$124	4.0565%	118	88.9%	2.62x	51.5%	45.7%
Office/Retail/Warehouse	1	$9,700,000	0.7%	29	$334,483	4.5200%	119	96.7%	1.24x	68.3%	62.5%
Multifamily/Retail	1	$6,910,000	0.5%	130,467	$53	4.1100%	117	82.6%	1.92x	49.7%	49.7%
Multifamily	18	$131,499,376	9.5%	2,334	$64,230	4.6323%	119	94.6%	1.34x	66.8%	57.4%
Manufactured Housing Community	7	$77,403,763	5.6%	1,209	$85,079	4.4577%	115	95.4%	1.33x	71.9%	64.5%
Self Storage	4	$10,216,067	0.7%	209,817	$56	4.7325%	119	87.0%	1.43x	62.1%	52.0%
Total/Weighted Average	128	$1,388,155,304	100.0%			4.3874%	119	89.8%	1.74x	61.5%	53.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

COMM 2015-CCRE24 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(5)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
California	13	$360,591,610	26.0%	4.0881%	123	2.01x	51.6%	44.7%
Southern(7)	9	$282,300,623	20.3%	4.0095%	124	2.18x	50.4%	43.5%
Northern(7)	4	$78,290,987	5.6%	4.3714%	119	1.43x	55.9%	48.8%
Florida	14	$158,618,780	11.4%	4.4632%	116	2.00x	53.4%	49.7%
New York	5	$131,033,347	9.4%	4.0711%	119	1.65x	52.2%	44.8%
New York City	2	$69,583,649	5.0%	3.7842%	119	1.98x	35.0%	26.9%
Remaining New York State	3	$61,449,698	4.4%	4.3960%	119	1.28x	71.6%	65.0%
Colorado	6	$121,617,667	8.8%	4.7943%	119	1.48x	64.4%	57.0%
Texas	12	$110,017,937	7.9%	4.5590%	118	1.45x	68.8%	56.9%
Other	78	$506,275,962	36.5%	4.5238%	117	1.61x	71.1%	61.2%
Total/Weighted Average	128	$1,388,155,304	100.0%	4.3874%	119	1.74x	61.5%	53.3%

Distribution of Cut-off Date LTV Ratios(1)(3)(4)

						Weighted Averages
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date or ARD LTV
29.6%	-	54.9%	12	$410,054,340	29.5%	3.9557%	122	2.18x	42.1%	34.9%
55.0%	-	59.9%	4	$38,258,832	2.8%	4.1978%	118	2.03x	56.2%	45.2%
60.0%	-	64.9%	17	$241,111,805	17.4%	4.6326%	116	1.76x	63.8%	56.6%
65.0%	-	69.9%	14	$128,067,485	9.2%	4.6693%	118	1.59x	68.6%	64.6%
70.0%	-	74.9%	32	$531,437,841	38.3%	4.5351%	118	1.43x	73.0%	63.0%
75.0%	-	75.0%	2	$39,225,000	2.8%	4.6579%	119	1.43x	75.0%	66.2%
Total/Weighted Average			81	$1,388,155,304	100.0%	4.3874%	119	1.74x	61.5%	53.3%

Distribution of Maturity Date or ARD LTV Ratios(1)(3)

						Weighted Averages
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(4)	Maturity Date or ARD LTV
21.1%	-	49.9%	16	$432,817,935	31.2%	3.9909%	122	2.10x	43.3%	34.6%
50.0%	-	54.9%	8	$72,720,315	5.2%	4.3569%	118	2.02x	61.0%	52.5%
55.0%	-	59.9%	19	$295,051,483	21.3%	4.6710%	119	1.57x	67.4%	57.8%
60.0%	-	64.9%	22	$295,022,170	21.3%	4.5664%	117	1.63x	71.5%	62.1%
65.0%	-	69.3%	16	$292,543,400	21.1%	4.5152%	117	1.41x	72.5%	67.9%
Total/Weighted Average			81	$1,388,155,304	100.0%	4.3874%	119	1.74x	61.5%	53.3%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)

						Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
1.23x	-	1.39x	23	$421,879,417	30.4%	4.5621%	118	1.31x	69.6%	62.5%
1.40x	-	1.44x	6	$64,767,744	4.7%	4.6985%	119	1.42x	73.5%	62.5%
1.45x	-	1.54x	15	$167,323,068	12.1%	4.6253%	119	1.50x	71.7%	58.3%
1.55x	-	1.99x	24	$322,121,930	23.2%	4.5202%	119	1.68x	65.5%	57.9%
2.00x	-	2.49x	8	$323,201,145	23.3%	3.8830%	123	2.20x	41.6%	32.6%
2.50x	-	2.99x	3	$48,362,000	3.5%	4.4316%	118	2.76x	58.0%	58.0%
3.00x	-	3.39x	2	$40,500,000	2.9%	4.0048%	103	3.33x	46.0%	46.0%
Total/Weighted Average			81	1,388,155,304	100.0%	4.3874%	119	1.74x	61.5%	53.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

COMM 2015-CCRE24 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity or ARD(1)(2)

				Weighted Averages
Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
60	2	$15,120,000	1.1%	4.5216%	58	2.56x	66.0%	64.7%
84	1	$9,100,000	0.7%	4.7795%	83	1.33x	73.1%	67.2%
120	77	$1,244,569,681	89.7%	4.4746%	119	1.69x	63.6%	56.1%
132	1	$119,365,623	8.6%	3.4320%	130	2.14x	37.9%	22.0%
Total/Weighted Average	81	$1,388,155,304	100.0%	4.3874%	119	1.74x	61.5%	53.3%

Distribution of Remaining Terms to Maturity or ARD(1)(2)

						Weighted Averages
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
58	-	60	2	$15,120,000	1.1%	4.5216%	58	2.56x	66.0%	64.7%
83	-	84	1	$9,100,000	0.7%	4.7795%	83	1.33x	73.1%	67.2%
112	-	120	77	$1,244,569,681	89.7%	4.4746%	119	1.69x	63.6%	56.1%
130	-	130	1	$119,365,623	8.6%	3.4320%	130	2.14x	37.9%	22.0%
Total/Weighted Average			81	$1,388,155,304	100.0%	4.3874%	119	1.74x	61.5%	53.3%

Distribution of Underwritten NOI Debt Yields(1)(4)

						Weighted Averages
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
7.5%	-	7.9%	5	$172,910,000	12.5%	4.5216%	120	1.38x	66.9%	62.7%
8.0%	-	8.9%	14	$286,664,909	20.7%	4.5909%	118	1.32x	70.8%	63.9%
9.0%	-	9.9%	20	$180,798,733	13.0%	4.4727%	117	1.53x	68.6%	58.6%
10.0%	-	12.4%	27	$424,529,263	30.6%	4.5521%	119	1.80x	63.2%	54.9%
12.5%	-	14.9%	11	$288,144,869	20.8%	3.8259%	123	2.32x	42.5%	32.3%
15.0%	-	16.8%	4	$35,107,530	2.5%	4.2441%	100	2.48x	57.5%	46.8%
Total/Weighted Average			81	$1,388,155,304	100.0%	4.3874%	119	1.74x	61.5%	53.3%

Amortization Types(1)

				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
Interest Only, then Amortizing	28	$549,618,000	39.6%	4.5355%	118	1.40x	68.5%	61.4%
Amortizing Balloon	34	$530,801,904	38.2%	4.2039%	121	1.77x	57.7%	43.9%
Interest Only	10	$284,297,000	20.5%	4.3812%	117	2.35x	54.3%	54.3%
Interest Only, then Amortizing ARD	2	$11,975,000	0.9%	4.9959%	119	1.47x	74.4%	66.6%
Interest Only, ARD	7	$11,463,400	0.8%	5.3059%	119	1.66x	65.0%	65.0%
Total/Weighted Average	81	$1,388,155,304	100.0%	4.3874%	119	1.74x	61.5%	53.3%

Footnotes:

(1)	With respect to the LTV, DSCR, debt yield, and cut-off date balance per Unit/Room/Pad/NRA calculations include the related pari passu companion loan(s).
(2)	In the case of the nine mortgage loans with an anticipated repayment date, Original Terms to Maturity or ARD and Remaining Terms to Maturity or ARD are through the related anticipated repayment date.
(3)	With respect to two properties in a portfolio, representing 2.3% of the initial outstanding principal balance, the Cut-off Date LTV Ratio and Maturity Date or ARD LTV have in certain cases been calculated based on the “as complete” value. For additional information, see the Footnotes to Annex A-1 in the Free Writing Prospectus.
(4)	With respect to one mortgage loans, representing approximately 0.8% of the initial outstanding pool balance as of the cut-off date, the loan-to-value ratio and the debt yield for such mortgage loan has been calculated based on the mortgage loan balance net of a holdback reserve or an earnout reserve. For additional information, see the definitions of “Cut-off Date Loan-to-Value Ratio” and “Cut-off Date U/W NOI Debt Yield” in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this Free Writing Prospectus.
(5)	Reflects allocated loan amount for properties securing multi-property mortgage loans.
(6)	Anchored retail includes anchored, single tenant, shadow anchored and outlet center properties.
(7)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

COMM 2015-CCRE24 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Units/Rooms/Pads/ NRA(1)	Cut-off Date LTV Ratio(1)(2)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
Lakewood Center	GACC	Lakewood, CA	Retail	$119,365,623	8.6%	$115	37.9%	2.14x	14.8%
Eden Roc	CCRE	Miami Beach, FL	Hospitality	$95,000,000	6.8%	$301,109	44.2%	2.34x	12.0%
Heartland Industrial Portfolio	GACC	Various, Various	Industrial	$95,000,000	6.8%	$37	74.4%	1.36x	8.6%
Palazzo Verdi	LCF	Greenwood Village, CO	Office	$73,500,000	5.3%	$243	64.7%	1.31x	8.7%
Equinox West LA	CCRE	Los Angeles, CA	Retail	$66,400,000	4.8%	$612	69.2%	1.60x	7.6%
Two Chatham Center & Garage	GACC	Pittsburgh, PA	Mixed Use	$62,321,740	4.5%	$215	74.9%	1.53x	9.5%
40 Wall Street	LCF	New York, NY	Office	$59,883,649	4.3%	$137	29.6%	2.10x	14.0%
Westin Portland	GACC	Portland, OR	Hospitality	$58,500,000	4.2%	$285,366	70.0%	1.69x	11.8%
Carefree Natomas Apartments	CCRE	Sacramento, CA	Multifamily	$37,800,000	2.7%	$75,600	53.5%	1.24x	7.9%
Bunker Hill Village and Valley Forge Village MHC	LCF	Bohemia, NY	Manufactured Housing Community	$37,650,000	2.7%	$96,787	71.4%	1.25x	7.5%
Total/Weighted Average				$705,421,011	50.8%		57.3%	1.73x	10.7%
(1)	With respect to the Lakewood Center Loan, Eden Roc Loan, Heartland Industrial Portfolio Loan and 40 Wall Street Loan, the Cut-off Date LTV, DSCR, Debt Yield and Cut-off Date balance per Units/Room/Pads/NRA calculations include the related pari passu companion loan(s).
(2)	With respect to the Heartland Industrial Portfolio Loan, the Cut-off Date LTV ratio has been calculated based on the portfolio appraised value, which attributes a premium to the aggregate value of the Heartland Industrial Portfolio as a whole. For additional information, see the Footnotes to Annex A-1 in the Free Writing Prospectus.

Pari Passu Companion Loan Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loans Cut-off Date Balance	Loan Combination Cut-off Date Balance	Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
Lakewood Center	$119,365,623	$289,365,623(1)	$408,731,246(1)	DBWF 2015-LCM	Wells Fargo	Midland Loan Services	DBWF 2015-LCM
Eden Roc	$95,000,000	$95,000,000	$190,000,000	COMM 2015-CCRE24	Wells Fargo	LNR	COMM 2015-CCRE24
Heartland Industrial Portfolio	$95,000,000	$155,000,000	$250,000,000	See (2) below	See (2) below	See (2) below	See (2) below
40 Wall Street	$59,883,649	$99,806,081	$159,689,730	See (3) below	See (3) below	See (3) below	See (3) below
La Gran Plaza	$25,898,101	$49,804,040	$75,702,141	COMM 2015-CCRE24	Wells Fargo	LNR	COMM 2015-CCRE24
(1)	The Loan Combination Cut-off Date balance is comprised of the pari passu companion loan and two subordinate companion loans in the aggregate original amount of $290.0 million.
(2)	Prior to the Heartland Industrial Portfolio Note A-1 Securitization Date, the Heartland Industrial Portfolio Loan Combination will be serviced under the Pooling and Servicing Agreement and the related intercreditor agreement, and the directing holder will be the holder of the Heartland Industrial Portfolio Note A-1 Companion Loan, which initially is expected to be held by GACC or an affiliate thereof. After the Heartland Industrial Portfolio Note A-1 Securitization Date, it is expected that the Heartland Industrial Portfolio Loan Combination will be serviced under the Heartland Industrial Portfolio Note A-1 Pooling and Servicing Agreement and the related intercreditor agreement, and it is expected that the directing holder of the Heartland Industrial Portfolio Loan Combination will be the directing holder or its equivalent under the Heartland Industrial Portfolio Note A-1 Pooling and Servicing Agreement. See “Description of the Mortgage Pool—Loan Combinations—Heartland Industrial Portfolio Loan Combination” in the Free Writing Prospectus.
(3)	Prior to the 40 Wall Street Note A-1 Securitization Date, the 40 Wall Street Loan Combination will be serviced under the Pooling and Servicing Agreement and the related intercreditor agreement, and the directing holder will be the holder of the 40 Wall Street Note A-1 Companion Loan, which initially is expected to be held by LCF or an affiliate thereof. After the 40 Wall Street Note A-1 Securitization Date, it is expected that the 40 Wall Street Loan Combination will be serviced under the 40 Wall Street Note A-1 Pooling and Servicing Agreement and the related intercreditor agreement, and it is expected that the directing holder of the 40 Wall Street Loan Combination will be the directing holder or its equivalent under the 40 Wall Street Note A-1 Pooling and Servicing Agreement. See “Description of the Mortgage Pool—Loan Combinations—40 Wall Street Loan Combination” in the Free Writing Prospectus.

Existing Mezzanine Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield
McMullen Portfolio	$32,100,000	$4,280,000	1.42x	1.12x	75.0%	85.0%	10.2%	9.0%

Subordinate Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield
Lakewood Center	$119,365,623	$170,000,000	2.14x	1.56x	37.9%	64.9%	14.8%	8.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Credit Assessment (Moody’s/Fitch/ Morningstar):	A3/A/AAA
Sponsor:	The Macerich Partnership, L.P.
Borrower:	Macerich Lakewood LP; New Lake LLC
Original Balance(1):	$120,000,000
Cut-off Date Balance:	$119,365,623
% by Initial UPB:	8.6%
Interest Rate:	3.4320%
Payment Date:	1st of each month
First Payment Date:	July 1, 2015
Maturity Date:	June 1, 2026
Amortization(2):	256 months
Additional Debt(1):	$120,000,000 Pari Passu Debt; $170,000,000 Subordinate Secured Debt
Call Protection:	L(26), DorYM1(101), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing

Financial Information(4)
	Senior Notes	Total Debt
Cut-off Date Balance / Sq. Ft.:	$115	$197
Balloon Balance / Sq. Ft.:	$87	$148
Cut-off Date LTV:	37.9%	64.9%
Balloon LTV:	22.0%	48.9%
Underwritten NOI DSCR(5):	2.22x	1.62x
Underwritten NCF DSCR(5):	2.14x	1.56x
Underwritten NOI Debt Yield:	14.8%	8.7%
Underwritten NCF Debt Yield:	14.3%	8.3%
Underwritten NOI Debt Yield at Balloon:	25.5%	11.5%
Underwritten NCF Debt Yield at Balloon:	24.6%	11.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall
Collateral:	Fee Simple
Location:	Lakewood, CA
Year Built / Renovated:	1951 / 1978, 1996, 2012
Total Sq. Ft.:	2,074,270
Property Management:	Macerich Property Management Company, LLC
Underwritten NOI:	$35,403,071
Underwritten NCF:	$34,111,105
Appraised Value:	$630,000,000
Appraisal Date:	May 1, 2015

Historical NOI
Most Recent NOI:	$33,982,874 (T-12 March 31, 2015)
2014 NOI:	$32,823,457 (December 31, 2014)
2013 NOI:	$31,107,880 (December 31, 2013)
2012 NOI:	$29,308,397 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	97.8% (May 8, 2015)
2014 Occupancy:	98.7% (December 31, 2014)
2013 Occupancy:	98.8% (December 31, 2013)
2012 Occupancy:	96.9% (December 31, 2012)
(1)	The Original Balance of $120.0 million represents the senior non-controlling Note A-1 which, together with a senior pari passu Note A-2 with an original principal balance of $120.0 million and two subordinate notes, evidenced by Note B-1 and Note B-2, with an aggregate original principal balance of $170.0 million, comprises the Lakewood Center Loan Combination with an aggregate original principal balance of $410.0 million. For additional information regarding the pari passu companion loan and subordinate companion loans, see “The Loan” and “Current Mezzanine or Subordinate Indebtedness” herein.

(2)	The Lakewood Center Loan Combination amortizes on a 360-month amortization schedule. However, payments of principal are directed first to the Note A-1 and Note A-2, on a pro rata basis, until the outstanding principal balance on Note A-1 and Note A-2 are reduced to zero, yielding an effective 256-month amortization schedule for Note A-1 and Note A-2. For a schedule of principal and interest payments see Annex H to this Free Writing Prospectus.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate original principal balance of $240.0 million of the Lakewood Center Loan and the Lakewood Center Pari Passu Companion Loan.

(5)	Calculated using the annual debt service payment which is equal to the first 12 amortizing payments. For a schedule of principal and interest payments see Annex H to this Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft. (2)	% of Total Collateral Sq. Ft.	Lease Expiration	Annual UW Base Rent PSF(2)	Total Sales (000s)(3)(4)	Sales PSF(3)(4)	Occupancy Cost (% of Sales)(3)(4)(5)

Anchors
Macy’s	BBB+/Baa2/BBB+	362,852	17.5%	6/30/2020	$0.21	$42,678	$118	1.0%
Costco(6)	A+/A1/A+	166,718	8.0%	2/25/2029	$5.55	$125,000	$750	1.1%
JCPenney	CCC/Caa1/CCC+	162,690	7.8%	1/31/2017	$0.37	$23,299	$143	1.2%
Target	A-/A2/A	160,058	7.7%	1/31/2025	$1.66	$49,084	$307	1.1%
The Home Depot	A/A2/A	133,029	6.4%	1/31/2021	$7.00	$48,347	$363	2.4%
Forever 21	NR/NR/NR	80,688	3.9%	1/31/2022	$14.90	$9,417	$117	14.9%
Total Anchor Tenants		1,066,035	51.4%		$3.25	$297,824	$279	1.8%

Major Tenants (>25,000 sq. ft.)
Pacific Theatres(7)	NR/NR/NR	90,944	4.4%	2/28/2023	$6.64	$7,699	$481,189	14.1%
Albertsons	NR/NR/B	50,000	2.4%	4/30/2026	$10.20	$19,730	$395	3.5%
24 Hour Fitness	NR/NR/B	45,000	2.2%	12/31/2027	$23.50	NAP	NAP	NAP
Best Buy(6)	BB/Baa2/BB	45,000	2.2%	1/31/2019	$21.30	$56,000	$1,244	1.9%
Round 1 Bowling & Amusement	NR/NR/NR	42,802	2.1%	7/31/2023	$12.45	$4,676	$109	17.2%
Sports Authority	NR/NR/NR	42,481	2.0%	1/31/2022	$12.60	NAP	NAP	NAP
Nordstrom Rack	BBB+/Baa1/A-	33,244	1.6%	10/31/2020	$28.00	NAP	NAP	NAP
Bed Bath & Beyond	NR/Baa1/A-	26,046	1.3%	1/31/2018	$13.00	$7,085	$272	7.9%
Total Major Tenants(8)		375,517	18.1%		$14.56	$95,190	$534	3.6%

In-line Tenants(9)		275,923	13.3%		$36.73	$97,590	$468	13.6%
Food Court / Restaurant		29,807	1.4%		$45.97	$13,115	$550	12.3%
Out Parcel		239,385	11.5%		$31.05	$66,327	$424	8.9%
Kiosk(4)		3,078	0.1%		$390.23	NAP	NAP	NAP
Specialty Leasing(4)(10)		39,813	1.9%		NAP	NAP	NAP	NAP
Total Occupied		2,029,558	97.8%

Vacant		44,712	2.2%
Total Sq. Ft.		2,074,270	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Total sq. ft. and Base Rent PSF are based on the May 8, 2015 rent roll.

(3)	All sales information presented herein with respect to the Lakewood Center Property is based upon information provided by the borrower; in certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have timely reported sales. Further, because tenant sales information is self-reported, such information was not independently verified by the borrower.

(4)	TTM March 2015 Sales, TTM March 2015 Sales PSF and TTM March 2015 Occupancy Cost ratios represent tenants that have reported a full 12 months of sales and are in occupancy per the May 8, 2015 rent roll. For the purpose of this chart, sales figures for Specialty Leasing and Kiosk tenants have been excluded.

(5)	TTM March 2015 Occupancy Cost is based on the gross rent of each tenant including U/W Base Rent and expense reimbursements.

(6)	Sales figures for Costco and Best Buy are estimated based upon information provided to the borrower by the tenant.

(7)	TTM March 2015 Sales PSF for Pacific Theatres represents sales per screen based on 16 screens. Pacific Theatres has TTM March 2015 Sales PSF of $85.

(8)	TTM March 2015 Sales PSF and TTM March 2015 Occupancy Cost for Total Major Tenants excludes Pacific Theatres.

(9)	In-line Tenants include tenants that are less than 10,000 sq. ft. (excluding Food Court / Restaurant tenants, Out Parcel, Kiosk and Specialty Leasing tenants), as well as Victoria’s Secret (11,830 sq. ft.).

(10)	Specialty Leasing represents tenants with short-term lease or license agreements with a duration that is typically 12 months or less.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
Other(2)	34	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Specialty(3)	21	39,813	1.9%	39,813	1.9%	$0.00	0.0%	0.0%
2015	12	39,968	1.9%	79,781	3.8%	$32.93	4.5%	4.5%
2016	24	60,764	2.9%	140,545	6.8%	$36.79	7.7%	12.2%
2017	27	259,908	12.5%	400,453	19.3%	$14.28	12.8%	25.0%
2018	18	91,510	4.4%	491,963	23.7%	$29.03	9.1%	34.1%
2019	10	58,015	2.8%	549,978	26.5%	$29.09	5.8%	39.9%
2020	11	419,588	20.2%	969,566	46.7%	$5.01	7.2%	47.2%
2021	11	172,333	8.3%	1,141,899	55.1%	$13.74	8.1%	55.3%
2022	11	147,726	7.1%	1,289,625	62.2%	$19.13	9.7%	65.0%
2023	18	201,975	9.7%	1,491,600	71.9%	$17.27	12.0%	77.0%
2024	13	56,827	2.7%	1,548,427	74.6%	$39.48	7.7%	84.7%
2025	9	182,282	8.8%	1,730,709	83.4%	$5.05	3.2%	87.9%
Thereafter	10	298,849	14.4%	2,029,558	97.8%	$11.76	12.1%	100.0%
Vacant	NAP	44,712	2.2%	2,074,270	100.0%	NAP	NAP
Total / Wtd. Avg.	229	2,074,270	100.0%			$14.32	100.0%
(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the site plan.

(2)	Other tenants include temporary tenants, ATM, mall media and any other tenants that were not included in the underwritten square footage.

(3)	Specialty tenants represent kiosks and other tenants with short-term leases or license agreements with a duration that is typically 12 months or less. Rent for the specialty tenants was not included in underwritten base rent but has been underwritten with other income.

The Loan. The Lakewood Center loan (the “Lakewood Center Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 2,074,270 sq. ft super regional mall located at 500 Lakewood Center in Lakewood, California (the “Lakewood Center Property”) The Lakewood Center Loan is evidenced by the senior non-controlling Note A-1 with an original principle balance of $120.0 million and, together with a senior pari passu Note A-2 with an original principal balance of $120.0 million (the “Lakewood Center Pari Passu Companion Loan”) and two subordinate notes, evidenced by Note B-1 and Note B-2, with an aggregate original principal balance of $170.0 million (the “Lakewood Center Subordinate Companion Loans and, together with the Lakewood Center Pari Passu Companion Loan, the “Lakewood Center Companion Loans”), comprises the “Lakewood Center Loan Combination”. Only the Lakewood Center Loan will be included in the COMM 2015-CCRE24 mortgage trust. The Lakewood Center Companion Loans were included in the DBWF 2015-LCM transaction.

The relationship between the holders of the Lakewood Center Loan and the Lakewood Center Companion Loans is governed by a co-lender agreement as described under “Description of the Mortgage Pool—Loan Combinations—Lakewood Center” in the Free Writing Prospectus.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$120,000,000	$119,365,623	COMM 2015-CCRE24	No
Note A-2	$120,000,000	$119,365,623	DBWF 2015-LCM	No
B Notes	$170,000,000	$170,000,000	DBWF 2015-LCM	Yes
Total Debt	$410,000,000	$408,731,246

The Lakewood Center Loan Combination has an eleven-year term and amortizes on a 30-year schedule. The Lakewood Center Loan accrues interest at a fixed rate equal to 3.4320% per annum and has a cut-off date balance of approximately $119.4 million. The Lakewood Center Loan Combination proceeds were used to refinance existing debt of approximately $250.0 million, pay closing costs of approximately $2.2 million and return equity to the sponsor of approximately $157.8 million. Based on the appraised value of $630.0 million as of May 1, 2015, the cut-off date LTV is 37.9%. Previous financing on the property consisted of a $250.0 million first mortgage that was bifurcated into a $218.0 million senior note which was included in the COMM 2005-C6 transaction and a $32.0 million junior note which was sold separately.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Combination	$410,000,000	100.0%	Previous Debt	$250,000,000	70.0%
			Closing Costs	$2,202,295	0.5%
			Return on Equity	$157,797,705	38.5%
Total Sources	$410,000,000	100.0%	Total Uses	$410,000,000	100.0%

The Borrower / Sponsor. The borrowers are Macerich Lakewood LP, a Delaware limited partnership, and New Lake LLC, a Delaware limited liability company, each structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrowers and the recourse carve-out guarantor is The Macerich Partnership, L.P. (“Macerich”).

Macerich (NYSE: MAC) is a self-administered and self-managed real estate investment trust focused on acquiring, owning, developing, redeveloping, managing, and leasing regional malls and community shopping centers throughout the United States. Macerich owns or has ownership interest in 51 regional shopping centers and eight community/power shopping centers aggregating to approximately 55 million sq. ft. of gross leasable area. As of March 31, 2015, the company’s regional shopping centers had average inline sales PSF of $607 and inline sales PSF across the portfolio have increased year over year.

The Property. The Lakewood Center Property is located approximately 20 miles southeast of downtown Los Angeles and consists of an approximately 2.1 million total sq. ft., super-regional mall that features over 200 tenants across approximately 146 acres in Lakewood, California. The Lakewood Center Property is anchored by Macy’s, Costco, JCPenney, Target, The Home Depot and Forever 21. The Lakewood Center Property also features a 16-screen stadium-seating Pacific Theatres movie theater and other major tenants include 24 Hour Fitness, Albertsons, Bed Bath & Beyond, Best Buy and Sports Authority.

The Lakewood Center Property was built in 1951 as an open-air center with 18 stores and by the mid 1950s expanded to 74 stores encompassing approximately 750,000 sq. ft. By the mid-1960s, the development of the out parcel stores began, adding another approximately 500,000 sq. ft. The property was subsequently expanded and enclosed in 1977, renovated in 1996 and expanded multiple times through 2012. Macerich acquired its initial interest in the Lakewood Center Property in 1975 as its first regional mall investment. In November 2014, Macerich acquired the remaining 49% ownership interest in the property as part of the purchase of two separate joint ventures which together owned five centers, for total consideration of approximately $1.8 billion.

As of May 8, 2015, the Lakewood Center Property was 97.8% leased by approximately 221 tenants (95.6% excluding anchor tenants). Year-end 2014 sales for the property totaled approximately $600 million, up from approximately $576 million in 2013 and approximately $555 million in 2012. Based on tenants that have been open for 12 months or more, and excluding arcades, non-retail stores and tenants greater than 10,000 square feet, sales have risen steadily year over year, with 2010 to 2014 year-end sales per square foot of $377, $398, $412, $430 and $431, respectively. The subsequent chart represents historical sales PSF at the Lakewood Center Property.

Historical Sales PSF(1)
					T-12 March 2015		2014 National Average(2)
	2011 PSF	2012 PSF	2013 PSF	2014 PSF	Sales PSF	Total Sales (000’s)	Sales PSF	Sales Per Store (000’s)
Macy’s	$114	$115	$117	$117	$118	$42,678	$169	$30,259
Costco(3)	$750	$750	$750	$750	$750	$125,000	$1,118	$160,168
JCPenney	$179	$139	$132	$132	$143	$23,299	$97	$9,831
Target	$284	$293	$304	$307	$307	$49,084	$291	$38,859
The Home Depot	$316	$328	$355	$357	$363	$48,347	$325	$33,764
Forever 21(4)	$143	$127	$122	$116	$117	$9,417	NAP	NAP
Pacific Theatres(5)	$348,342	$389,010	$435,620	$452,768	$481,189	$7,699	NAP	NAP
In-line Tenants(6)	$384	$394	$410	$444	$468	$97,590	NAP	NAP

(1)	All sales information presented herein with respect to the property is based upon information provided by the borrower; in certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have timely reported sales. Further, because tenant sales information is self-reported, such information was not independently verified by the borrower.

(2)	2014 National Average information is based on the most recent sales information provided by a retail sales research report and is as of T-12 February 2014.

(3)	Costco sales are estimated based upon information provided to the borrower by the tenant.

(4)	Forever 21 does not report national sales averages.

(5)	Sales for Pacific Theatres represent sales per screen based on 16 screens. Pacific Theatres does not report national average sales.

(6)	In-line Tenant sales calculations only represent tenants that are in occupancy as of the May 8, 2015 rent roll and have reported 12 months of sales. This includes tenants that are less than 10,000 sq. ft. (excluding Food Court / Restaurant tenants, Out Parcel, Kiosk and Specialty Leasing tenants), as well as Victoria’s Secret (11,830 sq. ft.).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

Environmental Matters. The Phase I environmental report dated May 8, 2015 recommended no further action at the Lakewood Center Property.

The Market. The Lakewood Center Property is located approximately 20 miles southeast of downtown Los Angeles and is adjacent to the coastal city of Long Beach within the Mid-Cities submarket. The Mid-Cities submarket consists of four mall properties totaling approximately 4.6 million sq. ft. and seven power center properties totaling approximately 2.5 million sq. ft. Situated in a dense trade area in close proximity of four major freeway systems, the property serves as the community’s retail center and is bordered by two major roadways, Lakewood Boulevard and Del Amo Boulevards.

The Q4 2014 vacancy and average rent in the Los Angeles retail market were 4.7% and $25.15 PSF, respectively. Furthermore, net absorption was positive at 627,255 sq. ft. and a total of 11 new retail buildings comprising 197,367 sq. ft. of retail space were delivered to the market over the quarter. The Q4 2014 vacancy and average rental rate for the Mid-Cities submarket were 4.5% and $24.00 PSF, respectively, for mall properties, and 4.5% and $20.28 PSF, respectively, for power centers.

The appraiser determined the Lakewood Center Property’s primary trade area to be a 7-mile radius, which encompasses a population of approximately 1.3 million with average household income of $74,746. The Los Angeles metropolitan statistical area has a very diverse employment base, with the top three employers being Kaiser Permanente, the University of California Los Angeles and the Northrop Grumman Corp.

The chart below summarizes the Lakewood Center Property’s competitive set. Two of the Mall’s primary competitors, Los Cerritos Center and Stonewood Center, are also owned and managed by Macerich.

Competitive Set(1)
Name	Lakewood Center Property	Los Cerritos Center	Long Beach Towne Center	Stonewood Center	Del Amo Fashion Center(2)	South Bay Pavilion(2)
Distance from Property	NAP	3 miles	3 miles	6 miles	12 miles	7 miles
Property Type	Super Regional Mall	Super Regional Mall	Power Center	Super Regional Mall	Super Regional Mall / Lifestyle Center	Regional Center
Year Built / Renovated	1951/2012	1971/2014	1999	1953/1989	2014	1990
Occupancy(3)	97.8%	98.0%	98.0%	99.0%	92.8%	82.0%
Size (Sq. Ft.) (3)	2,074,270	1,317,104	852,927	927,104	3,000,000	1,017,047

Anchors / Major Tenants	Macy’s, JCPenney, The Home Depot, Costco, Target, Forever 21	Nordstrom, Macy’s, Sears, Forever 21, Dick’s (under development), Harkins Theatre (under development)	Lowes, Sams Club, Old Navy, Sport Chalet, Edwards Theaters	JCPenney, Kohl’s, Macy’s, Sears	Burlington, Macy’s, JCPenney, Marshalls, Sears, TJ Maxx, Nordstrom (opening Fall 2015)	JCPenney, Target, Sears, IKEA
(1)	Source: Appraisal

(2)	Source: Sponsor and market research report

(3)	Occupancy and Size (Sq. Ft.) for the Lakewood Center Property are based on the May 8, 2015 rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 3/31/2015	U/W
Base Rent(1)	$25,612,321	$26,972,350	$28,310,218	$28,457,756	$29,109,057
Step Rent(2)	0	0	0	0	625,869
Value of Vacant Space	0	0	0	0	1,651,897
Abated Rents(3)	(200,374)	(23,529)	0	(6,134)	0
Gross Potential Rent	$25,441,947	$26,948,821	$28,310,218	$28,451,622	$31,386,823
Total Recoveries	12,181,925	13,289,069	13,296,892	13,441,951	13,746,741
Total Other Income	4,788,582	4,096,978	4,875,508	5,560,997	4,560,069
Less: Bad Debt	(27,872)	(368,080)	(142,114)	(133,594)	0
Less: Vacancy(4)	0	0	0	0	(1,651,897)
Effective Gross Income	$42,354,582	$43,966,788	$46,340,504	$47,320,976	$48,041,737
Total Operating Expenses	13,046,186	12,858,908	13,517,046	13,338,102	12,638,666
Net Operating Income	$29,308,397	$31,107,880	$32,823,457	$33,982,874	$35,403,071
TI/LC	0	0	0	0	1,084,154
Capital Expenditures	0	0	0	0	207,812
Net Cash Flow	$29,308,397	$31,107,880	$32,823,457	$33,982,874	$34,111,105

(1)	U/W Base Rent is based on the May 8, 2015 rent roll and includes LOIs for certain new and renewal tenants (1.3% of NRA, 2.67% of Base Rent) that had not yet signed leases at the time of underwriting. Since the DBWF 2015-LCM transaction, four of those tenants have signed leases. The remaining underwritten LOI tenants account for 0.67% of NRA and 1.43% of Base Rent. U/W Base Rent also includes storage rent per the May 8, 2015 rent roll.

(2)	Step Rents are based on CPI growth and are underwritten to 2.0% CPI growth for tenants with rent bumps. U/W Step Rent also includes a straight-line of Costco’s (rated A+/ A1/A+ by Fitch/Moody’s/ S&P) rent bumps over the term of the Lakewood Center Loan Combination.

(3)	Abated Rents are shown historically based on detailed operating statements. Per the borrower, no tenants are currently receiving rent abatements.

(4)	U/W Vacancy is equal to in-place economic vacancy.

Property Management. The Lakewood Center Property is managed by Macerich Property Management Company, LLC.

Lockbox / Cash Management. The Lakewood Center Loan is structured with a hard lockbox and springing cash management. The borrower has delivered tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. Prior to a Trigger Period (as defined below), the borrower may use the clearing account as its operating account. During the continuance of a Trigger Period, funds deposited into the clearing account will be swept on a weekly basis and on the second business day preceding each monthly payment date into a deposit account controlled by the lender, to be applied and disbursed in accordance with the loan documents. Any excess cash after application of the monthly waterfall will be distributed to the borrower’s operating account so long as no Trigger Period exists. During the continuance of a Trigger Period, all excess cash in the deposit account will be deposited into a cash collateral account controlled by the lender, to be held by the lender as additional collateral for the Lakewood Center Loan Combination.

A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the Lakewood Center Loan documents, (ii) the debt service coverage ratio on the 45th day following the end of any calendar quarter is less than 1.15x, and will end if, (a) with respect to clause (i) above, the default is cured and (b) with respect to (ii) above, the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters.

Initial Reserves. None.

Ongoing Reserves. During a Trigger Period, the borrower is required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, (ii) unless an acceptable blanket insurance policy is in place, 1/12 of annual insurance premiums into an insurance account, (iii) 1/12 of $0.25 per sq. ft. of gross leasable area (excluding certain anchor tenant space) into capital expenditure reserve, subject to a replacement reserve cap equal to one year of required monthly deposits, and (iv) 1/12 of $0.75 per sq. ft. of gross leasable area (excluding certain anchor tenant space) into a tenant rollover reserve, subject to a rollover reserve cap equal to one of year of monthly deposits.

Current Mezzanine or Subordinate Indebtedness. The Lakewood Center Loan Combination includes the Lakewood Center Subordinate Companion Loans, with an aggregate principal balance of $170.0 million. The Lakewood Center Subordinate Companion Loans are co-terminus with the Lakewood Center Loan and the Lakewood Center Pari Passu Companion Loan and accrue interest at a rate of 3.4320%. The Lakewood Center Loan and the Lakewood Center Pari Passu Companion Loan are generally senior in right of payment to the Lakewood Center Subordinate Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release and Substitution. The borrower has the right to obtain a release from the lien of the mortgage of any out parcel (as defined in the loan documents), upon at least thirty (30) days’ prior written notice to lender, provided that any such release shall only be granted if the following conditions, among others, have been satisfied: (i) there is no event of default, (ii) borrower reimburses the lender for any costs and expenses incurred with the release, (iii) the out parcel is legally subdivided from the remainder of the property and constitutes a separate tax lot, (iv) borrower certifies to lender that the release of the out parcel will not materially and adversely affect the use, operations, economic value of, or the revenue produced by the remaining improvements, (v) all requirements under all laws, statues, and regulations shall have been fulfilled and (vi) such release satisfies REMIC LTV requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

500 Lakewood Center Lakewood, CA 90712	Collateral Asset Summary – Loan No. 1 Lakewood Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$119,365,623 37.9% 2.14x 14.8%

Lynwood
South Gate
Downey
Willowbrook
Compton
Norwalk
Paramount
COMPTON WOODLEY AIRPORT
Bellflower
Cerritos
Lakewood Center
500 Lakewood Center
Lakewood, CA 90712
Lakewood
California State University Dominguez Hills
Carson
Long Beach City College
Veteran's Memorial Stadium
Long Beach Towne Center
LONG BEACH AIRPORT
Long Beach Memorial Medical Center
Signal Hill
Long Beach City College
Long Beach
Wilmington
California State University Long Beach
DOWNTOWN
Long Beach Convention Center
Catalina Express
The Queen Mary
WORLD OF PORTS LOS ANGELES
WORLD OF PORTS LONG BEACH
San Pedro Bay
Burbank
Pasadena
Santa Monica
Los Angeles
Long Beach
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

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29

4525 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 2 Eden Roc	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 44.2% 2.34x 12.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

4525 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 2 Eden Roc	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 44.2% 2.34x 12.0%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Diego Ardid; Jose Ardid; Inigo Ardid; Roberto Chapur Zahoul; Key International Holdings, Inc.; Key International II, LLC
Borrower:	Eden Roc, LLLP
Original Balance(1):	$95,000,000
Cut-off Date Balance(1):	$95,000,000
% by Initial UPB:	6.8%
Interest Rate:	4.3400%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest Only
Additional Debt(1):	$95,000,000 Pari Passu Debt
Call Protection(2):	L(25), DorYM1(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$1,575,000	$175,000
Insurance(4):	$331,772	$156,143
FF&E(5):	$0	At least 1/12 of 3.0% of gross income

Financial Information(6)
Cut-off Date Balance / Room:	$301,109
Balloon Balance / Room:	$301,109
Cut-off Date LTV:	44.2%
Balloon LTV:	44.2%
Underwritten NOI DSCR:	2.73x
Underwritten NCF DSCR:	2.34x
Underwritten NOI Debt Yield:	12.0%
Underwritten NCF Debt Yield:	10.3%
Underwritten Balloon NOI Debt Yield:	12.0%
Underwritten Balloon NCF Debt Yield:	10.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Miami Beach, FL
Year Built / Renovated:	1956 / 2010, 2015
Total Rooms:	631
Property Management:	Destination Miami Beach Management, Inc.; Nobu Hospitality LLC
Underwritten NOI:	$22,831,821
Underwritten NCF:	$19,598,767
As-Is Appraised Value:	$430,000,000
Appraisal Date:	May 12, 2015

Historical NOI
Most Recent NOI:	$23,746,331 (T-12 April 30, 2015)
2014 NOI:	$22,011,756 (December 31, 2014)
2013 NOI:	$18,610,223 (December 31, 2013)
2012 NOI:	$17,782,402 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	75.1% (April 30, 2015)
2014 Occupancy:	75.7% (December 31, 2014)
2013 Occupancy:	73.8% (December 31, 2013)
2012 Occupancy:	77.4% (December 31, 2012)
(1)	The Original Balance of $95,000,000 and Cut-off Date Balance of $95,000,000 represent the aggregate controlling Note A-1 and Note A-2 of the $190.0 million Eden Roc Loan Combination that is in the aggregate evidenced by four pari passu notes. The pari passu companion loans are the non-controlling Note A-3 and Note A-4 with an aggregate original principal balance of $95.0 million. For additional information on the pari passu companion loans, see “The Loan” below.
(2)	Defeasance of the full or a portion of the $190.0 million Eden Roc Mortgage Loan Combination is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 6, 2019. For the purposes of this free writing prospectus, the assumed lockout period of 25 months is based on the expected COMM 2015-CCRE24 securitization closing date in August 2015. The actual lockout period may be longer.
(3)	See “Initial Reserves” and “Ongoing Reserves” below.
(4)	Monthly insurance reserves are not required if an acceptable blanket insurance policy is in place.
(5)	Greater of (i) 1/12 of 3.0% of gross income from operations for the preceding calendar year, (ii) 1/12 of 3.0% of gross income from operations for the succeeding calendar year in the budget, or (iii) amount of FF&E required under the management agreement.
(6)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the aggregate Eden Roc Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

4525 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 2 Eden Roc	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 44.2% 2.34x 12.0%

The Loan. The Eden Roc loan (the “Eden Roc Loan”) consists of the controlling Note A-1 and Note A-2 in the aggregate original principal amount of $95.0 million of a fixed rate whole loan in the aggregate original principal amount of $190.0 million (the “Eden Roc Loan Combination”). The Eden Roc Loan Combination was co-originated by CCRE and Citigroup Global Markets Realty Corp. (“Citi”). The Eden Roc Loan Combination is secured by the borrower’s fee simple interest in a 631-room, full service, ocean-front luxury resort located in Miami Beach, Florida (the “Eden Roc Property”). The $190.0 million Eden Roc Loan Combination is evidenced by four pari passu notes. Only the controlling Note A-1 and Note A-2, with an aggregate original principal balance of $95.0 million, will be included in the COMM 2015-CCRE24 Mortgage Trust. The non-controlling Note A-3 and Note A-4, with an aggregate original principal balance of $95.0 million, are expected to be included in future securitizations. The Eden Roc Loan Combination has a 120-month term and interest only payments through the term of the loan. The most recent prior financing of the Eden Roc Property was not included in a previous securitization.

The Eden Roc Loan accrues interest at a fixed rate equal to 4.3400% and has a cut-off date balance of approximately $95.0 million. The proceeds of the Eden Roc Loan Combination were used to retire existing debt of approximately $142.8 million, pay closing costs of approximately $5.2 million, fund upfront reserves of approximately $1.9 million and return approximately $40.1 million of equity to the borrower sponsors. Based on the appraised value of $430.0 million as of May 12, 2015, the cut-off date LTV of the Eden Roc Loan Combination is 44.2% with remaining implied equity of $240.0 million.

The relationship between the holders of the Note A-1, Note A-2, Note A-3 and Note A-4 is governed by an intercreditor agreement which is described under “Description of the Mortgage Pool–Loan Combinations–The Eden Roc Loan Combination” in the Free Writing Prospectus.

Pari Passu Note Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1 & A-2	$95,000,000	$95,000,000	COMM 2015-CCRE24	Yes (Note A-1)
Note A-3 & A-4	$95,000,000	$95,000,000	Citi	No
Total	$190,000,000	$190,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$190,000,000	100.0%	Loan Payoff	$142,752,499	75.1%
			Closing Costs	$5,194,699	2.7%
			Reserves	$1,906,772	1.0%
			Return of Equity	$40,146,030	21.1%
Total Sources	$190,000,000	100.0%	Total Uses	$190,000,000	100.0%

The Borrower / Sponsor. The borrower, Eden Roc, LLLP, is a single purpose Florida limited liability limited partnership structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower are Diego Ardid, Jose Ardid, Inigo Ardid, Roberto Chapur Zahoul, Key International Holdings, Inc. and Kay International, LLC. Jose Ardid, Diego Ardid and Inigo Ardid are the nonrecourse carveout guarantors with respect to the Eden Roc loan. Diego Ardid, Jose Ardid and Inigo Ardid are the founders and controllers of Key International Holdings, Inc. (“Key International”) and Key International II, LLC, a real estate and development company headquartered in Miami, Florida. Key International has acquired and developed properties since the 1970s throughout Spain and the United States. Key International focuses on high end commercial and luxury residential properties including condominiums, hotels, market-rate rentals, office and retail. Within South Florida alone, Key International has invested in excess of $1.0 billion for real estate development projects, including the Marriott South Beach, and the Ivy and Mint condominium developments.

Roberto Chapur Zahoul, Chairman of RCD Resorts has over 25 years of experience in luxury hotels. RCD Resorts owns multiple high-end all-inclusive resorts, with approximately 4,100 rooms in its portfolio. RCD’s ownership interest includes: Hard Rock Punta Cana, Dominican Republic; Hard Rock Cancun, Mexico; Hard Rock Riviera Maya, Mexico and Hard Rock Puerto Vallarta, Mexico. Collectively, the sponsors own nearly 20 hotel properties throughout South Florida, including over 2,100 rooms.

The Property. The Eden Roc Property is a 631-room full-service luxury resort located beachfront in Miami Beach, Florida. The sponsor originally purchased the property in 2005 for approximately $100.0 million. At the time of acquisition the property consisted of a single tower (the “Historic Tower”). The Historic Tower is a historic part of Miami Beach originally constructed in 1956 containing 349-rooms in 14 stories. In 2006, construction began on a new 21-story, 282-room tower (“Ocean Tower”) at a cost of approximately $95.0 million. Completed in 2008, the Ocean Tower consists of a single loaded corridor allotting each room over 600 sq. ft. and an ocean view. In tandem with the introduction of the Ocean Tower in 2008, approximately $111 million of renovations and upgrades began on the Historic Tower, all the common areas, event space and back of house functions at the Eden Roc Property. Of the $111 million, $60 million was spent on the Historic Tower and focused mainly on necessary capital improvements to major systems and infrastructure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

4525 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 2 Eden Roc	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 44.2% 2.34x 12.0%

In early 2014, an agreement was entered into with Nobu Hospitality, LLC to brand a portion of the hotel within the Historic Tower as the “Nobu Hotel” and overhaul the food and beverage programs at the hotel. The Nobu Hotel will be comprised of 213 rooms on floors 8-14 of the Historic Tower. These rooms will have an exclusive check-in desk, VIP areas, in room dinning, and their own staff. The food and beverage upgrades include a new 310 seat Nobu restaurant, the rebranding of the existing poolside restaurant to a Malibu Farm, and an overhaul of the lobby bar and room service menu. As of May 2015, approximately $9.5 million of the approximately $36.0 million budgeted for the project has been spent. At origination, a completion guarantee for the remaining renovation work was provided by Key International Holdings, Inc., Key International II, LLC, Jose Ardid, Diego Ardid, Inigo Ardid, and Roberto Chapur Zahoul. All of the Nobu renovations as well as the Nobu Hotel are part of the collateral.

Nobu Renovation Cost Breakdown(1)
Renovation Details	Budget Amount	Per Room	Spent to Date(2)	% Complete(2)
Nobu Guest Room Renovations	$13,330,016	$21,125	$582,631	4.4%
Nobu Restaurant Renovations	$7,686,283	$12,181	$4,151,079	54.0%
Common Area Renovations	$5,595,527	$8,868	$2,965,892	53.0%
Pool & Deck Renovations	$4,836,738	$7,665	$662,121	13.7%
Nobu Lobby Renovations	$3,066,638	$4,860	$614,898	20.1%
Malibu Farm Renovations	$584,413	$926	$79,201	13.6%
Meeting Room Renovations	$358,241	$568	$271,492	75.8%
Ocean Tower FF&E Updates	$174,230	$276	$87,519	50.2%
Other Costs	$150,000	$238	$117,562	78.3%
Total	$35,782,084	$56,707	$9,532,395	26.7%

      (1)       As of May 15, 2015.

Eden Roc Property Room Mix
Room Type	Ocean Tower	Historic Tower (Nobu)	Historic Tower (Eden Roc)	Total
King	178	60	38	276
Queen	71	112	75	258
Suite	33	41	23	97
Total	282	213	136	631

The Eden Roc Property offers 23 meeting rooms and indoor and outdoor common areas totaling approximately 66,000 sq. ft. Individual meeting/event spaces range from 400 sq. ft. to 15,107 sq. ft. Group bookings represent approximately 36% of total room revenues (this excludes corporate bookings). The hotel also contains four separate pools and an outdoor restaurant, soon to be rebranded Malibu Farm. In addition, the Eden Roc Property features a 25,000 sq. ft. wellness center and spa, which includes 18 treatment rooms and a 24-hour fitness center. Other amenities include a supervised on-site children’s day camp, a 24 hour staffed business center and 340 valet parking spaces for hotel guests and visitors.

In 2014, the Eden Roc Property won 34 awards, including AAA’s Four Diamond Award (recipient since 2010). The Eden Roc Property is one of twelve Miami Beach hotels that have received the Four Diamond Award from AAA. Other awards received in 2014 include the Robb Report – Best of the Best, Fodor’s – 100 Hotel Awards, Conde Nast’s – Readers’ Choice Award, and U.S. News & World Report-Best Hotels.

Environmental Matters. The Phase I environmental report dated May 13, 2015 recommended the development and implementation of an asbestos operation and maintenance plan at the Eden Roc Property, which is currently in place.

The Market. The Eden Roc Property is located in the oceanfront city of Miami Beach, Florida on Collins Avenue, adjacent to Miami Beach and the Atlantic Ocean. The Eden Roc Property is connected to South Beach and North Miami Beach via Collins Avenue and to Downtown Miami, the Port of Miami and the financial district via the MacArthur Causeway and the Julia Tuttle Causeway. Miami International Airport and Fort Lauderdale-Hollywood International Airport are located 12.2 and 21.5 miles from the hotel, respectively.

In 2014, Miami ranked as the second largest economy in the southeast, trailing only Atlanta and ranked twelfth in the entire nation in gross metropolitan product ($281.0 billion in 2014). It is estimated that tourism supported nearly 127,000 jobs in Miami-Dade County in 2014, an increase of over 25% since 2008. Tourism-related taxable income sales generated nearly $2.6 billion for Miami-Dade County in 2014. Unemployment has decreased during the three years prior to 2014, falling from just over 9.4% as of year-end 2011 to 6.8% as of year-end 2014. Additionally, consumer spending is up according to the Florida Department of Revenue, as taxable sales income in 2014 increased by over 13% over the prior three years.

In 2014, the tourism industry in Miami experienced 2.4% increase in overnight visitors, its fifth consecutive year of positive growth. Domestic and international visitors increased over 3.0% and 1.8% on an annual basis, respectively. Overall, an estimated 14.5 million visitors stayed at least one night in greater Miami in 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

4525 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 2 Eden Roc	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 44.2% 2.34x 12.0%

Through 2014, Miami posted the fifth highest hotel occupancy among the top 10 US metropolitan areas with a market wide occupancy of 78.3%. Miami ranked fourth amongst these same metropolitan areas in ADR and RevPAR. The Miami lodging market consistently ranks among the top five markets in the country in both aggregate RevPAR and RevPAR growth. Miami’s 2014 RevPAR of $144.87 represents 7.1% growth year-over-year, ranking fourth nationally behind only New York City, San Francisco, and Oahu. The Miami Beach submarket reached 78.1% occupancy and $251.81 in ADR, equating to a 5.6% year over year RevPAR increase to $196.69.

As of April 30, 2015, the Eden Roc Property reported T-12 occupancy, ADR and RevPAR of 75.1%, $260.57 and $195.58, respectively. The Eden Roc Property reported penetration rates of 95.3%, 77.3% and 73.7% for occupancy, ADR and RevPAR, respectively. Market penetration was based on the competitive set, which includes the Loews Miami Beach Hotel, the Fontainebleau Miami Beach, the Royal Palm Miami South Beach, Wyndham Shelborne South Beach, the Shore Club South Beach, the Grand Beach Hotel, and the Ritz-Carlton South Beach.

Historical Occupancy, ADR, RevPAR – Competitive Set(1)
	Eden Roc Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
T-12 April 2015	75.1%	$260.57	$195.58	78.7%	$337.15	$265.50	95.3%	77.3%	73.7%
December 2014	75.7%	$268.98	$203.58	79.2%	$335.22	$265.35	95.6%	80.2%	76.7%
December 2013	73.6%	$262.10	$192.91	79.5%	$315.22	$250.72	92.5%	83.1%	76.9%
December 2012	77.3%	$225.28	$174.24	76.2%	$294.06	$224.03	101.5%	76.6%	77.8%

(1)       Source: Hospitality Research Report

Competitive Set (1)
Hotel	Eden Roc Property	Loews Miami Beach	Fontainebleau Miami Beach	Royal Palm Miami South Beach	Wyndham Shelborne South Beach	Shore Club Hotel	Grand Beach Hotel	Ritz-Carlton South Beach
# of Rooms	631	790	1,440	409	200	309	424	375
Location	Miami Beach	Miami Beach	Miami Beach	Miami Beach	Miami Beach	Miami Beach	Miami Beach	Miami Beach
Year Opened	1956	1998	1954	2004	1941	1947	2009	2004
Occupancy	75.1%(2)	86.0%	81.0%	69.0%	35.0%(3)	68.0%	76.0%	81.0%
ADR	$260.57(2)	$329.00	$322.00	$425.00	$317.00	$310.00	$288.00	$460.00
RevPAR	$195.58(2)	$282.94	$260.82	$293.25	$110.95(3)	$210.80	$218.88	$372.60

(1)       Source: Appraisal

(2)       Occupancy, ADR and RevPAR for the Eden Roc Property are as of T-12 April 2015 from a hospitality research report.

(3)       The Wyndham Shelborne South Beach was closed between July 2013 and October 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

4525 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 2 Eden Roc	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 44.2% 2.34x 12.0%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 4/30/2015	In-Place U/W	U/W per Room(1)
Occupancy	77.4%	73.8%	75.7%	75.1%	75.1%
ADR	$224.26	$253.89	$255.69	$260.57	$260.57
RevPAR	$173.47	$187.46	$193.43	$195.56	$195.56

Room Revenue(2)	$39,700,217	$43,135,475	$44,268,394	$44,801,894	$45,040,478	$71,380
F&B Revenue(3)	24,975,398	25,553,303	26,008,269	26,434,869	28,421,251	45,042
Other Revenue(4)	6,495,913	7,921,843	7,453,670	7,364,616	7,364,616	11,671
Total Revenue	$71,171,528	$76,610,621	$77,730,333	$78,601,379	$80,826,345	$128,092
Operating Expenses	31,369,873	34,556,188	34,462,910	33,943,576	35,030,375	55,516
Undistributed Expenses	18,347,759	18,924,990	18,023,025	17,729,002	19,015,318	30,135
Gross Operating Profit	$21,453,896	$23,129,443	$25,244,398	$26,928,801	$26,780,651	$42,442
Total Fixed Charges	3,671,494	4,519,220	3,232,642	3,182,470	3,948,830	6,258
Net Operating Income	$17,782,402	$18,610,223	$22,011,756	$23,746,331	$22,831,821	$36,184
FF&E	1,400,020	1,801,620	2,331,910	2,340,624	3,233,054	5,124
Net Cash Flow	$16,382,382	$16,808,603	$19,679,846	$21,405,707	$19,598,767	$31,060

  (1)     U/W per Room is based on a total of 631 rooms.

  (2)     U/W Rooms Revenue based on T-12 4/30/2015 Occupancy and ADR, and the total number of rooms. Three rooms (1,095 room nights) were offline for the entire T-12 period, serving as model rooms for the new Nobu concept.

  (3)     U/W F&B revenue based on T-12 4/30/2015, adjusted to reflect the new Nobu lease and full utilization of the beachfront restaurant based on the contractual rent under the Nobu lease and the appraiser’s estimated restaurant sales.

  (4)     Includes Spa Revenues, Retail Revenues, Telecom Revenues, Parking Revenues, and a $21 contractual resort fee imposed on guests.

Property Management. The Eden Roc Property is managed by Destination Miami Beach Management, Inc. (“Destination”), a third party manager hired in 2013. At the completion of the renovation, the management company Nobu Hospitality LLC will work in tandem with Destination and oversee the 213 rooms within the Nobu Hotel, all of the Nobu areas (check-in desk, and VIP pool), and all of the in-house F&B components.

Lockbox / Cash Management. The Eden Roc Loan is structured with a hard lockbox and springing cash management. In place cash management is required upon (i) the commencement of a Cash Trap Period or (ii) the failure by borrower, after the end of two consecutive calendar quarters, to maintain a DSCR of at least 1.85x.

A full excess cash sweep (“Cash Trap Period”) will be in effect upon either (i) the occurrence and during the continuance of an event of default, or (ii) the failure by borrower, after the end of two consecutive calendar quarters, to maintain a DSCR of at least 1.70x, until such time as the DSCR is equal to at least 1.70x for two consecutive calendar quarters.

Initial Reserves. At origination, the borrower deposited (i) $1,575,000 into a tax reserve account and (ii) $331,772 into an insurance reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to make deposits of (i) 1/12 of the required annual taxes, which currently equates to $175,000, into a tax reserve account (ii) 1/12 of the required insurance premiums, which currently equates to $156,143, into an insurance reserve account and (iii) the greater of (a) 1/12 of 3% of gross income from operations for the preceding calendar year, (b) 1/12 of 3% of gross income from operations for the succeeding calendar year in the budget, or (c) amount of FF&E required under the management agreement. In the event that a blanket insurance policy is put in place, insurance collections will be suspended.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

4525 Collins Avenue Miami Beach, FL 33140	Collateral Asset Summary – Loan No. 2 Eden Roc	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 44.2% 2.34x 12.0%

Eden Roc
4525 Collins Avenue
Miami Beach, FL 33140
Miami Beach
Atlantic Ocean
ATLANTIC OCEAN
Fort Lauderdale
Sunrise
Weston
Davie
Pembroke Pines
Miramar
Dania Beach
Hollywood
Miami Gardens
Aventura
Hialeah
Doral
Miami
Fountainebleau
Tamiami
Coral Gables
Kendall
Grand Beach Hotel
Miami Beach Resort
The Blue and Green Diamonds
Mimosa Condos
Indian Beach Park
Fontainebleau Hotel
Pinetree Park
SoHo Beach House
Four Points by Sheraton
Holiday Inn
Vendome Place
Days Inn Miami Beach
Le Tour Condos
Best Western
Thompson Miami Beach
Courtyard Hotel
Mosaic Miami Beach
Caribbean Condos
Westgate South Beach
Faena Hotel Miami Beach
Hotel Riu Plaza Miami Beach
The Palms Hotel & Spa
The Miami Beach EDITION Hotel
2851 N. Collins Avenue
Mirasol Ocean Towers
Oceanfront Plaza
Club Atlantis
The Royal Club
Traymore Hotel
2401 Collins Avenue
Gansevoort Hotel (1 Residences)
W Hotel Miami Beach
Collins Park
Setai Miami Beach Hotel
SLS Hotel
Delano South Beach
The Ritz-Carlton South Beach
DecoPlage Condominiums
Loews Miami Beach Hotel
Mt Sinai Medical Center
Mount Sinai Medical Center & Miami Heart Institute
Polo Park
Tower Forty One
Biscaya Hotel
Bayshore Municipal Golf Course
Miami Beach Golf Club
Miami Beach Senior High School
Miami Beach Convention Center
The Fillmore Miami Beach
Macy's
Regal Cinemas
LINCOLN ROAD MALL
SUNSET ISLANDS
Belle Isle Park
A1A
112
ALTON RD
W 47TH ST
W 41ST ST
PINE TREE DR
PRAIRIE AVE
INDIAN CREEK DR
COLLINS AVE
W 30TH ST
W 29TH ST
W 28TH ST
N BAY RD
DADE BLVD
CONVENTION CENTER DR
WASHINGTON AVE
MERIDIAN AVE
JEFFERSON AVE
MICHIGAN AVE
LENOX AVE
WEST AVE
BAY RD
PARK AVE
JAMES AVE
20TH ST
18TH ST
17TH ST
LINCOLN RD
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

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37

Various	Collateral Asset Summary – Loan No. 3 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 74.4% 1.36x 8.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Various	Collateral Asset Summary – Loan No. 3 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 74.4% 1.36x 8.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	NorthStar Real Estate Income Operating Partnership II, LP
Borrower(1):	Various
Original Balance(2):	$95,000,000
Cut-off Date Balance(2):	$95,000,000
% by Initial UPB:	6.8%
Interest Rate:	4.3060%
Payment Date:	1st of each month
First Payment Date:	August 1, 2015
Maturity Date:	July 1, 2025
Amortization:	Interest only for first 72 months, 360 months thereafter
Additional Debt(2):	$155,000,000 Pari Passu Debt
Call Protection(3)(4):	L(25), YM1(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$643,812	$279,525
Insurance:	$0	Springing
Replacement:	$5,564,124	$50,230
TI/LC:	$5,848,650	$27,905
Free Rent:	$100,000	NAP
Outstanding TI/LC:	$390,457	NAP
Required Repairs:	$284,526	NAP

Financial Information(6)
Cut-off Date Balance / Sq. Ft.:	$37
Balloon Balance / Sq. Ft.:	$35
Cut-off Date LTV(7):	74.4%
Balloon LTV(7):	69.3%
Underwritten NOI DSCR(8):	1.45x
Underwritten NCF DSCR(8):	1.36x
Underwritten NOI Debt Yield:	8.6%
Underwritten NCF Debt Yield:	8.1%
Underwritten NOI Debt Yield at Balloon:	9.3%
Underwritten NCF Debt Yield at Balloon:	8.7%

Property Information
Single Asset / Portfolio:	Portfolio of 22 properties
Property Type:	Warehouse / Distribution Industrial
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	6,697,304
Property Management:	Exeter Property Group Advisors II, L.P.
Underwritten NOI:	$21,572,877
Underwritten NCF:	$20,163,383
Appraised Value(7):	$336,000,000
Appraisal Date:	May 1, 2015

Historical NOI
Most Recent NOI:	$22,179,122 (T-12 April 30, 2015)
2014 NOI:	$21,801,398 (December 31, 2014)
2013 NOI:	$21,282,753 (December 31, 2013)
2012 NOI:	$21,550,385 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	97.3% (June 1, 2015)
2014 Occupancy:	99.2% (December 31, 2014)
2013 Occupancy:	96.1% (December 31, 2013)
2012 Occupancy:	98.2% (December 31, 2012)
(1)	Mid-South 7555 Woodland (IN), LLC; Mid-South Winton Drive (IN), LLC; Mid-South Lakeview Parkway (IN), LLC; Mid-South 7645 Woodland (IN), LLC; Mid-South 5045 West 79th (IN), LLC; Mid-South 4080 Perry (IN), LLC; Mid-South 1380 Perry (IN), LLC; Mid-South 117-119 Industrial (IL), LLC; Mid-South 6500 Adelaide (OH), LLC; Mid-South 2850 Earhart (KY), LLC; Mid-South 271 Omega (KY), LLC; Mid-South 150 Omicron (KY), LLC; Mid-South 5201 Interchange (KY), LLC; Mid-South 2000 Stanley Gault (KY), LLC; Mid-South 801 Swan (TN), LLC; Mid-South 300 Oakbluff (TN), LLC; Mid-South 200 Northfork (TN), LLC; Mid-South 100 Northfork (TN), LLC; Mid-South 431 Smith (TN), LLC; Mid-South 120 Trans Air (NC), LLC; Mid-South 4800 Corporation (NC), LLC; Mid-South 1080 Jenkins Brothers (SC), LLC.
(2)	The Heartland Industrial Portfolio Loan Combination is evidenced by three pari passu notes in the aggregate original principal amount of $250.0 million. The non-controlling Note A-2, with an aggregate original principal balance of $95.0 million, will be included in the COMM 2015-CCRE24 mortgage trust. The controlling Note A-1 and the non-controlling Note A-3, with an aggregate original principal balance of $155.0 million, are pari passu companion loans and will not be included in the trust and are expected to be held by GACC or an affiliate. For additional information on the pari passu companion loans, see “The Loan” herein.
(3)	Partial release is permitted. See “Partial Release” herein.
(4)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 1, 2015. Prepayment of the full $250.0 million Heartland Industrial Portfolio Loan Combination is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) June 19, 2018. The assumed lockout period of 25 payments is based on the expected COMM 2015-CCRE24 securitization closing date in August 2015. The actual lockout period may be longer.
(5)	See “Initial Reserves” and “Ongoing Reserves” herein.
(6)	DSCR, LTV, Debt Yield and Balance/Sq. Ft. calculations are based on the aggregate Heartland Industrial Portfolio Loan Combination.
(7)	The Portfolio Appraised Value of $336.0 million reflects a premium attributed to the aggregate value of the Heartland Industrial Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $313.565 million, which represents a Cut-off Date LTV of 79.7%.
(8)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.98x and 1.85x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Various	Collateral Asset Summary – Loan No. 3 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 74.4% 1.36x 8.6%

Portfolio Summary
Property Name	Ownership Interest	City	State	Sq. Ft.	Year Built	Allocated Loan Amount	“As-Is” Appraised Value(1)	Occupancy(2)
1080 Jenkins Brothers Road	Fee Simple	Blythewood	SC	660,200	1999, 2003	$30,695,390	$38,500,000	100.0%
4080 Perry Boulevard	Fee Simple	Whitestown	IN	497,860	2004	$18,576,691	$23,300,000	100.0%
5045 West 79th Street	Fee Simple	Indianapolis	IN	504,164	2001	$17,938,864	$22,500,000	100.0%
117-119 Industrial Drive	Fee Simple	Granite City	IL	450,668	1992	$17,061,853	$21,400,000	100.0%
150 Omicron Court	Fee Simple	Shepherdsville	KY	399,600	2001	$15,307,831	$19,200,000	100.0%
431 Smith Lane	Fee Simple(3)	Jackson	TN	771,000	2003	$14,921,149	$18,715,000	100.0%
4800 Corporation Drive	Fee Simple	Fayetteville	NC	506,115	1997	$14,510,548	$18,200,000	100.0%
6500 Adelaide Court	Fee Simple	Groveport	OH	354,676	2002	$13,234,895	$16,600,000	100.0%
271 Omega Parkway	Fee Simple	Shepherdsville	KY	283,900	2001	$11,480,873	$14,400,000	100.0%
1380 Perry Road	Fee Simple	Plainfield	IN	260,400	1998	$10,603,862	$13,300,000	100.0%
2000 Stanley Gault Parkway	Fee Simple	Louisville	KY	214,000	2000	$9,886,307	$12,400,000	100.0%
300 Oak Bluff Lane	Fee Simple	Goodlettsville	TN	207,080	1998	$9,647,123	$12,100,000	100.0%
120 Trans Air Drive	Fee Simple	Morrisville	NC	164,005	1997	$9,647,123	$12,100,000	100.0%
5250-5350 Lakeview Parkway	Fee Simple	Indianapolis	IN	152,864	1999	$8,610,655	$10,800,000	100.0%
5201 Interchange Way	Fee Simple	Louisville	KY	248,400	2000	$8,610,655	$10,800,000	100.0%
2850 Earhart Court	Fee Simple	Hebron	KY	218,064	1997	$8,371,470	$10,500,000	100.0%
7555 Woodland Drive	Fee Simple	Indianapolis	IN	195,080	1993	$7,893,100	$9,900,000	100.0%
801 Swan Drive	Fee Simple	Smyrna	TN	229,504	1993	$6,896,497	$8,650,000	61.4%
7601-7687 Winton Drive	Fee Simple	Indianapolis	IN	152,000	1996	$6,537,719	$8,200,000	100.0%
7645 Woodland Drive	Fee Simple	Indianapolis	IN	60,224	2000	$4,305,327	$5,400,000	100.0%
200 Northfork Lane	Fee Simple	Goodlettsville	TN	100,500	1998	$3,069,539	$3,850,000	34.3%
100 Northfork Lane	Fee Simple	Goodlettsville	TN	67,000	1998	$2,192,528	$2,750,000	64.2%
Total / Wtd. Avg.				6,697,304		$250,000,000	$313,565,000	97.3%
Total with Portfolio Premium							$336,000,000

(1)	The Portfolio Appraised Value of $336.0 million reflects a premium attributed to the aggregate value of the Heartland Industrial Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $313.565 million.
(2)	Occupancy based on the weighted average of each property per the rent roll dated June 1, 2015.
(3)	The related borrower currently has a ground lease interest and the 431 Smith Lane property is subject to Industrial Development Bond (IDA) financing. In addition to the ground lease mortgage from the related borrower, the IDA issuing entity provided a fee simple mortgage in favor of lender on the 431 Smith Lane property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Various	Collateral Asset Summary – Loan No. 3 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 74.4% 1.36x 8.6%

Tenant Summary
Tenant	Property	Credit Rating (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Kirkland’s(2)	431 Smith Lane	NR/NR/NR	771,000	11.5%	$2.12	7.5%	5/31/2019
Amcor PET Packaging(3)	1080 Jenkins Brothers Road	NR/Baa2/NR	660,200	9.9%	$4.10	12.4%	7/21/2023
Baker & Taylor, Inc.(4)	5045 West 79th Street	NR/NR/NR	504,164	7.5%	$2.90	6.7%	8/31/2018
Home Depot USA, Inc.(5)	4080 Perry Boulevard	A/A2/A	497,860	7.4%	$3.14	7.2%	11/30/2017
Rue La La, Inc.(6)	150 Omicron Court	NR/NR/NR	399,600	6.0%	$3.40	6.2%	6/30/2016
Total Major Tenants			2,832,824	42.3%	$3.08	40.0%
Remaining Tenants			3,514,796	52.5%	$3.72	60.0%
Total Occupied Collateral			6,347,620	94.8%	$3.43	100.0%
Vacant(7)			349,684	5.2%
Total			6,697,304	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Kirkland’s has two, five-year renewal options upon written notice no later than twelve months prior to the lease expiration date of May 31, 2019. The tenant has no termination options.
(3)	Amcor PET Packaging has one, five-year renewal option upon written notice no later than twelve months prior to the lease expiration date of July 21, 2023. The tenant has no termination options.
(4)	Baker & Taylor, Inc. has two, three-year renewal options upon written notice no later than twelve months prior to the lease expiration date of August 31, 2018. The tenant has no termination options.
(5)	Home Depot USA, Inc. has one, two-year renewal option upon written notice no later than nine months prior to the lease expiration date of November 30, 2017. The tenant has no termination options.
(6)	Rue La La, Inc. has two, five-year renewal options upon written notice no later than seven months prior to the lease expiration date of June 30, 2016. The tenant has no termination options.
(7)	Based on the U/W rent roll. Hat World, Inc., the only tenant at the 7555 Woodland Drive property is currently in-place but was underwritten as vacant as the tenant is vacating upon its lease expiration in January 2016. Actual occupancy as of the cut-off date is 97.3%.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	70,000	1.0%	70,000	1. 0%	$3.00	1.0%	1.0%
2015	3	425,576	6.4%	495,576	7.4%	$3.36	6.6%	7.5%
2016	4	538,572	8.0%	1,034,148	15.4%	$4.36	10.8%	18.3%
2017	4	1,167,863	17.4%	2,202,011	32.9%	$3.16	16.9%	35.3%
2018	6	1,124,569	16.8%	3,326,580	49.7%	$3.53	18.2%	53.5%
2019	5	1,326,748	19.8%	4,653,328	69.5%	$2.61	15.9%	69.4%
2020	3	154,116	2.3%	4,807,444	71.8%	$5.11	3.6%	73.0%
2021	2	462,400	6.9%	5,269,844	78.7%	$3.49	7.4%	80.4%
2022	1	210,496	3.1%	5,480,340	81.8%	$3.25	3.1%	83.5%
2023	1	660,200	9.9%	6,140,540	91.7%	$4.10	12.4%	96.0%
2024	0	0	0.0%	6,140,540	91.7%	$0.00	0.0%	96.0%
2025	0	0	0.0%	6,140,540	91.7%	$0.00	0.0%	96.0%
2026	0	0	0.0%	6,140,540	91.7%	$0.00	0.0%	96.0%
Thereafter	1	207,080	3.1%	6,347,620	94.8%	$4.24	4.0%	100.0%
Vacant(2)	NAP	349,684	5.2%	6,697,304	100.0%	NAP	NAP
Total / Wtd. Avg.	31	6,697,304	100.0%			$3.43	100.0%
(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.
(2)	Based on the U/W rent roll. Hat World, Inc., the only tenant at the 7555 Woodland Drive property is currently in-place but was underwritten as vacant as the tenant is vacating upon its lease expiration in January 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Various	Collateral Asset Summary – Loan No. 3 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 74.4% 1.36x 8.6%

The Loan. The Heartland Industrial Portfolio loan (the “Heartland Industrial Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a portfolio of 22 warehouse and distribution industrial properties located across seven states, totaling 6,697,304 sq. ft. (the “Heartland Industrial Portfolio” or the “Heartland Industrial Portfolio Properties”). The Heartland Industrial Portfolio Loan is evidenced by the non-controlling Note A-2, with an aggregate original principal balance of $95.0 million, and will be included in the COMM 2015-CCRE24 Mortgage Trust. The controlling Note A-1 and the non-controlling Note A-3 are pari passu companion loans (together with the Heartland Industrial Portfolio Loan, the “Heartland Industrial Portfolio Loan Combination”), with an aggregate original principal balance of $155.0 million, and are expected to be held by GACC or an affiliate.

The Heartland Industrial Portfolio Loan has a 10-year term and amortizes on a 30-year schedule after an initial 72-month interest-only period. The Heartland Industrial Portfolio Loan accrues interest at a fixed rate equal to 4.3060% and has a cut-off date balance of $95.0 million. Heartland Industrial Portfolio Loan Combination proceeds, along with approximately $87.3 million in equity from the sponsor, were used to acquire the Heartland Industrial Portfolio for approximately $317.5 million, fund upfront reserves of approximately $12.8 million and pay closing costs of approximately $6.9 million. Based on the “Portfolio Premium” appraised value of approximately $336.0 million as of May 2015, which reflects a premium attributed to the aggregate value of the Heartland Industrial Portfolio as a whole, the cut-off date LTV is 74.4%. The most recent prior financing of the Heartland Industrial Portfolio Properties was not included in a securitization.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-2	$95,000,000	$95,000,000	COMM 2015-CCRE24	No
Note A-1, Note A-3	$155,000,000	$155,000,000	GACC	Yes (Note A-1)
Total	$250,000,000	$250,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$250,000,000	74.1%	Purchase Price	$317,500,000	94.1%
Sponsor Equity	$87,255,474	25.9%	Reserves	$12,831,568	3.8%
			Closing Costs	$6,923,906	2.1%
Total Sources	$337,255,474	100.0%	Total Uses	$337,255,474	100.0%

The Borrower / Sponsor. The borrower consists of 22 single purpose Indiana, Illinois, Ohio, Kentucky, Tennessee, North Carolina and South Carolina limited liability companies collectively structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrowers and nonrecourse carve-out guarantor is NorthStar Real Estate Income Operating Partnership II, LP.

NorthStar Real Estate Income Operating Partnership II, LP is the sole member of NorthStar Real Estate Income II, Inc. (“NS Income II”) and is a public, non-traded real estate investment trust formed to originate, acquire and manage a diversified portfolio of commercial real estate debt, select equity and securities investments. NorthStar Asset Management Group Inc., the sponsor of NorthStar Real Estate Income II, Inc., is a global commercial real estate asset management firm with over $21.7 billion in assets under management.

The Properties. The Heartland Industrial Portfolio is comprised of 22 Class A warehouse and distribution facilities totaling approximately 6.7 million sq. ft., located in the Mid-South regional markets of the United States spanning across Indiana, Illinois, Kentucky, Tennessee, North Carolina, South Carolina and Ohio. The properties in the Heartland Industrial Portfolio are on average 16 years old and approximately 304,000 sq. ft. As of June 1, 2015, the Heartland Industrial Portfolio is 97.3% occupied with some notable tenants that include Home Depot, AmerisourceBergen Drug Corp, Zappos.com, Inc., Hanes Companies, Inc., Beckman Coulter, Inc. and Amcor PET Packaging. The tenants operate predominantly in the consumer goods, logistics, manufacturing, automotive and e-commerce sectors.

The Heartland Industrial Portfolio has maintained a weighted average historical occupancy of 98.7% since 2006. All tenants at the Heartland Industrial Portfolio Properties are triple-net leases and, on a weighted average basis, the current tenants have been at the properties for 13.9 years. Approximately 69.9% of the Heartland Industrial Portfolio’s tenants are publicly traded or rated companies.

Heartland Industrial Portfolio Historical Occupancy(1)
Year	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	T-12 6/1/2015
Wtd. Avg. Occupancy	97.4%	98.8%	100.0%	100.0%	98.6%	99.3%	98.5%	98.2%	96.1%	99.2%	97.3%
(1)	Source: Sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Various	Collateral Asset Summary – Loan No. 3 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 74.4% 1.36x 8.6%

The top five properties occupy 43.9% of the total sq. ft. and contribute 40.8% of the U/W Base Rent. The top five tenants occupy 42.3% of the total sq. ft. and contribute 40.0% of the U/W Base Rent. The Heartland Industrial Portfolio exhibits a weighted average in-place rent of $3.43 PSF NNN, which is, on a weighted average basis, 9.7% below the appraiser’s weighted average submarket rents of $3.80 PSF NNN.

Environmental Matters. The Phase I environmental reports dated April and May 2015 recommended no further action at the Heartland Industrial Portfolio Properties.

Major Tenants.

Kirkland’s (“Kirkland’s”) (771,000 sq. ft., 11.5% of NRA, 7.5% of U/W Base Rent) is a national retail chain that sells home décor, specializing in furnishings, accessories and gifts. Kirkland’s is based in greater Nashville, Tennessee and has 324 stores in 35 states. As of August 2014, Kirkland’s reported net sales of $103.5 million. Kirkland’s is the largest tenant in the Heartland Industrial Portfolio by sq. ft. and is located at the 431 Smith Lane property in Jackson, Tennessee, where the tenant has been in occupancy since May 2004. Kirkland’s has two, five-year renewal options at fair-market value upon written notice no later than twelve months prior to the lease expiration date of May 31, 2019 and no termination options.

Amcor PET Packaging (“Amcor”) (660,200 sq. ft., 9.9% of NRA, 12.4% of U/W Base Rent, rated Baa2 by Moody’s) is an Australian-based multinational packing company. Amcor is headquartered in Hawthorn, Melbourne, and creates packaging solutions using flexible and rigid plastics packaging. Amcor products protect food, beverage, pharmaceutical, medical, personal, and home and personal care goods. AMC employs 27,000 people worldwide and has operations across 43 countries. Amcor has two major packaging products, rigid plastics and flexible. Amcor is the largest producer of polyethylene terephthalate (PET) bottles. As of June 30, 2014, Amcor reported EBITDA of $1.6 billion. Amcor is located at 1080 Jenkins Brothers Road property in Blythewood, South Carolina and has been in occupancy since March 1999. Amcor has one, five-year renewal option at fair-market value upon written notice no later than twelve months prior to the lease expiration date of July 21, 2023 and no termination options.

Baker & Taylor, Inc. (“Baker & Taylor”) (504,164 sq. ft., 7.5% of NRA, 6.6% of U/W Base Rent) is a distributor of books and entertainment, which has been in business for over 180 years. Based in Charlotte, North Carolina, Baker & Taylor’s core business distributes books, calendars, music CDs, DVDs, Blu-ray discs and digital content, including e-books and e-spoken word audio. Digital content is available through the company’s Axis 360 platform via the Blio app or the Axi360 app in combination with the Axis Reader app. Baker & Taylor’s retail unit contributes over approximately 1 million book titles and music CDs, DVDs and Blu-rays to brick and mortar and internet retailers. Baker & Taylor is located at 5045 West 79th Street in Indianapolis, Indiana and has been in occupancy since July 2001. Baker & Taylor has two, three-year renewal options at fair-market value upon written notice no later than twelve months prior to the lease expiration date of August 31, 2018 and no termination options.

The Market. According to a market research report, the overall United States national industrial market continued to strengthen with overall vacancy rates declining from 8.0% to 7.0% and overall asking rents increasing 5.0% to $5.49 PSF NNN from Q4 2013 to Q4 2014. The Heartland Industrial Portfolio is geographically diversified, representing 8 different markets and 13 different submarkets.

Market Level Concentrations(1)
Market	Number of Properties	Sq. Ft.	% of Portfolio NRA	Weighted Average Occupancy(2)	Annual Rent	% of U/W Base Rent	Annual Rent PSF
Indianapolis	7	1,822,592	27.2%	100.0%	$6,059,577	27.8%	$3.32
Louisville	4	1,145,900	17.1%	100.0%	$3,965,910	18.2%	$3.46
Columbia	1	660,200	9.9%	100.0%	$2,706,820	12.4%	$4.10
Nashville	4	604,084	9.0%	70.4%	$1,656,115	7.6%	$2.74
Jackson/Memphis	1	771,000	11.5%	100.0%	$1,633,976	7.5%	$2.12
Fayetteville	1	506,115	7.6%	100.0%	$1,518,345	7.0%	$3.00
St. Louis	1	450,668	6.7%	100.0%	$1,451,171	6.7%	$3.22
Columbus	1	354,676	5.3%	100.0%	$1,195,258	5.5%	$3.37
Raleigh/Durham	1	164,005	2.4%	100.0%	$861,655	4.0%	$5.25
Cincinnati	1	218,064	3.3%	100.0%	$741,418	3.4%	$3.40
Total / Wtd. Avg.		6,697,304	100.0%	97.3%	$21,790,244	100.0%	$3.43
(1)	Source: Appraisal.
(2)	Based on the actual in place occupancy of 97.3%. The underwritten occupancy of 94.8% does not include Hat World, Inc., the only tenant at the 7555 Woodland Drive property, which is currently in-place but was underwritten as vacant as the tenant is vacating upon its lease expiration in January 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Various	Collateral Asset Summary – Loan No. 3 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 74.4% 1.36x 8.6%

Submarket Level Concentrations(1)
Submarket	Market	Number of Properties	Sq. Ft.	% of Portfolio NRA	Weighted Avg. Occupancy(2)	Annual Rent	% of U/W Base Rent	Annual Rent PSF	Market Rent PSF	Market Vacancy
Northwest Indianapolis	Indianapolis	6	1,562,192	23.3%	100.0%	$5,148,177	23.6%	$3.30	$4.21	3.9%
Bullitt	Louisville	3	897,500	13.4%	100.0%	$3,208,290	14.7%	$3.57	$3.63	10.9%
Northeast Columbia	Columbia	1	660,200	9.9%	100.0%	$2,706,820	12.4%	$4.10	$3.73	13.3%
Southeast Memphis	Jackson/Memphis	1	771,000	11.5%	100.0%	$1,633,976	7.5%	$2.12	$2.73	13.8%
East Fayetteville	Fayetteville	1	506,115	7.6%	100.0%	$1,518,345	7.0%	$3.00	$3.05	15.7%
Illinois Industrial	St. Louis	1	450,668	6.7%	100.0%	$1,451,171	6.7%	$3.22	$3.57	3.6%
North Nashville	Nashville	3	374,580	5.6%	76.0%	$1,212,145	5.6%	$3.24	$3.58	6.6%
Southeast Columbus	Columbus	1	354,676	5.3%	100.0%	$1,195,258	5.5%	$3.37	$3.11	7.2%
Southwest Indianapolis	Indianapolis	1	260,400	3.9%	100.0%	$911,400	4.2%	$3.50	$4.19	8.5%
Raleigh/Durham	Raleigh/Durham	1	164,005	2.4%	100.0%	$861,655	4.0%	$5.25	$6.69	3.9%
South Central	Louisville	1	248,400	3.7%	100.0%	$757,620	3.5%	$3.05	$3.72	7.3%
Cincinnati International Airport	Cincinnati		218,064	3.3%	100.0%	$741,418	3.4%	$3.40	$3.87	5.0%
SE Nashville	Nashville	1	229,504	3.4%	61.4%	$443,970	2.0%	$1.93	$3.88	7.1%
Total / Wtd. Avg.		22	6,697,304	100.0%	97.3%	$21,790,244	100.0%	$3.43	$3.71	8.6%

(1)	Source: Appraisal.
(2)	Based on the actual in place occupancy of 97.3%. The underwritten occupancy of 94.8% does not include Hat World, Inc., the only tenant at the 7555 Woodland Drive property, which is currently in-place but was underwritten as vacant as the tenant is vacating upon its lease expiration in January 2016.

Indianapolis Market. (7 properties totaling 1,822,592 sq. ft., 27.2% of NRA, 27.8% of U/W Base Rent) Indianapolis has emerged as one of the strongest industrial markets in the country, with quarterly absorption for Q4 2014 registering 2.4 million sq. ft. and net occupancy gains for the year reaching 5.5 million sq. ft. Overall industrial vacancy is currently 5.8% for all product types in the greater Indianapolis market. The key factors driving demand are technology, housing, auto and distribution centers related to internet sales. Indianapolis is also home to the warehousing and distribution operations for a number of the nation’s Fortune 1000 companies, including WellPoint, Eli Lilly, Brightpoint, Simon Property Group and Calumet Specialty Products. The Indianapolis area benefits from low cost of living and cost of doing business relative to other Midwestern states. Within Indianapolis is the “Crossroads of America”, which is the intersection of five major interstate highways. Additionally, Indianapolis International Airport also recently expanded to serve as a major FedEx shipping hub.

Louisville Market. (4 properties totaling 1,145,900 sq. ft., 17.1% of NRA, 18.2% of U/W Base Rent) Louisville’s industrial market had a vacancy rate of 6.1% as of Q4 2014, down from 6.9% as of Q4 2013. Over the same period of time, Louisville industrial market rents have increased 1.4% to $3.60 PSF NNN. Strong employment growth has been realized in Louisville as job creation accelerated in the second half of 2014. United Parcel Service (UPS), the world’s 8th largest airline and Louisville’s largest employer, completed its $1.0 billion Worldport Expansion Project, which has created more than 4,900 new jobs in the area over the last three years. Louisville is also home to five Fortune 1000 companies, including Humana, Inc., Kindred Healthcare, Yum! Brands, Brown-Forman and PharMerica. All four assets in the Louisville market are located near Interstates 265 and 65 and proximate to the Louisville International Airport.

Columbia Market. (1 property totaling 660,200 sq. ft., 9.9% of NRA, 12.4% of U/W Base Rent) The 1080 Jenkins Brothers Road property is located in Richland County, South Carolina within the Columbia MSA, approximately 90 miles south of Charlotte and 200 miles east of Atlanta. Three major interstates (Interstates 26, 77 and 20), along with access to Interstates 85 and 95 provide the region with a vast transportation network. Additionally, Columbia’s proximity to the Ports of Charleston and Savannah provide access for distribution and manufacturing firms in the southeast United States. Columbia’s economic base includes the $14.0 billion energy-based holding company SCANA. Major international corporations such as DHL, Michelin, CSC, Kraft Foods, Husqvarna and Westinghouse Electric Company anchor the region’s industrial base. Area development includes headquarters operations, manufacturing facilities and distribution centers. Attracting businesses in the advanced manufacturing industry is a major focus of the local and state economic development communities and is supported in Columbia by the Center for Manufacturing and Technology (CMAT). In October of 2012, Amazon opened its 1.0 million sq. ft. warehouse/distribution fulfillment center in West Columbia. Amazon brought over 1,100 new jobs to the region. Moreover, within the last two years, seven manufacturers have relocated to the Columbia area, bringing approximately 1,300 additional jobs to the region.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Various	Collateral Asset Summary – Loan No. 3 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 74.4% 1.36x 8.6%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 4/30/2015	U/W	U/W PSF
Base Rent(1)	$22,459,468	$22,516,874	$22,706,119	$22,897,832	$22,214,652	$3.32
Value of Vacant Space	0	0	0	0	1,234,013	0.18
Gross Potential Rent	$22,459,468	$22,516,874	$22,706,119	$22,897,832	$23,448,665	$3.50
Total Recoveries	4,864,682	5,577,413	6,349,062	6,417,685	6,706,946	1.00
Total Other Income	62,808	10,310	6,768	7,730	0	0.00
Less: Vacancy(2)	0	0	0	0	(1,234,013)	(0.18)
Effective Gross Income	$27,386,958	$28,104,597	$29,061,949	$29,323,247	$28,921,598	$4.32
Total Operating Expenses	5,836,573	6,821,844	7,260,551	7,144,125	7,348,721	1.10
Net Operating Income	$21,550,385	$21,282,753	$21,801,398	$22,179,122	$21,572,877	$3.22
TI/LC/CapEx Reserve Credit(3)	0	0	0	0	(1,169,730)	(0.17)
TI/LC	0	0	0	0	1,306,736	0.20
Capital Expenditures	0	0	0	0	1,272,488	0.19
Net Cash Flow	$21,550,385	$21,282,753	$21,801,398	$22,179,122	$20,163,383	$3.01

(1)	U/W Base Rent includes $424,445 in contractual step rent through August 2018.
(2)	U/W Vacancy is based on in-place vacancy and represents 5.3% of gross potential rent.
(3)	TI/LC/CapEx Reserve Credit represents the upfront outstanding TI/LC obligations, free rent and required repairs reserves amortized over the term of the Heartland Industrial Portfolio Loan.

Property Management. The Heartland Industrial Portfolio is managed by Exeter Property Group Advisors II, L.P. Exeter Property Group Advisors II, L.P. is a real estate investment management firm specializing in the acquisition, development, leasing and management of industrial and related business park properties across the United States and Europe through an array of value add and core return private equity investment vehicles.

Lockbox / Cash Management. The Heartland Industrial Portfolio Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct all tenants to deposit all rents and other payments in to the lockbox account controlled by the lender that was established by the borrowers at closing. Provided no Trigger Period (as defined below) is continuing, all funds in the cash management account are swept daily to the borrower’s operating account. Upon the occurrence and during the continuance of a Trigger Period, all transfers to borrowers’ operating account will cease and all funds in the lockbox account will be swept on each business day to a cash management account under the control of the lender and disbursed in accordance with the Heartland Industrial Portfolio Loan documents, with any excess funds being held by lender as additional collateral for the Heartland Industrial Portfolio Loan.

A “Trigger Period” will commence (i) upon an event of default or (ii) if the DSCR is less than 1.20x on the last day of any calendar quarter. A Trigger Period will cease to exist when (a) with respect to clause (i) of the definition of “Trigger Period”, such event of default has been cured and (b) with respect to clause (ii) of the definition of “Trigger Period” the DSCR is at least 1.20x for two consecutive calendar quarters (and, at any time from and after August 1, 2017 (the “Lockout Date”), borrower has the right to prepay a portion of the principal (together with any yield maintenance premium applicable thereto) in an amount sufficient to cause the DSCR to be at least 1.20x and terminate the Trigger Period).

Initial Reserves. At closing, the borrower deposited (i) $643,812 into a tax reserve account, (ii) $5,564,124 into a replacement reserve account, (iii) $5,848,650 into a TI/LC reserve account, (iv) $100,000 for free rent into a rollover reserve subaccount, (v) $390,457 for outstanding TI/LC obligations into a rollover reserve subaccount and (vi) $284,526 into a required repairs reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $279,525 into a tax reserve account, (ii) $50,230 into a replacement reserve account and (iii) (a) $27,905 into a TI/LC reserve account or (b) from an after the date that the rollover reserve subaccount balance first falls below $1,500,000, the monthly TI/LC payment will increase to $139,527. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Various	Collateral Asset Summary – Loan No. 3 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 74.4% 1.36x 8.6%

Property Releases; Kirkland Parcel Release.

Property Releases Generally. On any payment date after the Lockout Date, the borrower may obtain the release of any property, provided, among other things, (i) no event of default has occurred and is continuing, (ii) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding the partial release and 1.39x, (iii) each remaining borrower remains a special purpose bankruptcy remote entity and the borrower delivers a new or updated non-consolidation opinion, (iv) borrower makes a prepayment of the Loan in an amount equal to 120% of the allocated loan amount for the released property and (v) borrower pays to lender any yield maintenance premium on the principal being prepaid pursuant to the loan documents.

Property Release: Kirkland Sale. Kirkland’s has a one-time right to purchase the property located at 431 Smith Lane, Jackson, Tennessee (the “Kirkland Property”) effective May 31, 2019 with 12 months’ notice (the “Kirkland Purchase Option”). In the event Kirkland’s exercises the Kirkland Purchase Option, borrower shall be permitted to sell the property provided, among other things, (i) no event of default has occurred and is continuing, (ii) the DSCR for the remaining properties is not less than the DSCR immediately preceding the release, (iii) each remaining borrower remains a special purpose bankruptcy remote entity and the borrower delivers a new or updated non-consolidation opinion, (iv) borrower makes a prepayment of the Loan in an amount equal to the greater of 125% of the allocated loan amount for the Kirkland Property and 100% of the net sales proceeds and (v) borrower pays to lender any yield maintenance premium on the principal being prepaid pursuant to the loan documents.

Kirkland Expansion Right: Parcel Release. Kirkland’s has the option, exercisable by notice to landlord at least 12 months prior to the expiration of initial term of its lease (by May 31, 2018) to elect to expand the improvements on the Kirkland Property on land at such property that is currently vacant (the “Kirkland Release Parcel”).

If, at the time Kirkland exercises is expansion option, Kirkland does not have a “fixed charge coverage ratio” (as such term is defined in the Kirkland lease) of at least 1.80x (the “Required FCCR”) then borrower will not be obligated to construct the expansion improvements and Kirkland may purchase the Kirkland Release Parcel, in which case, the Kirkland Release Parcel shall be released (whether prior to or after the Lockout Date), provided, among other things, (i) the Kirkland Release Parcel is a separate tax lot, (ii) borrower and Kirkland enter into all necessary easement and similar agreements necessary or desirable to ensure the continued use, operation and access to the remaining Kirkland Property, (iii) borrower makes a prepayment of the Loan in an amount equal to 100% of the net sales proceeds and (v) borrower pays to lender any yield maintenance premium on the principal being prepaid pursuant to the loan documents.

However, if, at the time Kirkland exercises is expansion option, Kirkland does not meet the Required FCCR then borrower shall either (i) transfer the Kirkland Release Parcel to an affiliate of borrower (in which case the Kirkland Release Parcel shall be released from the lien of the mortgage provided, among other things, that (A) the Kirkland Release Parcel is a separate tax lot, (B) borrower and the transferee enter into all necessary easement and similar agreements necessary or desirable to ensure the continued use, operation and access to the remaining Kirkland Property and (C) such transferee enters into a new lease with Kirkland relating to the Kirkland Release Parcel and any expansion obligations relating thereto) or (ii) effect the release of the Kirkland Property in accordance with the general release provisions (see “Property Releases Generally” above); provided (A) such release shall not be prohibited prior to the Lockout Date and (B) the DSCR requirement shall be that the DSCR for the remaining properties is not less than the DSCR immediately preceding the release.

Substitution. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Various	Collateral Asset Summary – Loan No. 3 Heartland Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$95,000,000 74.4% 1.36x 8.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

6363 South Fiddler’s Green Circle Greenwood Village, CO 80111	Collateral Asset Summary – Loan No. 4 Palazzo Verdi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 64.7% 1.31x 8.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

6363 South Fiddler’s Green Circle Greenwood Village, CO 80111	Collateral Asset Summary – Loan No. 4 Palazzo Verdi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 64.7% 1.31x 8.7%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor:	John W. Madden, Jr.
Borrower:	Palazzo Verdi, LLC
Original Balance:	$73,500,000
Cut-off Date Balance:	$73,500,000
% by Initial UPB:	5.3%
Interest Rate:	4.8770%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(92), O(3)
Lockbox / Cash Management:	Hard / In Place

Reserves(1)
	Initial	Monthly
Taxes:	$395,842	$197,921
Insurance:	$100,942	$11,216
Replacement:	$0	$5,037
TI/LC:	$1,500,000	$83,333
Envision Health Free Rent:	$2,715,236	NAP
Envision Health TI/LC:	$2,060,342	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$243
Balloon Balance / Sq. Ft.:	$224
Cut-off Date LTV:	64.7%
Balloon LTV:	59.6%
Underwritten NOI DSCR(2):	1.37x
Underwritten NCF DSCR(2):	1.31x
Underwritten NOI Debt Yield:	8.7%
Underwritten NCF Debt Yield:	8.3%
Underwritten NOI Debt Yield at Balloon:	9.4%
Underwritten NCF Debt Yield at Balloon:	9.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Greenwood Village, CO
Year Built / Renovated:	2008 / NAP
Total Sq. Ft.:	302,245
Property Management:	Plaza Developers Holdings II, LLC
Underwritten NOI:	$6,380,386
Underwritten NCF:	$6,102,989
Appraised Value:	$113,600,000
Appraisal Date:	April 27, 2015

Historical NOI
Most Recent NOI:	$6,773,803 (T-12 March 31, 2015)
2014 NOI:	$6,739,693 (December 31, 2014)
2013 NOI:	$6,533,174 (December 31, 2013)
2012 NOI:	$6,315,249 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (April 1, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.76x and 1.68x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

6363 South Fiddler’s Green Circle Greenwood Village, CO 80111	Collateral Asset Summary – Loan No. 4 Palazzo Verdi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 64.7% 1.31x 8.7%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration
Newmont Mining(3)(4)	NR/Baa2/BBB	218,414	72.3%	$22.90	63.7%	10/31/2020
Envision Healthcare(5)(6)	NR/NR/BB-	77,027	25.5%	$37.00	36.3%	9/30/2026
Total Major Tenants		295,441	97.7%	$26.57	100.0%
Non-Major Tenants(7)		6,804	2.3%	$0.00	0.0%
Total Occupied Collateral(8)		302,245	100.0%	$26.57	100.0%
Vacant		0	0.0%
Total		302,245	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Base Rent PSF includes contractual rent steps through December 1, 2015.
(3)	Newmont Mining is currently subleasing 31,202 sq. ft. to Charter Communications Inc. For additional information on the terms of the subleases see “Major Tenants” herein.
(4)	The Newmont Mining lease contains two, five-year extension options with notice of tenant’s exercise of option delivered no later than January 31, 2020 at 90% of fair market rent.
(5)	The Envision Healthcare space is currently occupied by Ciber, Inc. which has executed its termination option and has agreed to vacate no later than December 31, 2015 and pay a termination fee of $1,461,587 by the lease expiration date of January 1, 2016. Envision Healthcare is expected to take possession of the space no later than no later than April 1, 2016.
(6)	The Envision Healthcare lease contains one, five-year extension option with notice of tenant’s exercise of option delivered no later than December 31, 2025.
(7)	John Madden Co., an affiliate of the sponsor, leases 6,804 sq. ft. of restaurant space for a 15 year term at a base rental rate of $23 PSF with 2.5% annual increases, and one, five-year renewal option. There is no guarantor or security deposit under the lease. John Madden Co. licenses the space to Epicurean Catering who pays John Madden Co. a commission equivalent to: 3% on restaurant sales, 7% of banquet sales; 15% of liquor sales; and 50% of space rental. Given the affiliate lease, the space was underwritten as vacant.
(8)	As rent associated with the affiliate lease is collected but not underwritten, the U/W Base Rent PSF excludes the sq. ft. and rent associated with the John Madden Co. lease in the Total Occupied Collateral’s U/W Base Rent PSF calculation.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(1)(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	1	218,414	72.3%	218,414	72.3%	$22.90	63.7%	63.7%
2021	0	0	0.0%	218,414	72.3%	$0.00	0.0%	63.7%
2022	0	0	0.0%	218,414	72.3%	$0.00	0.0%	63.7%
2023	1	6,804	2.3%	225,218	74.5%	$0.00	0.0%	63.7%
2024	0	0	0.0%	225,218	74.5%	$0.00	0.0%	63.7%
2025	0	0	0.0%	225,218	74.5%	$0.00	0.0%	63.7%
Thereafter	1	77,027	25.5%	302,245	100.0%	$37.00	36.3%	100.0%
Vacant	NAP	0	0.0%	302,245	100.0%	NAP	NAP
Total / Wtd. Avg.	3	302,245	100.0%			$26.57	100.0%

(1)	U/W Base Rent PSF includes contractual rent steps through December 1, 2015.
(2)	As rent associated with the affiliate lease is collected but not underwritten, the Annual U/W Base Rent PSF excludes the sq. ft. and rent associated with the John Madden Co. lease in the Annual U/W Base Rent PSF calculation.

The Loan. The Palazzo Verdi loan (the “Palazzo Verdi Loan”) is a $73.5 million fixed rate loan secured by the borrower’s fee simple interest in condominium units comprising 302,245 sq. ft. in a Class A office property located at 6363 South Fiddler’s Green Circle in Greenwood Village, Colorado (the “Palazzo Verdi Property”). The Palazzo Verdi Loan has a 10-year term and is interest only for the first 60 months of the term and amortizes on a 30-year schedule thereafter. The Palazzo Verdi Loan accrues interest at a fixed rate equal to 4.8770%. Loan proceeds were used to retire existing debt of approximately $61.8 million, fund upfront reserves of approximately $6.8 million, pay closing costs of approximately $0.9 million and return equity of approximately $4.0 million to the borrower. Based on the appraised value of $113.6 million as of April 27, 2015, the cut-off date LTV ratio is 64.7%. The most recent prior financing of the Palazzo Verdi Property was not included in a securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

6363 South Fiddler’s Green Circle Greenwood Village, CO 80111	Collateral Asset Summary – Loan No. 4 Palazzo Verdi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 64.7% 1.31x 8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$73,500,000	100.0%	Loan Payoff	$61,800,193	84.1%
			Reserves	$6,772,361	9.2%
			Closing Costs	$875,183	1.2%
			Return of Equity	$4,052,263	5.5%
Total Sources	$73,500,000	100.0%	Total Uses	$73,500,000	100.0%

The Borrower / Sponsor. The borrower is Palazzo Verdi, LLC, a single purpose Colorado limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The borrower’s sole member is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carve out guarantor is John W. Madden, Jr.

John W. Madden, Jr. is the founder of John Madden Company, a full-service real estate development and management company that was founded in the 1960s and is currently headquartered in Greenwood Village, Colorado. In total, the John Madden Company has developed over 9.0 million sq. ft. of office and related space throughout Arizona, California, Colorado, Iowa, Michigan, and Wyoming. The John Madden Company has completed build to suit developments totaling approximately 3.0 million sq. ft. for: Allstate Insurance, Chevron, Equitable Real Estate, Information Handling Services, and Rockwell Automotive. Additionally, the John Madden Company has developed 10 properties totaling approximately 4.0 million sq. ft. in Denver, in addition to six properties totaling approximately 3.4 million sq. ft. outside of Colorado.

The Property. The Palazzo Verdi Property consists of two condominium units totaling 302,245 sq. ft., that are located in a 15-story, Class A office building located in Greenwood Village, Colorado. See “Condominium Structure” below. The Palazzo Verdi Property was constructed in 2008, is LEED Gold certified, has high quality interior finishes, an in-floor radiant heating system, and architectural woodwork displayed throughout the building. Additionally, tenants have access to an on-site art museum (non-collateral). The Palazzo Verdi Property is located and operates as a part of the Denver Tech Center (“DTC”), which was established in 1963 on 40 acres of land at the intersection of Interstate 25 and East Belleview Avenue and has grown to approximately 909 acres in size. According to market reports, this office park generally has the highest quality of office buildings and rental rate structure located outside of the Denver CBD. The Palazzo Verdi Property shares parking with two other sponsor-owned properties, Fiddler’s Green I and II (414,693 sq. ft.). There are 2,188 available parking spaces which equates to a parking ratio of approximately 3.05 spaces per 1,000 sq. ft.

As of April 1, 2015, the Palazzo Verdi Property is 100.0% leased to three tenants. Approximately 72.3% of the net rentable area is occupied by an investment grade tenant.

Environmental Matters. The Phase I environmental report dated April 16, 2015 recommended no further action at the Palazzo Verdi Property.

Major Tenants.

Newmont Mining (“Newmont”) (218,414 sq. ft., 72.3% of NRA, 63.7% of U/W Base Rent; rated Baa2/BBB by Moody’s/S&P). Newmont is a gold producer with significant operations and/or assets in the United States, Australia, Peru, Indonesia, Ghana and New Zealand. As of December 31, 2014, Newmont had attributable proven and probable gold reserves of 82.2 million ounces and an aggregate land position of approximately 20,000 square miles (52,000 square kilometers). Newmont is also engaged in the production of copper, principally through Batu Hijau in Indonesia, Boddington in Australia and Phoenix in the United States. The Palazzo Verdi Property serves as Newmont’s corporate headquarters.

Newmont has two, five-year extension options with notice delivered by January 31, 2020 at 90% of fair market rent. Newmont does not have any termination options.

On March 30, 2015, Newmont Mining subleased the entire sixth floor (measuring 31,202 sq. ft.) to Charter Communications Inc. (rated Ba3/BB- by Moody’s/S&P), which currently occupies 129,123 sq. ft. between two adjacent sponsor-owned buildings under a lease that is scheduled to expire on December 31, 2017. The sublease is co-terminus with Charter Communication Inc.’s lease at the adjacent buildings and features an initial rate of $25.00 PSF on a gross basis.

Envision Healthcare (“Envision”) (77,027 sq. ft., 25.5% of NRA, 36.3% of U/W Base Rent). Envision (rated BB- by S&P) is a provider of physician-led, outsourced medical services in the United States with more than 34,000 employees and affiliated clinicians. Envision has approximately 9,000 affiliated physicians and other clinicians, and is a provider of integrated facility-based physician services, including emergency, anesthesiology, hospitalist/inpatient care, radiology, tele-radiology and surgery. Envision also offers physician-led care management solutions outside the hospital. With approximately 14,000 paramedics and emergency medical technicians, Envision is a provider and manager of community-based healthcare transportation services, including emergency ‘911’, non-emergency, managed

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

6363 South Fiddler’s Green Circle Greenwood Village, CO 80111	Collateral Asset Summary – Loan No. 4 Palazzo Verdi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 64.7% 1.31x 8.7%

transportation, fixed-wing air ambulance and disaster response. Envision has recently relocated its executive offices to the Palazzo Verdi Property. Envision has one, five-year extension option. Envision does not have any termination options.

The Market. The Palazzo Verdi Property is located in the Greenwood Village submarket, within the Denver metropolitan statistical area (“MSA”). The property is bordered by East Belleview Avenue to the north; Lincoln Avenue to the south; Peoria Street to the east; and Quebec Street to the west. Primary access to the property’s neighborhood is provided by Interstate 25. Interstate 25 is the major north/south arterial through the State of Colorado and connects many of the major cities along the Front Range, including Fort Collins, Denver and Colorado Springs. The Palazzo Verdi Property is located approximately 12 miles from the Denver CBD and approximately 28 miles from the Denver International Airport.

Greenwood Village is the second largest submarket in the southeast suburban Denver submarket cluster. The area is defined by Belleview on the north, Quebec Street on the west and Arapahoe Road on the south. Interstate 25 on the east separates Greenwood Village from the neighboring Denver Tech Center submarket. Greenwood Village provides approximately 8.8 million sq. ft. of commercial office space. In 2014, unemployment in the Denver MSA averaged 3.8% as opposed to Colorado’s 3.2% less than the national unemployment rate of 5.6%. The Palazzo Verdi Property’s submarket also benefits from an above-average income demographic with the surrounding area within a one, three and five mile radius reporting a 2015 median household income of $75,965, $82,767 and $73,074, respectively.

The vacancy rate in the Greenwood Village submarket market area decreased to 13.9% at the end of Q1 2015, representing a 0.2% decline from the previous quarter. The appraiser identified five comparable properties with an average vacancy rate of 3.9% and a triple net asking rent of $17.25. Asking rents for available office space averaged $23.33 PSF as of Q1 2015, an approximately 5.3% PSF increase over Q4 2014 asking rents. Asking rents in the Denver MSA was $23.68 PSF, at the end of Q1 2015, an approximately 1.2% PSF increase over Q4 2014 asking rents. The Greenwood Village office submarket accounts for approximately 5.5% of the total office inventory in the Denver MSA.

The appraisal identified 319,287 sq. ft. of office space under construction in the Greenwood Village submarket, which is largely preleased. The average asking rental rate is $28.25 PSF full service and $17.25 PSF triple net. The chart below summarizes the comparable set as determined by the appraisal:

Summary of Comparable Office Rentals(1)
Name	Palazzo Verdi Property	CoBank Center	Village Center Station	Plaza Tower One	Trizetto Headquarters
Distance from subject (miles)	NAP	0.2	0.2	0.3	6.3
Building Sq. Ft.	302,245	274,287	200,174	468,885	163,444
Year Built	2008	2015	2009	1985	2013
Occupancy	100.0%(2)	NAV	100.0%	92.0%	100.0%
Rent PSF	$26.57(2)	$22.00	$33.00	$29.26	$20.14
Expense Basis	NNN	NNN	FS	FS	Net
(1)	Source: Appraisal.
(2)	Rent PSF for the Palazzo Verdi Property represents the average rent for tenants paying rent per the April 1, 2015 rent roll.

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	T-12 3/31/2015	U/W	U/W PSF
Base Rent(1)	$6,711,481	$6,829,046	$6,808,864	$7,850,744	$25.97
Value of Vacant Space	0	0	0	185,676	0.61
Gross Potential Rent	$6,711,481	$6,829,046	$6,808,864	$8,036,420	$26.59
Total Recoveries	4,424,413	4,607,175	4,670,958	3,334,759	11.03
Total Other Income	0	0	0	0	0.00
Less: Vacancy & Credit Loss(2)	0	0	0	(568,559)	(1.88)
Effective Gross Income	$11,135,893	$11,436,221	$11,479,821	$10,802,620	$35.74
Total Operating Expenses	4,602,720	4,696,528	4,706,018	4,422,234	14.63
Net Operating Income	$6,533,174	$6,739,693	$6,773,803	$6,380,386	$21.11
TI/LC	0	0	0	216,949	0.72
Capital Expenditures	0	0	0	60,449	0.20
Net Cash Flow	$6,533,174	$6,739,693	$6,773,803	$6,102,989	$20.19

(1)	U/W Base Rent includes $84,246 in base rent steps through December 2015.
(2)	U/W Vacancy represents 5% of gross income. The physical occupancy as of April 1, 2015 is 100.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

6363 South Fiddler’s Green Circle Greenwood Village, CO 80111	Collateral Asset Summary – Loan No. 4 Palazzo Verdi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 64.7% 1.31x 8.7%

Property Management. The Palazzo Verdi Property is managed by Plaza Developers Holdings II, LLC, a borrower affiliate.

Lockbox / Cash Management. The Palazzo Verdi Loan is structured with a hard lockbox and in place cash management. The borrower is required to direct all tenants to deposit all rents and other payments into the lockbox account controlled by the lender. Provided no Trigger Period (as defined below) exists, all excess cash flow is swept monthly to the borrower’s operating account. Upon the occurrence and during the continuance of a Trigger Period, excess cash flow will be swept to an excess cash flow account that is held as collateral for the loan.

A “Trigger Period” will commence (i) upon an event of default or default under the management agreement, (ii) if the debt service coverage ratio falls below 1.15x, or (iii) upon the occurrence of a Cash Sweep Significant Tenant Trigger Event (as defined below). A Trigger Period will end when, with respect to clause (i) above, the date on which the event of default is cured, with respect to clause (ii) above, the date on which the debt service coverage ratio is above 1.30x for two consecutive quarters, with respect to (iii) above, the date on which a Cash Sweep Significant Tenant Trigger Event ends.

A “Cash Sweep Significant Tenant Trigger Event” will commence on (i) the date on which any “Significant Tenant” (defined as any tenant under a lease which individually, or when taken together with any other lease with such tenant or its affiliates, covers more than (x) 20% of the total annual rents or (y) 60,000 square feet at the Palazzo Verdi Property) (a) vacates, surrenders or ceases to conduct its normal business operations at substantially all of its demised premises or otherwise “goes dark”, (b) fails to take occupancy of its demised premises, (c) notifies the borrower, the manager, any affiliate of the borrower or the manager or any of their respective agents or representatives that it intends to vacate, surrender or cease to conduct its normal business operations at substantially all of its demised premises or otherwise “go dark”, or (d) nine months prior to expiration of such Significant Tenant’s lease, unless such Significant Tenant shall have exercised a renewal option pursuant to a notice of renewal delivered pursuant to its lease or (ii) the date on which any Significant Tenant shall become insolvent or a debtor in any bankruptcy action.

The Cash Sweep Significant Tenant Trigger Event will end with respect to clause (i)(a) or (b) above, on the date on which (a)(1) the applicable Significant Tenant has (A) reopened (or opened, as applicable) for business and conducted normal business operations at substantially all of its demised premises and (B) paid full, unabated rent under its lease, for two (2) consecutive quarters in each case, and (2) the borrower has delivered to the lender a tenant estoppel reaffirming the lease as being in full force and effect, or (b) a Re-tenanting Event (as defined below) has occurred; with respect to clause (i)(c) above, on the date on which (a) the applicable Significant Tenant has (1) irrevocably revoked or rescinded any such notice that the tenant will not occupy the space and (2)(A) been open for business and conducted normal business operations at substantially all of its demised premises and (B) paid full, unabated rent under its lease, for two (2) consecutive quarters following such revocation or rescission in each case, and (b) borrower has delivered to lender a tenant estoppel reaffirming the lease as being in full force and effect; with respect to clause (i)(d) above, the date on which a Re-tenanting Event has occurred; with respect to (ii) above, Significant Tenant (A) shall have irrevocably assumed the applicable lease and shall be in occupancy and paying full, unabated post-petition rent without offset or credit as evidenced by an estoppel letter acceptable to lender or (B) the assignment and assumption by an acceptable assignee of the applicable lease pursuant to the bankruptcy court proceedings, with such assignee being in occupancy, conducting normal business operations in substantially all of its space and paying full, unabated post-petition rent without offset or credit as evidenced by an estoppel letter acceptable to lender.

A “Re-tenanting Event” occurs when the lender receives (i) evidence that borrower has entered into a new lease with a replacement tenant for the demised premises which had previously been occupied by the applicable Significant Tenant in form and substance satisfactory to the lender (including, that (a) such tenant is in occupancy and paying full, unabated rent, (b) the rents payable are 100% of the rents required to be paid under the lease being replaced and (c) all landlord obligations shall have been performed with respect to such lease) and (ii) an estoppel letter acceptable to the lender.

Initial Reserves. At closing, the borrower deposited (i) $100,942 into an insurance reserve account, (ii) $395,842 into a tax reserve account, (iii) $1,500,000 into the TI/LC reserve account for approved existing leasing expenses, (iv) $2,715,236 into the Envision Health Free Rent reserve account and (v) $2,060,342 into the Envision Health TI/LC reserve account

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $197,921, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $11,216, into an insurance reserve account, (iii) $83,333 into a TI/LC reserve account for the first five years of the loan at which point monthly reserves will reduce to $18,079 for the remainder of the loan term, and (iv) $5,037 into a replacement reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

6363 South Fiddler’s Green Circle Greenwood Village, CO 80111	Collateral Asset Summary – Loan No. 4 Palazzo Verdi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 64.7% 1.31x 8.7%

Condominium Structure. The Palazzo Verdi Property is a condominium consisting of five units, three of which are owned by the Fiddler’s Business Improvement District (the “BID”). Units 1-A and T, which make up the Palazzo Verdi Property and are the collateral for the Palazzo Verdi Loan, include within them the main lobby, a restaurant space on the first floor and eleven (11) floors of office space. An adjacent parking garage, three floors of parking (Units P1 and Units P2) and the Madden Museum of Art located on the first floor (Unit 1B) are owned by the BID and are not collateral for the Palazzo Verdi Loan.

The BID is a quasi-municipal corporation and political subdivision of the State of Colorado, formed in 1999 pursuant to the provisions of Title 31, Article 25, Part 12, Colorado Revised Statutes, as amended, with the limited powers set forth in the Business Improvement District Act. The business improvement district was organized for the purpose of providing certain public improvements and services to and for the benefit of the properties within the BID. The operating expenses for the BID are covered by tax assessments paid by each of the property owners in the BID, as well as direct parking expenses paid by tenants at the Palazzo Verdi Property and adjacent office buildings and members of the general public who pay daily/monthly rates for access to such parking. Tax assessments incurred by borrower in respect of parking are passed through to tenants at the Palazzo Verdi Property under their respective leases.

The Palazzo Verdi Property makes up 65% of the common element interests in the Palazzo Verdi Condominium Association, with the remaining 35% ownership interest held by the BID. By virtue of its 65% interest, the borrower has a majority of (and controls) the condominium board. However, given that the remaining 35% interest is held by the BID, a quasi-governmental entity, and pursuant to the condominium declaration, the borrower cannot compel the BID to incur any costs for which there are not appropriations. Under the terms of the condominium documents, the borrower may choose to incur those costs on its own without reimbursement by the BID. The primary common elements for which borrower (or a foreclosing lender) would be required to expend costs include the façade, the roof, and certain building systems. The costs of repair and maintenance of these items are included in the property condition report delivered at closing of the Palazzo Verdi Loan, and are included in the underwritten replacement reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

6363 South Fiddler’s Green Circle Greenwood Village, CO 80111	Collateral Asset Summary – Loan No. 4 Palazzo Verdi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 64.7% 1.31x 8.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

6363 South Fiddler’s Green Circle Greenwood Village, CO 80111	Collateral Asset Summary – Loan No. 4 Palazzo Verdi	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,500,000 64.7% 1.31x 8.7%

Palazzo Verdi
6363 South Fiddler's Green Circle
Greenwood Village, CO 80111
Denver
Glendale
Cherry Hills Village
Greenwood Village
Denver Tech Center
Centennial
Highlands Ranch
Foxfield
Belcaro Shopping Center
University of Denver
Boulevard Center
J & K Shopping Services
COLORADO
YALE
SOUTHMOOR
BELLEVIEW
ORCHARD
ARAPAHOE AT VILLAGE CENTER
DRY CREEK
COUNTY LINE
LINCOLN STATION
NINE MILE
DAYTON
RTD LIGHT RAIL
Porter Adventist Hospital
Swedish Medical Center
Welshire Plaza
University Hills
Safeway Marketplace Shopping Center
Tamarac Square
Tiffany Plaza Mall
Happy Canyon Shopping Center
Marina Square Shopping Center
Heritage Place Shopping Center
Arapahoe Marketplace
Town Center At Aurora
Medical Center of Aurora-south
East Bank Shopping Center
Pioneer Hills
Arapahoe Crossings
Cornerstar Shopping Center
Centennial Medical Plaza
CENTENNIAL AIRPORT
Festival Shopping Center
The Promenade Shopping Center
Quebec Village Shopping Center
Willow Creek Shopping Center
Centennial Promenade
Park Meadows
Lone Tree Town Center Shopping Center
Sky Ridge Medical Center
Cherry Creek Lake
E MISSISSIPPI AVE
E ILIFF AVE
E HAMPDEN AVE
E QUINCY AVE
E BELLEVIEW AVE
E ARAPAHOE RD
E DRY CREEK RD
E COUNTY LINE RD
S UNIVERSITY BLVD
S HOLLY ST
S QUEBEC ST
S HAVANA ST
S PEORIA ST
S PARKER RD
E SMOKY HILL RD
E HIGHLANDS RANCH PKWY
CBD
Aurora
Lakewood
Sheridan
Englewood
Columbine Valley
Littleton
Castlewood
Cottonwood
Acres Green
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

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57

1835 Sepulveda Boulevard Los Angeles, CA 90025	Collateral Asset Summary – Loan No. 5 Equinox West LA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,400,000 69.2% 1.60x 7.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

1835 Sepulveda Boulevard Los Angeles, CA 90025	Collateral Asset Summary – Loan No. 5 Equinox West LA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,400,000 69.2% 1.60x 7.6%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Related Special Assets LLC
Borrower:	1835 Sepulveda, LLC
Original Balance:	$66,400,000
Cut-off Date Balance:	$66,400,000
% by Initial UPB:	4.8%
Interest Rate:	4.6510%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(90), O(6)
Lockbox / Cash Management:	Hard / In Place

Reserves(1)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$612
Balloon Balance / Sq. Ft.:	$612
Cut-off Date LTV:	69.2%
Balloon LTV:	69.2%
Underwritten NOI DSCR:	1.62x
Underwritten NCF DSCR:	1.60x
Underwritten NOI Debt Yield:	7.6%
Underwritten NCF Debt Yield:	7.5%
Underwritten NOI Debt Yield at Balloon:	7.6%
Underwritten NCF Debt Yield at Balloon:	7.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	1987 / 2012-1013
Total Sq. Ft.:	108,550
Property Management:	Self-Managed
Underwritten NOI:	$5,073,542
Underwritten NCF:	$4,997,557
Appraised Value:	$96,000,000
Appraisal Date:	May 11, 2015

Historical NOI(2)
Contractual Rent(3):	$5,337,200
2014 NOI:	$4,852,500 (December 31, 2014)
2013 NOI:	$4,852,500 (December 31, 2013)
2012 NOI:	$4,852,500 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (August 6, 2015)
2014 Occupancy	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2014)
(1)	See “Initial Reserves” and “Ongoing Reserves” below.
(2)	The borrower executed a triple-net, 26.5-year lease amendment with Equinox in July 2015. The base rent under the lease increases by 2.245% every five-years commencing in July 2020.
(3)	Contractual Base Rent represents the rent payments under Equinox’s new lease, signed in July of 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

1835 Sepulveda Boulevard Los Angeles, CA 90025	Collateral Asset Summary – Loan No. 5 Equinox West LA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,400,000 69.2% 1.60x 7.6%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(1)	% of Total U/W Base Rent	Lease Expiration(2)

Equinox – West LA	NR/NR/NR	108,550	100.0%	$49.17	100.0%	10/31/2041
Total Occupied Collateral		108,550	100.0%	$49.17	100.0%
Vacant		0	0.0%
Total		108,550	100.0%

(1)	U/W Base Rent PSF represents Equinox’s current annual rent of $49.17, which is in line with the appraiser’s conclusion. The base rent under the lease increases by 2.245% every five-years commencing in July 2020.
(2)	The Equinox West LA Loan requires borrower to commence paying reserves and an excess cash flow sweep in connection with certain tenant events. For additional information see “Ongoing Reserves” below.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)	% U/W Base Rent Expiring	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter(2)	1	108,550	100.0%	108,550	100.0%	$49.17	100.0%	100.0%
Vacant	NAP	0	0.0%	108,550	100.0%	NAP	NAP
Total / Wtd. Avg.	1	108,550	100.0%			$49.17	100.0%

(1)	U/W Base Rent PSF represents Equinox’s current annual rent of $49.17, which is in line with the appraiser’s conclusion. The base rent under the lease increases by 2.245% every five-years commencing in July 2020.
(2)	Equinox’s lease expires in June 2041. The Equinox West LA Loan requires borrower to commence paying reserves and an excess cash flow sweep in connection with certain tenant events. For additional information see “Ongoing Reserves” below.

The Loan. The Equinox West LA loan (the “Equinox West LA Loan”) is a $66.4 million fixed rate loan secured by the borrower’s fee simple interest in a triple-net, single-tenant retail building totaling 108,550 sq. ft. of net rentable area located in Los Angeles, California (the “Equinox West LA Property”). The Equinox West LA Loan has a 10-year interest only term and accrues interest at a fixed rate equal to 4.6510%. Loan proceeds were used to retire existing debt of approximately $50.0 million, pay origination costs and return approximately $16.0 million of equity to the borrower sponsor. Based on the appraised value of $96.0 million as of May 1, 2015, the cut-off date LTV ratio is 69.2% with an implied equity of $29.6 million. The most recent financing of the Equinox West LA Loan was not included in a securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

1835 Sepulveda Boulevard Los Angeles, CA 90025	Collateral Asset Summary – Loan No. 5 Equinox West LA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,400,000 69.2% 1.60x 7.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$66,400,000	100.0%	Loan Payoff	$50,002,892	75.3%
			Reserves	$0	0.0%
			Closing Costs	$427,001	0.7%
			Return of Equity	$15,970,108	23.9%
Total Sources	$66,400,000	100.0%	Total Uses	$66,400,000	100.0%

The Borrowers / Sponsor.  The borrower, 1835 Sepulveda, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and non-recourse carve-out guarantor is Related Special Assets LLC (“Related”). Founded in 1972 by Stephen Ross, Related is a privately-owned, real estate firm that develops, acquires, manages, finances and markets real estate developments both within the United States and internationally.

Related’s real estate portfolio is currently valued in excess of $15.0 billion and includes luxury residential, affordable and workforce apartments, commercial office, retail and mixed-use developments in Boston, Chicago, Los Angeles, San Francisco, South Florida, Abu Dhabi and Sao Paulo. Since its founding, Related has developed or acquired over $22.0 billion of real estate and currently employs over 2,500 employees across seven offices in the United States and two international offices located in Abu Dhabi, United Arab Emirates and Shanghai, China.

The Property. The Equinox West LA Property is a 108,550 sq. ft., single-tenant retail building located in West Los Angeles. The Equinox West LA Property is 100.0% leased to Equinox – West LA (“Equinox”). The Equinox West LA Property is a health & fitness club offering a wide range of amenities, including a junior Olympic pool, basketball court, yoga/pilates studios, group fitness areas, outdoor sundeck, full service restaurant, conference facilities and free Wi-Fi.

Since acquiring the Equinox West LA Property in 2011, the borrower has invested approximately $10.4 million for the overall brand transition and improvement of the health club, which was previously a Sports Club LA, a predecessor of Equinox. Equinox and its predecessors have operated and maintained the Equinox West LA Property for approximately 27 years, investing an aggregate of approximately $51.0 million in club improvements.

According to the tenant, the Equinox West LA Property has approximately 6,300 members and is ranked “top 5” out of 74 clubs. As of year-end 2014, the Equinox West LA Property generated $23.6 million in operating revenue, resulting in an EBITDAR of $11.9 million, which represents approximately 2.2x coverage to the tenant’s year-one required rent payment of $5.3 million.

Environmental Matters. The Phase I environmental report dated June 30, 2015 recommended the development and implementation of an asbestos operation and maintenance plan at the Equinox West LA Property, which is currently in place. Environmental insurance purchased in lieu of Phase II environmental assessments, was issued by Great American Insurance Group. Such insurance has a $2.0 million aggregate limit covering a 10 year period coterminous with the Equinox West LA Loan with an endorsement indicating the policy may be extending for an additional three years.

Tenancy.

Equinox - West LA. (108,550 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent) The Equinox West LA Property is 100.0% leased to Equinox, a subsidiary of Equinox Holdings, Inc. (“Equinox Holdings”). Founded in 1991 and headquartered in New York, Equinox Holdings operates under the Equinox, Pure Yoga, Blink Fitness and SoulCycle brands throughout the United States. With 174 locations, Equinox Holdings offers a wide range of Equinox-branded programs, services and products that target the middle to upper-end market segment.

Since 2010, Equinox has averaged 9.0% annual growth in comparable sales and has increased revenue per member by 20.0%.  In 2013, Equinox’s revenue per member averaged $2,894, nearly six times the industry average of $503 per member.  Additionally, Equinox maintains a diversified revenue base, with personal training and ancillary revenue representing approximately 34% of total revenue.

In July 2015, Equinox executed a 26-year triple-net lease amendment, which will expire on October 31, 2041. Base rent for the lease is $5,337,200 ($49.17 PSF) with contractual five-year increases of 2.245% scheduled to begin on July 1, 2020. The lease is structured with five, five-year renewal options and no termination options.

The Equinox lease is guaranteed by Equinox Holdings. According to the borrower, Equinox Holdings has never closed a location in its 25 year operating history.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

1835 Sepulveda Boulevard Los Angeles, CA 90025	Collateral Asset Summary – Loan No. 5 Equinox West LA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,400,000 69.2% 1.60x 7.6%

The Market.  The Equinox West LA Property is situated along Sepulveda Boulevard in Los Angeles, the second largest MSA by population in the United States. In particular, the Equinox West LA Property is located in the West Los Angeles submarket. Within a five-mile radius of the Equinox West LA Property, there are over 600,000 residents with a median household income of $67,884.

The Equinox West LA Property is situated along Sepulveda Boulevard, just south of Santa Monica Boulevard, and in close proximity to I-405 and the I-405/I-10 Interchange. There are over six million square feet of Class A office space located within a one-mile radius of the Equinox West LA Property.  Companies such as Microsoft, Apple, Yahoo!, HBO, Universal Music Group, 20th Century Fox Television, Sony Pictures, Morgan Stanley, and Goldman Sachs are located in the area.

As of Q1 2015, the West Los Angeles retail submarket reported an average vacancy of 3.8%, outperforming the greater Los Angeles area which reported an average vacancy of 5.2%. The Equinox West LA Property is located within 1.2 miles of the Santa Monica Freeway, a major east-west Interstate Highway providing access from Santa Monica and San Bernardino, and is adjacent to the San Diego Freeway, a major north-south Interstate Highway running through the greater Los Angeles Area.

The appraiser analyzed a set of four comparable leases with an average rent of $36.65 PSF after adjustments. However, based on the physical and locational characteristics of the Equinox West LA Property, the appraiser concluded a market rent of $49.17 PSF.

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	Contractual Rent	U/W	U/W PSF
Base Rent(1)	$4,852,500	$4,852,500	$5,337,200	$5,337,200	$49.17
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$4,852,500	$4,852,500	$5,337,200	$5,337,200	$49.17
Total Recoveries	0	0	0	0	0.00
Total Other Income	0	0	0	0	0.00
Less: Vacancy(2)	0	0	0	160,166	1.48
Effective Gross Income	$4,852,500	$4,852,500	$5,337,200	5,177,084	$47.69
Total Operating Expenses	0	0	0	103,542	0.95
Net Operating Income	$4,852,500	$4,852,500	$5,337,200	$5,073,542	$46.74
TI/LC	0	0	0	54,275	0.50
Capital Reserve	0	0	0	21,170	0.20
Net Cash Flow	$4,852,500	$4,852,500	$5,337,200	$4,997,557	$46.04
(1)	Annual U/W Base Rent PSF represents Equinox’s current annual rent of $49.17 PSF, which is in line with the appraiser’s conclusion. The base rent under the lease increases by 2.245% every five-years commencing in July 2020. Contractual Base Rent represents the rent payments under Equinox’s new lease, signed in July of 2015.
(2)	U/W Vacancy represents 3.0% of Base Rent. The Equinox West LA Property is currently 100.0% occupied by Equinox under a lease that expires in October 2041. According to the borrower, Equinox Holdings has never closed a location in its 25 year operating history.

Property Management.    The Equinox West LA Property is self-managed.

Lockbox / Cash Management.    The Equinox West LA Loan is structured with a hard lockbox and in place cash management. A full excess cash flow sweep will occur upon (i) any event of default, or (ii) (1) the date Equinox ceases to operate, “goes dark” or vacates its space or otherwise indicates in writing its intention to vacate its space, (2) the occurrence of a default by Equinox under its lease, (3) the date Equinox terminates, or gives notice of its intent to terminate, its lease or (4) the occurrence of certain bankruptcy-related events involving Equinox (clause (ii) an “Equinox Cash Trap Period”).

Initial Reserves.    None.

Ongoing Reserves. The borrower will be required to make monthly deposits of 1/12 of the annual taxes and/or insurance premiums upon (i) the occurrence of an event of default or an Equinox Cash Trap Period, (ii) the Equinox lease is no longer in full force and effect, (iii) Equinox is insolvent, (iv) the occurrence of certain bankruptcy-related events involving Equinox, (v) Equinox fails to pay taxes and insurance premiums, (vi) with respect to taxes, Equinox is in monetary default in its performance of its obligations under its lease, (vi) with respect to insurance, if Equinox fails to maintain the insurance required under the loan documents, or (vii) Equinox fails to provide satisfactory evidence to the lender that Equinox (or with respect to insurance premiums, Equinox or the borrower) has paid all taxes and insurance premiums.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

1835 Sepulveda Boulevard Los Angeles, CA 90025	Collateral Asset Summary – Loan No. 5 Equinox West LA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,400,000 69.2% 1.60x 7.6%

Upon the occurrence of (i) an event default, (ii) the commencement of an Equinox Cash Trap Period, (iii) in the event that the borrower and/or Equinox has failed to timely complete any specified repair or provide evidence of such completion (a “Maintenance Trigger Event”), or if the Equinox Lease (or a replacement lease entered into in accordance with the terms of the loan documents) is not in full force and effect, the borrower will be required to deposit $1,809 ($0.20 PSF annually) into the replacement reserve. Upon an event of default or the commencement of an Equinox Cash Trap Period, the borrower will be required to deposit $4,523 into the rollover reserve.

Additionally, in the event a Maintenance Trigger Event has occurred, all excess cash will deposited into the replacement reserve, subject to a cap equal to the cost of such specified repair. During the continuance of an Equinox Cash Trap Period, all excess cash will be deposited into the rollover reserve. During the continuance of an event of default, all excess cash will be deposited into the excess cash reserve.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

1835 Sepulveda Boulevard Los Angeles, CA 90025	Collateral Asset Summary – Loan No. 5 Equinox West LA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$66,400,000 69.2% 1.60x 7.6%

CARTIFACT
HOLLYWOOD
Equinox West LA
1835 Sepulveda Boulevard
Los Angeles, CA 90025
Skirball Cultural Center
University of Judaism
Mountaingate Country Club
Sepulveda Pass Open Space
Stone Canyon Reservoir
HOLLYWOOD HILLS
Franklin Canyon Park
Fryman Cyn. Park
Runyon Canyon Park
Lake Hollywood
Griffith Park
Ford Amphitheatre
Hollywood Bowl
Hollywood & Highland
Walk of Fame
RED LINE
BEVERLY GLEN
TROUSDALE ESTATES
Greystone Mansion
HOLLYWOOD
Henson Studios
Sunset & Gower Studios
SUNSET STRIP
West Hollywood
The Lot
Paramount Studios
Mt St Marys College-Chalon Campus
BEL AIR ESTATES
HOLMBY HILLS
Beverly Hills
Pacific Design Center
MELROSE AVENUE
Wilshire Country Club
WINDSOR SQUARE
The Getty Center
Bel Air Country Club
Fowler Museum
Drake Stadium
UCLA
UCLA Medical Center
Los Angeles Country Club
GOLDEN TRIANGLE
Cedars Sinai Medical Ctr
Beverly Center
CBS TV
Pan Pacific Park
The Grove
Farmers Market
HANCOCK PARK
LARCHMONT VILLAGE
WESTWOOD VILLAGE
LACMA
La Brea Tar Pits
PURPLE LINE (PLANNED)
MIRACLE MILE
Westfield Century City
CENTURY CITY
BRENTWOOD
WESTWOOD
Museum of Tolerance
Los Angeles
MID-CITY
COUNTRY CLUB PARK
20th Century Fox Studios
FAIRFAX/ LITTLE ETHIOPIA
Riviera Country Club
Brentwood Country Club
Veterans Administration Medical Center
WEST LOS ANGELES
WESTSIDE
SAWTELLE
La Cienega Plaza
St Elmo Village
Kaiser Permanente Medical Center
Santa Monica Studios
EXPO LINE (PHASE 2)
Santa Monica
BALDWIN VILLAGE
JEFFERSON PARK
Culver Studios
EXPO LINE
PALMS
DOWNTOWN CULVER CITY
Sony Studios
THIRD STREET PROMENADE
Santa Monica College
MAR VISTA
BALDWIN VISTA
LEIMERT PARK
Culver City
Santa Barbara Plaza
OCEAN PARK
SANTA MONICA MUNICIPAL AIRPORT
Penmar Golf Course
Kenneth Hahn State Recreation Area
Santa Monica Pier
West LA College
MAIN STREET
LADERA HEIGHTS
Venice Beach
CRENSHAW
VENICE
DEL REY
Holy Cross Cemetery
Kindred Hospital
VIEW PARK WINDSOR HILLS
Marina del Rey
Villa Marina Marketplace
Fox Hills Mall
FOX HILLS
HYDE PARK
Playa Vista
Loyola Marymount University
WESTCHESTER
VERMONT KNOLLS
Inglewood Park Cemetery
Centinela Freeman Regional Medical Ctr
Otis College of Art & Design
Northrop-Rice Aviation Inst.
Univ. of West LA
Inglewood
The Forum
NFL Stadium Dev. Site
Centinela Hospital
LOS ANGELES INTERNATIONAL AIRPORT
LENNOX
El Segundo
SAN FERNANDO VALLEY
BUR
Burbank
La Canada Flintridge
Pasadena
Glendale
Calabasas
Arcadia
Beverly Hills
West Hollywood
Alhambra
Santa Monica
Los Angeles
DTLA
Monterey Park
Culver City
Vernon
Montebello
Marina Del Rey
Whittier
Santa Monica Bay
LAX
South Gate
El Segundo
Downey
Santa Fe Springs
Manhattan Beach
Lynwood
Norwalk
Carson
Cerritos
Lakewood
Buena Park
Torrance
LGB
Cypress
Lomita
Long Beach
Rancho Palos Verdes
Seal Beach
San Pedro Bay
Huntington Beach

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

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65

112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 6 Two Chatham Center & Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,321,740 74.9% 1.53x 9.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 6 Two Chatham Center & Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,321,740 74.9% 1.53x 9.5%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Francis Greenburger; Lukas P. Georgiadis
Borrower:	Chatham II Limited Partnership
Original Balance:	$62,400,000
Cut-off Date Balance:	$62,321,740
% by Initial UPB:	4.5%
Interest Rate:	4.2700%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$0	$48,142
Insurance:	$65,387	$7,265
Replacement:	$0	$7,263
TI/LC:	$834,945	$22,917
Prepaid Rent Reserve:	$103,418	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.(2):	$215
Balloon Balance / Sq. Ft.(2):	$172
Cut-off Date LTV:	74.9%
Balloon LTV:	60.2%
Underwritten NOI DSCR:	1.60x
Underwritten NCF DSCR:	1.53x
Underwritten NOI Debt Yield:	9.5%
Underwritten NCF Debt Yield:	9.0%
Underwritten NOI Debt Yield at Balloon:	11.8%
Underwritten NCF Debt Yield at Balloon:	11.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office/Parking
Collateral:	Fee Simple
Location:	Pittsburgh, PA
Year Built / Renovated:	1981 / 2015
Total Sq. Ft.:	290,501
Property Management:	Elteq Management Co., Inc.
Underwritten NOI:	$5,894,833
Underwritten NCF:	$5,639,375
“As Is” Appraised Value:	$83,200,000
“As Is” Appraisal Date:	April 27, 2015
“As Stabilized” Appraised Value(3):	$91,600,000
“As Stabilized” Date(3):	October 27, 2016

Historical NOI(4)
Most Recent NOI(5):	$6,030,714 (December 31, 2014)
2013 NOI:	$6,658,431 (December 31, 2013)
2012 NOI:	$6,249,507 (December 31, 2012)

Historical NOI (Garage Only)
Most Recent Garage NOI:	$4,651,986 (December 31, 2014)
2013 Garage NOI:	$4,840,539 (December 31, 2013)
2012 Garage NOI:	$4,776,077 (December 31, 2012)

Historical Occupancy (Office Only)
Most Recent Occupancy:	60.3% (June 4, 2015)
2014 Occupancy:	61.1% (December 31, 2014)
2013 Occupancy:	62.7% (December 31, 2013)
2012 Occupancy:	73.8% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	The PSF value does not account for any parking garage square footage. The parking garage contains 2,284 parking spaces.
(3)	The appraiser’s As Stabilized Value assumes that the property is leased up to 85% occupancy by October 2016.
(4)	Historical NOI includes both office and parking components.
(5)	The decrease in 2014 reflects the relocation of University of Pittsburgh Medical Center to a nearby US Steel Tower as part of the tenant’s consolidation plan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 6 Two Chatham Center & Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,321,740 74.9% 1.53x 9.5%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Travelers Indemnity Company(2)	AA/Aa2/AA	50,298	17.3%	$18.27	27.3%	9/30/2017
Southwestern Pennsylvania Commission(3)	NR/NR/NR	28,392	9.8%	$20.00	16.9%	1/31/2023
Access Data Corp., Inc.(4)	NR/NR/NR	17,696	6.1%	$19.95	10.5%	12/31/2017
Dell, Moser, Lane & Loughney, LLC(5)	NR/NR/NR	13,395	4.6%	$18.40	7.3%	7/31/2020
Thomson, Rhodes & Cowie	NR/NR/NR	13,214	4.5%	$20.25	8.0%	6/30/2018
Total Major Tenants		122,995	42.3%	$19.14	70.0%
Remaining Tenants		52,068	17.9%	$19.42	30.0%
Total Occupied Collateral		175,063	60.3%	$19.22	100.0%
Vacant		115,438	39.7%
Total		290,501	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Travelers Indemnity Company has two 5-year extension options at the then current market rent and no termination option.
(3)	Southwestern Pennsylvania Commission has two 5-year extension options at the then current market rent and no termination option.
(4)	Access Data Corp., Inc has one 3-year extension option at the then current market rent and no termination option.
(5)	Dell, Moser, Lane & Loughney, LLC has one 5-year extension options at the then current market rent and no termination option.

Lease Rollover Schedule
Year	#of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0%	$0.00	0.0%	0.0%
2015(1)	3	5,650	1.9%	5,650	1.9%	$22.41	3.8%	3.8%
2016	2	18,209	6.3%	23,859	8.2%	$19.09	10.3%	14.1%
2017	3	70,174	24.2%	94,033	32.4%	$18.75	39.1%	53.2%
2018	1	13,214	4.5%	107,247	36.9%	$20.25	8.0%	61.1%
2019	0	0	0.0%	107,247	36.9%	$0.00	0.0%	61.1%
2020	3	27,813	9.6%	135,060	46.5%	$24.12	19.9%	81.1%
2021	1	80	0.0%	135,140	46.5%	$54.45	0.1%	81.2%
2022	0	0	0.0%	135,140	46.5%	$0.00	0.0%	81.2%
2023	1	28,392	9.8%	163,532	56.3%	$20.00	16.9%	98.1%
2024	0	0	0.0%	163,532	56.3%	$0.00	0.0%	98.1%
2025	1	3,111	1.1%	166,643	57.4%	$18.50	1.7%	99.8%
Thereafter(2)	2	8,420	2.9%	175,063	60.3%	$0.86	0.2%	100.0%
Vacant	NAP	115,438	39.7%	290,501	100.0%	NAP	NAP	100.0%
Total/Wtd.Avg.	17	290,501	100.0%			$19.22	100.0%
(1)	Lease count includes one non-tenant lease for an ATM that occupies 1 sq. ft. and pays rent of $6,000 PSF.
(2)	Lease count includes two non-tenant leases that expire in 2030, including the fitness center that occupies 4,366 sq. ft. and pays $1.65 PSF and a management office that occupies 4,054 sq. ft. rent free.

The Loan. The Two Chatham Center & Garage loan (the “Two Chatham Center & Garage Loan”) is an approximately $62.3 million fixed rate loan secured by the borrower’s fee simple interest in a 290,501 sq. ft. Class B+ office building (“Two Chatham Center Office”) and a 2,284 space parking garage (“Two Chatham Center Garage”) located at 112 Washington Place in Pittsburgh, Pennsylvania (collectively, the “Two Chatham Center & Garage Property”). The Two Chatham Center Garage is one of the largest in Pittsburgh and contributes a significant portion of the property’s revenue (61.1% of UW EGI). The Two Chatham Center & Garage Loan has a 10-year term and amortizes on a 30-year schedule. The Two Chatham Center & Garage Loan accrues interest at a fixed rate equal to 4.2700%. Loan proceeds were used to pay off existing debt of approximately $42.3 million, fund upfront reserves of approximately $1.0 million, pay closing costs of approximately $0.6 million and return approximately $18.5 million of equity to the borrower. Based on the appraised value of $83.2 million as of April 27, 2015, the cut-off date LTV ratio is 74.9%. The most recent prior financing of the Two Chatham Center & Garage Property was not included in a securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 6 Two Chatham Center & Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,321,740 74.9% 1.53x 9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$62,400,000	100.0%	Loan Payoff	$42,304,824	67.8%
			Reserves	$1,003,750	1.6%
			Closing Costs	$565,804	0.9%
			Return of Equity	$18,525,621	29.7%
Total Sources	$62,400,000	100.0%	Total Uses	$62,400,000	100.0%

The Borrower / Sponsor. The borrower, Chatham II Limited Partnership, is a single purpose Delaware limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantors are Francis Greenburger and Lukas P. Georgiadis, on a joint and several basis. Mr. Greenburger is the founder of Time Equities, Inc. (“TEI”), a company formed in 1966 to investment in, develop and manage real estate properties. TEI portfolio currently includes over 17.8 million sq. ft. of residential, industrial, office and retail property and 1.4 million sq. ft. of properties in various stages of development. The TEI portfolio is spread across 25 states, four Canadian provinces and Berlin, Germany. Mr. Greenburger and Mr. Georgiadis formed a partnership in 1986 for the purpose of acquiring real estate investments.

The Property.  The Two Chatham Center & Garage Property is comprised of the Two Chatham Center Office, a 17-story, 290,501 sq. ft., Class B office building, and the Two Chatham Center Garage, a 2,284 space parking garage, both of which are situated in a mixed-use complex known as Chatham Center within the Pittsburgh CBD. The Two Chatham Center Office is one of the three towers in the Chatham Center development that were built atop the garage. The two other towers within Chatham Center, which are not part of the collateral, include Chatham Condominiums, a 180-unit residential tower and a mixed-use tower with floors 1-9 containing 235,000 sq. ft. of office space known as One Chatham Center and floors 10-20 containing a 402-key full-service Pittsburgh Marriott City Center hotel.

The Two Chatham Center & Garage Property was built in 1981 on a 5.3-acre lot and acquired by the sponsor in 1988 along with the One Chatham Center property, the non-collateral office tower, for $36.2 million. For additional information regarding the One Chatham Center property, see “Risks Factors—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” in the Free Writing Prospectus. The sponsor is in the process of a $1.8 million upgrade project, implementing elevator modernization and adding digital HVAC control at the Two Chatham Center & Garage Property. As of March 2015, approximately $1.1 million has been invested, which represents 59% of the budgeted project cost. As these were sponsor-elected improvements and the property condition assessment did not identify any immediate repair items, no upfront reserve was collected. Other recent capital projects included valet parking area improvements of $148,000 and restroom renovations of $114,000, both completed in 2014.

Property amenities are shared by the Two Chatham Center Office and the two non-collateral office towers within the complex and include a central plaza which consists of a park-like setting with green space and hard-scaping and includes vehicular access. Additionally, on-site amenities include a gym and a deli. There are two meeting rooms (5,452 sq. ft. and 3,600 sq. ft., individually) available within the Southwestern Pennsylvania Corporation tenant space which is made available for use by other tenants in the Two Chatham Center Office. The Two Chatham Center Garage is a 6-level structure that offers 2,284 total parking spaces.

Garage: The Two Chatham Center Garage, a 6-level structure, is the largest in Pittsburgh and contributes a significant portion of the property’s revenue (61.1% of UW EGI) and generates a 7.5% debt yield on the loan balance without consideration to the office income. Parking revenue has increased from $4.6 million in 2006 to $6.0 million in 2014. The revenue from the parking has remained stable over the past four years, despite the decline in office tenancy at the Chatham Center development owing to the high concentration (approximately 65.0%) of income generated from transient demand at the center, including hotel patrons and residential tenants at Chatham Center mixed-use development as well as from the nearby retail, office and entertainment uses. In addition, despite the relocation of UPMC 1.5 blocks from the Chatham Center, a major office tenant at the Chatham Center, approximately 450 monthly parking passes were retained by the UPMC employees, mainly due to the minimal marking available at the new site.

Historical Parking Revenue(1)
2006	2007	2008	2009	2010	2011	2012	2013	2014
$4,640,384	$5,113,438	$5,672,523	$5,576,532	$6,118,021	$6,211,682	$6,020,973	$6,178,810	$5,995,429

(1)       Source: Operating Statements.

Notable office parking concentrations at the property include: Travelers Indemnity Company with 201 spaces at a 20% discount to market rates, as negotiated in the tenant’s lease and the US Secret Service, whose parking for 24 secured (fenced) spaces is included in their rental rate. In total, the garage operator is required to provide 871 spaces to the Two Chatham Center Office at market rates and in perpetuity per the Declaration of Easements and Operating Agreements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 6 Two Chatham Center & Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,321,740 74.9% 1.53x 9.5%

Office: As of June 4, 2015, the Two Chatham Center Office was 60.3% leased to 14 office tenants. Over the past 10 years, office occupancy at Two Chatham Center Office has ranged from a low of 60.3% (currently) to a high of 91.3%, according to a market research report. The decline in occupancy since its peak in 2007 is attributed in part to the downturn in the economy, as several tenants did not renew their respective leases upon expiration. However, the loan is structured with a $750,000 upfront TI/LC reserve ($6.50 PSF of the respective vacant space) to fund lease up obligations as new leases are executed. Additionally, the appraiser projects the stabilized occupancy for Two Chatham Center Office at 85.0%.

Environmental Matters. The Phase I environmental report, dated May 6, 2015, recommended no further action at the Two Chatham Center & Garage Property other than the implementation of an asbestos operations and maintenance program, which is in place.

Major Tenants.

Travelers Indemnity Company (“Travelers”) (50,298 sq. ft., 17.3% of NRA, 27.3% U/W Base Rent). Travelers (NYSE:TRV; rated AA/Aa2/AA by Fitch/Moody’s/S&P) is a leading provider of property casualty insurance for auto, home and business with operations in the United States, Canada, the United Kingdom, Ireland and Brazil, which offers its customers a wide range of coverage sold primarily through independent agents and brokers, as well as specialized risk control services for individuals and business owners. Travelers is the second-largest writer of commercial U.S. property casualty insurance and the third-largest writer of U.S. personal insurance through independent agents. Travelers reported total assets of approximately $103 billion and shareholders’ equity of approximately $25 billion as of December 31, 2014 and total revenue of approximately $27 billion in 2014.

Travelers has been a tenant since 1987. The current lease is a 5-year extension term expiring in September 2017 for 50,298 sq. ft. at the property. As of the June 2015 rent roll, Travelers was paying annual rent of $919,068 ($18.27 PSF), flat for the remainder of the term. The tenant has two 5-year extension option remaining at the then current market rent and no termination options.

Southwestern Pennsylvania Commission (28,392 sq. ft., 9.8% of NRA, 16.9% U/W Base Rent). The Southwestern Pennsylvania Commission (“SPC”), is the regional planning agency serving the Pittsburgh 10-county area and providing essential services to the region. As the official Metropolitan Planning Organization, SPC directs the use of state and federal transportation and economic development funds, which are estimated at around $33 billion through 2030 that is allocated to the region. SPC helps counties, cities, municipalities and townships use federal transportation funds in a timely way, among other things. SPC is also the region’s designated Local Development District and Economic Development District by the US Appalachian Regional Commission and the US Department of Commerce. In this role, SPC establishes regional economic development priorities and provides a wide range of services to the region.

The current lease is for a 10-year term expiring in January 2023 for 28,392 sq. ft. at the property. SPC is currently paying annual rent of $567,840 ($20.00 PSF) with $0.25 annual increases throughout their lease term. The tenant has two 5-year extension options at the then current market rent and no termination options.

Access Data Corp., Inc. (17,696 sq. ft., 6.1% of NRA, 10.5% of U/W Base Rent). Access Data Corp., Inc. provides enterprise data management, analysis and reporting services for the financial services industry in the United States. The company offers mutual fund manufacturers and distributors a platform for acquiring, managing and utilizing the asset data that is essential to achieve growth objectives. It provides SalesVision, a solution that provides storage and analysis solutions delivering Web-based reporting as Software-as-a-Service. The company offers enterprise data management, market intelligence, sales reporting, tax management, compliance and risk management solutions. Its clients utilize the technology and services to gain visibility into how sales and assets are generated. The company was founded in 1997 and is headquartered in Pittsburgh, Pennsylvania. As of May 21, 2009, Access Data Corp., Inc. operates as a subsidiary of Broadridge Financial Solutions, Inc.

Access Data Corp., Inc. has been a tenant at the property since 2000. The current lease is for a five-year term expiring in December 2017 for 17,696 sq. ft. at the property. Access Data Corp., Inc. is currently paying annual rent of $353,035 ($19.95 PSF), flat for the remainder of the term. The tenant has one, three-year extension option at the then current market rent and no termination option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 6 Two Chatham Center & Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,321,740 74.9% 1.53x 9.5%

The Market. The Two Chatham Center & Garage Property is located at 112 Washington Place in downtown Pittsburgh, Pennsylvania. The Two Chatham Center & Garage Property is located on the eastern side of Pittsburgh’s CBD, directly off of Route 579, which provides access to Routes 279 and 376 and in turn provides access to all of Pittsburgh’s major suburbs. The property is in close proximity to transient demand drivers including the Consol Energy Center and Duquesne University, a private university that enrolls over 10,000 students, both of which are located across the street and numerous restaurants within a five minute walk of Two Chatham Center & Garage Property. Additionally, the property is approximately 0.4 mile from UPMC Mercy Hospital, 1.0 mile from PNC Park, 1.1 miles from Heinz Field, 2.0 miles from the University of Pittsburgh and 3.0 miles from Carnegie Mellon University.

Garage: There are roughly 20,000 parking spaces within the Pittsburgh CBD area, which includes parking garages, open surface lots, metered spaces and free spaces. The Pittsburgh Parking Authority operates over 8,000 spaces in garages and over 8,000 metered spaces. The balance of garage spaces is generally located with office buildings or free-standing parking structures operated by third party companies. On the fringes of the CBD area, there are other lots and garages in the North Shore area, Strip District, South Side and Station Square. According to the appraiser, there are no other parking structures or surface lots currently planned. In addition, approximately 900 spaces were recently lost as a result of the completion of a new arena at Fifth and Centre Avenues and an additional net loss of approximately 2,400 surface lot spaces is projected in the next few years within 0.2 miles of the Two Chatham Center & Garage Property, owing to the construction of a nearby Lower Hill development, with 1,188 residential units, 250,000 sq. ft. of commercial and entertainment space, 632,000 sq. ft. of office space and a 150-room hotel, slated to start in October 2015. In general, parking is considered to be in tight supply within the Pittsburgh CBD market area and the subject is projected to benefit from the projected loss of parking supply in the area.

The appraiser identified eight comparable parking garages and surface lots within a 0.5 mile radius of the property that are considered directly competitive with the Two Chatham Center & Garage Property. The parking facilities range from 150 to 1,950 parking spaces that charge a 3-hour initial rate of $5.75 to $23.00 per space. The chart below summarizes the appraiser’s competitive set.

Garage Competitive Set (1)
Property Name	Distance from Property	Capacity (parking spaces)	Type	Rate (3-hr Initial/Monthly)	Max Rate (day/night/event)
Two Chatham Center Garage	NAP	2,284	Attendant	$10.00 / $220.00	$18.00 / $6.00 / $8.00-$20.00

Garage Parking
Mellon Financial Garage	0.3 miles	650	Attendant	$8.00 / $205.00	$10.00 / $5.00 / $15.00
One Mellon Center Garage	0.4 miles	335	Self - Park	$11.00 / $300.00	$16.00 / $5.00 / $12.00
USX Tower Garage	0.4 miles	720	Self - Park	$23.00 / $394.00	$23.00 / $6.00 / $12.00
Grant Building Garage	0.5 miles	215	Attendant	$15.00 / $277.00-$310.00	$19.00 / NAP / NAP
Garage Total / Range(2)		1,920		$8-$23 / $205-$394	$10-$23 / $5-$6 / $12-$15

Surface Lot Parking(2)
Consol Energy Center Upper Lots	0.2 miles	1,950	Attendant	$5.75 / NAP	$5.75 / $5.75 / Varies
Consol Energy Center North Lots	0.2 miles	185	Attendant	$7.00 / NAP	$7.00 / $7.00 / Varies
Consol Energy Center South Lots	0.2 miles	185	Attendant	$7.00 / NAP	$7.00 / $7.00 / Varies
Washington Pace West Lots	0.2 miles	150	Attendant	$7.75 / NAP	$7.75 / NAP / Varies
Surface Lot Parking Total / Range(2)		2,470		$5.75-$7.75 / NAP	$5.75-$7.75 / $5.75-$7.00 / Varies
Total/Wtd.Avg.(3)		4,390		$5.75-$23.00 / $205.00-$394.00	$5.75-$23 / $5.00-$7.00 / Varies
(1)	Source: Appraisal
(2)	The surface lots are located within the Lower Hill site, slated to begin re-development in October 2015 for residential, commercial and entertainment uses.
(3)	Total/Wtd.Avg. excludes the Two Chatham Center & Garage Property.

Office: The Pittsburgh office market has been stable over the last 5 years and has absorbed new construction delivered to the market. Over the last two years, rental rates have been following a moderately increasing trend. Over the past two years, occupancy levels in the overall Pittsburgh market have ranged from approximately 91.6% to 91.9%, while the local submarket has performed slightly lower at 90.1% to 90.8%. The immediate area is an established infill location, characterized by office, retail, residential and entertainment uses and the Two Chatham Center & Garage Property is the closest of downtown office buildings to local universities such as Carnegie Mellon, Duquesne and The University of Pittsburgh.

The CBD Pittsburgh submarket contains 32.4 million sq. ft. of office space, with an overall vacancy rate of 8.2%. New product delivered to the submarket is anticipated to be minimal over the next two years and net absorption is projected to remain relatively flat. Pittsburgh’s CBD is a high barrier to entry market due to the lack of developable land.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 6 Two Chatham Center & Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,321,740 74.9% 1.53x 9.5%

The appraiser identified a set of five comparable Class A and Class B properties within a one-mile radius of the property and with a comparable occupancy profile, which are considered directly competitive with the Two Chatham Center & Garage Property. The buildings range from 316,482 to 515,000 sq. ft. with a weighted average occupancy of 80.5%. Leases signed at the competitive properties range from $19.25 to $29.50 PSF with a base year stop expense basis. The chart below summarizes the appraiser’s competitive set.

Office Competitive Set (1)
Property Name	Distance from Property	Year Built	Net Rentable Area (sq. ft.)	Occupancy	Quoted Rental Rate (PSF) off BY Stop
Two Chatham Center & Garage Property	NAP	1981	290,501	60.3%	$19.22(2)
Liberty Center	0.5 miles	1987	515,000	87.0%	$29.50
11 Stanwix Building	1.0 miles	1970	437,645	75.0%	$29.50
Frick Building	0.4 miles	1910	335,519	87.0%	$24.00
Chamber of Commerce Building	0.4 miles	1917	316,482	80.0%	$19.25
Koppers Building	0.1 miles	1929	356,439	72.0%	$21.50
Total/Wtd.Avg.(3)			1,961,085	80.5%	$25.45
(1)	Source: Appraisal
(2)	The rental rate reflects in-place rent for Two Chatham Center Office tenants in occupancy.
(3)	Total/Wtd.Avg. excludes the Two Chatham Center & Garage Property.

The appraiser concluded a stabilized office vacancy for the property of 85.0% and a weighted average market rent of $20.95 PSF, based on a $21.00 PSF market rent for the office space (287,921 sq. ft.) and $15.00 PSF market rent for the ground floor retail space (2,580 sq. ft.).

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	U/W	U/W PSF
Office Component
Base Rent(1)	$3,413,554	$3,753,485	$3,497,333	$3,364,928	$11.58
Step Rent	0	0	0	20,493	0.07
Value of Vacant Space	0	0	0	2,266,701	7.80
Gross Potential Rent (Office)	$3,413,554	$3,753,485	$3,497,333	$5,652,122	$19.46
Total Recoveries	122,682	81,015	147,300	72,807	0.25
Other Income(2)	241,882	212,508	65,918	366,571	1.26
Less: Vacancy(3)	0	0	0	(2,266,701)	(7.80)
Effective Gross Income (Office)	$3,778,118	$4,047,008	$3,710,551	$3,824,799	$13.17
Garage Component
Parking Income (net of parking tax)	6,020,973	6,178,810	5,995,429	5,995,429	20.64
Effective Gross Income	$9,799,091	$10,225,818	$9,705,980	$9,820,228	$33.80
Operating Expenses (Office)	2,304,688	2,229,116	2,331,823	2,581,952	8.89
Operating Expenses (Garage)	1,244,896	1,338,271	1,343,443	1,343,443	4.62
Total Operating Expenses	$3,549,584	$3,567,387	$3,675,266	$3,925,395	$13.51
Net Operating Income (Office)	1,473,430	1,817,892	1,378,728	1,242,847	4.28
Net Operating Income (Garage)	4,776,077	4,840,539	4,651,986	4,651,986	16.01
Net Operating Income	$6,249,507	$6,658,431	$6,030,714	$5,894,833	$20.29
TI/LC	0	0	0	206,073	0.71
Capital Expenditures	0	0	0	49,385	0.17
Net Cash Flow	$6,249,507	$6,658,431	$6,030,714	$5,639,375	$19.41

(1)	U/W Base Rent is based on June 4, 2015 rent roll.
(2)	Other Income includes miscellaneous charges and expense reimbursements.
(3)	Vacancy was underwritten as 40.1% of gross income to reflect in-place economic vacancy. Physical vacancy as of June 3, 2015 is 39.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 6 Two Chatham Center & Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,321,740 74.9% 1.53x 9.5%

Property Management.  The Two Chatham Center & Garage Property is managed by Elteq Management Co., Inc., a sponsor-affiliate.

Lockbox / Cash Management. The Two Chatham Center & Garage Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct all tenants to deposit all rents and deposit all revenues and receipts from the property into the lockbox account controlled by the lender. Provided no Trigger Period (as defined below) exists, all funds in the lockbox are swept daily to the borrowers operating account. Upon the occurrence and during the continuance of a Trigger Period, amounts on deposit in the clearing account will be swept to a cash management account established and maintained by the lender and applied to payment of all required payments and reserves in accordance with the Two Chatham Center & Garage Loan documents.

A “Trigger Period” will commence upon (i) the occurrence of an event of default under the loan documents, (ii) the DSCR being less than 1.25x as of any calendar quarter end or (iii) a bankruptcy action with respect to borrower or guarantors and will end if (a) with respect to clause (i) the event of default has been cured and (b) with respect to clause (ii) the DSCR is at least 1.30x for two consecutive calendar quarters.

Initial Reserves. At closing, the borrower deposited (i) $65,387 into an insurance reserve account, (ii) $103,418 into a prepaid rent reserve for existing rent obligations due Thomas, Rhodes, & Cowie, for July 2015 through October 2015 rents (iii) $750,000 into a TI/LC reserve account and (iv) $84,945 into an outstanding TI/LC reserve account for existing TI/LC obligations outstanding, but not yet due for two tenants, including Cohen & DiRenzo and Thomson, Rhodes & Cowie.

Ongoing Reserves.  On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $48,142, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $7,265, into an insurance reserve account, (iii) $7,263 into a replacement reserve account subject to a cap of $435,752 (iv) $22,917 into a TI/LC reserve account, subject to a cap of $1.1 million exclusive of the upfront TI/LC and outstanding TI deposits referenced above to be replenished if drawn. Borrower may elect to post a letter of credit in an amount equal to $1.1 million in place of the ongoing TI/LC reserves. However, if Travelers Lease Occupancy Conditions (defined below) are satisfied, then the cap is required to be $600,000 and the borrower may elect to post a letter of credit in an amount equal to $600,000 in the place of the ongoing TI/LC reserves, to be held by lender as additional collateral for the Loan.

“Travelers Lease Occupancy Conditions” will occur if after September 2017 and given that (i) Travelers has renewed for a five-year term or longer or a suitable replacement tenant has entered into a lease with a five-year term or longer and taken occupancy of the space at terms acceptable to lender and (ii) the DSCR is 1.40x or greater.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

112 Washington Place Pittsburgh, PA 15219	Collateral Asset Summary – Loan No. 6 Two Chatham Center & Garage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$62,321,740 74.9% 1.53x 9.5%

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FORT DUQUESNE BLVD
Union Station
BEDFORD AVE
CRAWFORD ST
One Gateway Center
Penn Ave Place
PENN AVE
EQT Plaza
Benedum Center
LIBERTY AVE
411
Gulf Tower
Federal Courthouse
Two Gateway Center
Jackman Bldg
City Centre Tower
Heinz 57 Center
AT&T Bldg
Fifth Ave Place
Point State Park Fountain
Wyndham Grand Hotel
Point State Park
Amphitheater
PNC Plaza
Pittsburgh
WASHINGTON PL
Fort Pitt Museum
Four Gateway Center
Commonwealth of Penn.
Two PPG Place
Market Square
Market Square Place
Platt Place
Mellon Square
Omni Hotel
US Steel Building
CENTRE AVE
Pittsburgh Marriott City Center
CONSOL Energy Center
Cambria Hotel & Suites
Verizon Bldg
One PPG Place
CENTRAL BUSINESS DISTRICT
PNC Plaza
Union Trust Bldg
BNY Mellon Center
Mellon HQ
Chatham Center
Post-Gazette
Six PPG Place
Bank Tower
Macy's
Standard Life Bldg
Allegheny Courthouse
FIFTH AVE
11 Stanwix
PNC Center
COMMONWEALTH PL
STANWIX ST
MARKET ST
5TH AVE
FORBES AVE
4TH AVE
3RD AVE
BLVD OF THE ALLIES
1ST AVE
One Oxford Centre
Grant Bldg
376
22
30
Two Chatham Center & Garage
112 Washington Place
Pittsburgh, PA 15219
FORBES AVE
UPMC Mercy Medical Center
Duquesne University
PNC Firstside Center
BLVD OF THE ALLIES
Sheraton Station Square
SMITHFIELD ST BRIDGE
Monongahela River
Bessemer Court
Commerce Court
Freight House Shops
LIBERTY BRIDGE
SOUTH SHORE
East Warehouse
Edgeworth
Ross Township
Moon
Emsworth
Glenview
Sharpsburg
Bellevue
Millvale
Robinson Township
Ingram
Pittsburgh
Imperial
Crafton
Homestead
Oakdale
Dormont
Munhall
Presto
Scott Township
Brentwood
Mt Lebanon
Baldwin
Bethel Park
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

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75

40 Wall Street New York, NY 10006	Collateral Asset Summary – Loan No. 7 40 Wall Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,883,649 29.6% 2.10x 14.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

40 Wall Street New York, NY 10006	Collateral Asset Summary – Loan No. 7 40 Wall Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,883,649 29.6% 2.10x 14.0%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Credit Assessment (Moody’s/Fitch/ Morningstar):	NR/BBB-/ AAA
Sponsor:	Donald J. Trump
Borrower:	40 Wall Street LLC
Original Balance(1):	$60,000,000
Cut-off Date Balance:	$59,883,649
% by Initial UPB:	4.3%
Interest Rate:	3.6650%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	300 months
Additional Debt(1):	$100,000,000 Pari Passu Debt
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(2)
	Initial	Monthly
Taxes:	$1,515,525	$505,175
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Payment Reserve:	$815,226	NAP
Ground Rent:	$0	Springing

Financial Information(3)
Cut-off Date Balance / Sq. Ft.:	$137
Balloon Balance / Sq. Ft.:	$98
Cut-off Date LTV:	29.6%
Balloon LTV:	21.1%
Underwritten NOI DSCR:	2.28x
Underwritten NCF DSCR:	2.10x
Underwritten NOI Debt Yield:	14.0%
Underwritten NCF Debt Yield:	12.9%
Underwritten NOI Debt Yield at Balloon:	19.6%
Underwritten NCF Debt Yield at Balloon:	18.1%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Leasehold
Location:	New York, NY
Year Built / Renovated:	1929 / 1995
Total Sq. Ft.:	1,165,207
Property Management:	The Trump Corporation
Underwritten NOI(4):	$22,283,771
Underwritten NCF:	$20,527,675
Appraised Value:	$540,000,000
Appraisal Date:	June 1, 2015

Historical NOI
Most Recent NOI(4):	$10,293,751 (T-12 March 31, 2015)
2014 NOI:	$10,685,306 (December 31, 2014)
2013 NOI:	$14,754,335 (December 31, 2013)
2012 NOI:	$8,884,245 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy(5):	94.5% (May 19, 2015)
2014 Occupancy(5):	80.6% (December 31, 2014)
2013 Occupancy:	76.4% (December 31, 2013)
2012 Occupancy:	58.9% (December 31, 2012)
(1)	The Original Balance of $60.0 million represents the non-controlling Note A-3, of a $160.0 million whole loan (the “40 Wall Street Loan Combination”) evidenced by three pari passu notes. The pari passu companion loans are comprised of the controlling Note A-1 and non-controlling Note A-2, with an aggregate original principal amount of $100.0 million, which will be included in a future securitization.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate 40 Wall Street Loan Combination.
(4)	The increase in the Underwritten NOI from Most Recent NOI is due primarily to approximately $3.5 million in new leases signed since April 2015, the burn off of approximately $6.5 million in free rent and approximately $1.0 million in UW Rent Steps.
(5)	The increase in occupancy from 2014 Occupancy to Most Recent Occupancy is due to 145,740 sq. ft. in new leases, which commence in 2015, including Dean & DeLuca which has signed an LOI for 18,500 sq. ft. and is expected to enter into a lease for such space in the near term. The 18,500 sq. ft. space is currently master leased by The Trump Corporation at the same rent until the landlord’s work is completed and Dean & DeLuca or another tenant reasonably acceptable to lender on similar economic terms as agreed with Dean & DeLuca commences payment of full, unabated rents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

40 Wall Street New York, NY 10006	Collateral Asset Summary – Loan No. 7 40 Wall Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,883,649 29.6% 2.10x 14.0%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Major Tenants
Green Ivy	NR/NR/NR	86,350	7.4%	$30.00	6.6%	11/30/2061
Countrywide Insurance Company(2)	NR/NR/NR	82,302	7.1%	$25.00	5.2%	8/31/2021
Duane Reade(3)	NR/Baa2/BBB	77,810	6.7%	$40.93(4)	8.1%	Various(3)(5)
Haks Engineering & Land Surveyors(6)	NR/NR/NR	69,916	6.0%	$30.80	5.5%	3/31/2029
Weidlinger Associates Inc(7)	NR/NR/NR	61,082	5.2%	$27.00	4.2%	1/31/2033
Total Major Tenants		377,460	32.4%	$30.83	29.6%
Remaining Tenants		723,508	62.1%	$38.21	70.4%
Total Occupied Tenants		1,100,968	94.5%	$35.68	100.0%
Vacant		64,239	5.5%
Total		1,165,207	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Countrywide Insurance Company has two, five-year renewal options.
(3)	Duane Reade occupies 54,500 sq. ft. of office space on the 21st and 22nd floors under a lease that commenced on October 1, 2012 and expires March 31, 2028 with a current underwritten rent of $29.78 PSF. Duane Reade also occupies 23,310 sq. ft. of retail space under a lease that commenced on July 6, 2011 and expires January 31, 2032 with a current underwritten rent of $67.00 PSF.
(4)	U/W Base Rent PSF includes $350,153 in step rent which represents the straight line of average rent underwritten throughout Duane Reade’s lease term. The current in-place base rent PSF is $36.43.
(5)	Duane Reade has the right to terminate the lease for its 54,500 sq. ft. of office space effective March 31, 2018 with a payment of $2,932,476 ($53.81 PSF) and on March 31, 2023 with a payment of $535,917 ($9.83 PSF).
(6)	Haks Engineering & Land Surveyors (“Haks”) has one, five-year renewal option. Additionally, Haks has a termination right effective March 1, 2024 with 12 months’ notice and payment of a termination fee of $2,110,746 ($30.18 PSF).
(7)	Weidlinger Associates Inc (“Weidlinger”) has one, five-year renewal option.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	1,900	0.2%	1,900	0.2%	$25.26	0.1%	0.1%
2015	0	0	0.0%	1,900	0.2%	$0.00	0.0%	0.1%
2016	3	31,152	2.7%	33,052	2.8%	$31.54	2.5%	2.6%
2017	8	77,838	6.7%	110,890	9.5%	$39.24	7.8%	10.4%
2018	4	26,049	2.2%	136,939	11.8%	$48.40	3.2%	13.6%
2019	1	5,433	0.5%	142,372	12.2%	$40.92	0.6%	14.2%
2020	10	62,499	5.4%	204,871	17.6%	$38.45	6.1%	20.3%
2021	5	107,752	9.2%	312,623	26.8%	$27.87	7.6%	27.9%
2022	13	150,653	12.9%	463,276	39.8%	$33.28	12.8%	40.7%
2023	4	36,184	3.1%	499,460	42.9%	$42.45	3.9%	44.6%
2024	2	8,786	0.8%	508,246	43.6%	$40.37	0.9%	45.5%
2025	6	37,297	3.2%	545,543	46.8%	$39.49	3.8%	49.3%
Thereafter	22	555,425	47.7%	1,100,968	94.5%	$35.88	50.7%	100.0%
Vacant	NAP	64,239	5.5%	1,165,207	100.0%	NAP	NAP
Total / Wtd. Avg.	79	1,165,207	100.0%			$35.68	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

40 Wall Street New York, NY 10006	Collateral Asset Summary – Loan No. 7 40 Wall Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,883,649 29.6% 2.10x 14.0%

The Loan.    The 40 Wall Street loan (the “40 Wall Street Loan”) is a fixed rate loan secured by the borrower’s leasehold interest in one office building totaling 1,165,207 sq. ft., located at 40 Wall Street in New York City (the “40 Wall Street Property”) with an original principal balance of $60.0 million. The 40 Wall Street Loan is comprised of the non-controlling Note A-3 of a $160.0 million whole loan that is evidenced by three pari passu notes (collectively, the “40 Wall Street Loan Combination”). Only the $60.0 million non-controlling Note A-3 will be included in the COMM 2015-CCRE24 Mortgage Trust. The controlling Note A-1 and non-controlling Note A-2, with original principal balances of $80.0 million and $20.0 million, respectively, are expected to be included in one or more future securitizations. The 40 Wall Street Loan has a 10-year term and amortizes on a 25-year schedule. The 40 Wall Street Loan accrues interest at a fixed rate equal to 3.6650% and has a cut-off date balance of approximately $59.9 million. Loan proceeds were used to retire existing debt of approximately $160.3 million, cover closing costs of approximately $6.9 million and fund reserves of $2.3 million. Based on the appraised value of $540.0 million as of June 1, 2015, the cut-off date LTV is 29.6%. The most recent prior financing of the 40 Wall Street Property was not included in a securitization.

The relationship between the holders of the Note A-1, Note A-2, and Note A-3, will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—Loan Combinations—40 Wall Street Loan Combination” in the Free Writing Prospectus.

Pari Passu Note Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$80,000,000	$78,844,865	LCF	Yes
Note A-2	$20,000,000	$19,961,216	LCF	No
Note A-3	$60,000,000	$59,883,649	COMM 2015-CCRE24	No
Total	$160,000,000	$159,689,729

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$160,000,000	94.4%	Loan Payoff	$160,331,517	94.6%
Sponsor Equity	$9,514,109	5.6%	Closing Costs	$6,851,841	4.0%
			Reserves	$2,330,751	1.4%
Total Sources	$169,514,109	100.0%	Total Uses	$169,514,109	100.0%

The Borrower / Sponsor.    The borrower, 40 Wall Street LLC, is a single purpose New York limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower, the non-recourse carveout guarantor and the guarantor of property expenses is Donald J. Trump.

Through the various ownership entities in the borrower, Mr. Trump owns a 100% indirect interest in the borrower. Donald J. Trump has over 40 years’ experience in the real estate industry. Mr. Trump’s developments include Trump Tower, located along Fifth Avenue in Manhattan, New York, 40 Wall Street, Trump World Tower, located across from the United Nations in Manhattan, New York, the Trump International Hotel & Tower on Central Park West in Manhattan, New York, the 92-story Trump International Hotel & Tower in Chicago, Illinois, and Trump Park Avenue located at 59th Street and Park Avenue in Manhattan, New York. Mr. Trump has also been involved in golf course developments. Additionally, Mr. Trump also owns interests in the 1290 Avenue of the Americas office building in Manhattan and the Bank of America Building in San Francisco, California.

The Property. The 40 Wall Street Property is a 63-story Class A, multi-tenant, office building that was constructed in 1929 and most recently renovated in 1995 with ongoing capital invested. The 40 Wall Street Property is located on Wall Street between Nassau and Williams Street. The 40 Wall Street Property totals 1,165,207 sq. ft. and is comprised of 1,118,416 sq. ft. of office space, 240 sq. ft. of storage space and 46,551 sq. ft. of retail space. As of May 19, 2015, the 40 Wall Street Property was 94.5% leased and the office space (92.3% of U/W Base Rent) was approximately 94.5% leased. Office floor plates at the 40 Wall Street Property range from 3,591 sq. ft. to 38,828 sq. ft. and offer views of Wall Street, downtown Manhattan and New York Harbor. The 40 Wall Street Property has approximately 150 ft. of frontage along Wall Street and 203 ft. of frontage along Pine Street. Additionally, the 40 Wall Street Property is located within 5 blocks of the 2, 3, 4, 5, M, J, Z and R trains.

The three largest tenants at the 40 Wall Street Property occupy a total of 21.2% of the total net rentable area (“NRA”) and account for 19.9% of underwritten base rent. The largest tenant, Green Ivy, occupies 86,350 sq. ft., or 7.4% of total NRA, and accounts for 6.6% of underwritten base rent. The second largest tenant, Countrywide Insurance Company, occupies 82,302 sq. ft. or 7.1% of total NRA, and accounts for 5.2% of underwritten base rent. The third largest tenant, Duane Reade, occupies 54,500 sq. ft. of office space and 23,310 sq. ft. of retail space, for a total of 77,810 sq. ft. or 6.7% of total NRA, and accounts for 8.1% of underwritten base rent. No other tenant at the 40 Wall Street Property occupies more than 6.0% of total NRA or accounts for more than 5.5% of underwritten base rent. Approximately 8.9% of the total NRA is occupied by four tenants rated at least Baa2 by Moody’s and BBB by S&P (“Investment Grade Tenants”), including Duane Reade, Telstra Inc., Euroclear Bank SA, and UBS Financial Services. Investment Grade Tenants have a weighted average remaining lease term of 11.5 years and total tenants excluding month to month tenants have a remaining lease term of approximately 12.7 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

40 Wall Street New York, NY 10006	Collateral Asset Summary – Loan No. 7 40 Wall Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,883,649 29.6% 2.10x 14.0%

In 2015, 15 new leases totaling 145,740 sq. ft., or 12.5% of total NRA, have been executed, increasing occupancy to 94.5% as of May 19, 2015.

Environmental Matters. The Phase I environmental report dated June 3, 2015 recommended no further action at the 40 Wall Street Property, other than to implement an operations and maintenance plan for asbestos.

Major Tenants.

Green Ivy (86,350 sq. ft.; 7.4% of NRA; 6.6% of U/W Base Rent) Green Ivy (d/b/a/, “The Pine Street School”) is an 86,350 sq. ft., 40 class room school that serves students from preschool through sixth grade. The elementary school tuition is currently $33,800 annually. The Pine Street School is the second school in the Green Ivy network, following Battery Park Montessori, a preschool that opened in Battery Park City in September 2013.

Countrywide Insurance Company (82,302 sq. ft.; 7.1% of NRA; 5.2% of U/W Base Rent) (“Countrywide”) Countrywide is licensed to write all lines of property/casualty insurance, and operates in a regional specialty niche market consisting of lower limit private passenger and commercial automobile business in the downstate New York area. Countrywide is headquartered at the 40 Wall Street Property, and focuses its business solely on the New York City metropolitan area and its suburbs. At expiration of the initial term of its lease, Countrywide has two, five-year extensions remaining.

Duane Reade (77,810 sq. ft.; 6.7% of NRA; 8.1% of U/W Base Rent Moody’s/S&P Baa2/BBB) Duane Reade operates over 250 stores in commercial and residential neighborhoods in New York City. In 2010, Duane Reade became part of the Walgreens Boots Alliance Inc. (“Walgreens”) family of companies. Walgreens is the leading drug retailing chain in the United States, both by store count, and total sales. Duane Reade has ranked as the fastest growing drugstore chain in the industry, and is number one in sales per square foot. The 40 Wall Street Property serves as the headquarters of the Duane Reade division, and also houses its flagship store. The Ground Floor of the 40 Wall Street Property features a 23,310 sq. ft. Duane Reade store which is the largest Duane Reade in operation. It features a number of unique offerings, including: a hair salon, a nail bar, a pharmacy with a doctor on-hand, a sushi bar, a juice bar, and a stock ticker. The Duane Reade features entrances on both Pine and Wall Street.

Duane Reade occupies 54,500 sq. ft. office space on the 21st and 22nd floors under a lease which commenced on October 1, 2012 and expires March 31, 2028 with a current underwritten rent of $29.78 PSF. Duane Reade also occupies 23,310 sq. ft. of retail space under a lease which commenced on July 6, 2011 and expires January 31, 2032 with a current underwritten rent of $67.00 PSF. Duane Reade has the right to terminate the lease for 54,500 sq. ft. of office space effective March 31, 2018 with a payment of $2,932,476 ($53.81 PSF) and on March 31, 2023 with a payment of $535,917 ($9.83 PSF).

The Market. The 40 Wall Street Property is located in New York’s Downtown office market within the Financial East office submarket. As of the Q1 2015, Downtown Class A office inventory was comprised of approximately 52.8 million sq. ft. of office space with a vacancy rate of 12.9% and Downtown Class B office inventory was comprised of 26.8 million sq. ft. of office space with a vacancy rate of 6.5%. Specifically, Class A office inventory within the Financial East submarket was comprised of approximately 23.4 million sq. ft. of office space with a vacancy rate of 11.8% and Class B office inventory within the Financial East submarket was comprised of 10.9 million sq. ft. of office space with a vacancy rate of 6.5%. As of Q1 2015, Class A and Class B Financial East office submarket rental rates were $55.88 PSF and $43.27 PSF, respectively. The appraiser analyzed a set of six comparable properties within the immediate competitive area of the 40 Wall Street Property and concluded an office market rental range of $40.00 PSF to $57.50 PSF. Underwritten weighted average office rents at the 40 Wall Street Property are currently $35.68 PSF, below the appraiser’s concluded office market rent for the 40 Wall Street Property of $47.41 PSF. The chart below summarizes the comparable set as determined by the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

40 Wall Street New York, NY 10006	Collateral Asset Summary – Loan No. 7 40 Wall Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,883,649 29.6% 2.10x 14.0%

Comparable Set(1)
Building	Area	Available	% Occupied	Asking Rent Low	Asking Rent High
40 Wall Street Property(2)	1,165,207	1,100,968	94.5%	NAP	NAP
14 Wall Street	956,654	145,562	84.7%	$40.00	$45.00
100 Church Street	970,627	0	100.0%	NAP	NAP
123 William Street	503,325	10,317	98.0%	$40.00	$54.00
111 Broadway	427,598	63,851	85.1%	$45.00	$49.00
120 Broadway	1,916,700	236,154	87.7%	$43.00	$48.00
233 Broadway	855,104	16,738	98.0%	$55.00	$57.50
Total / Wtd. Avg.(3):	5,630,008	472,622	91.6%	$44.40	$49.90
(1)	Source: Appraisal.
(2)	Based on rent roll dated May 19, 2015.
(3)	Total / Wtd. Avg. excludes the 40 Wall Street Property.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 3/31/2015	U/W	U/W PSF
Base Rent(1)	$22,916,462	$28,462,549	$26,125,497	$26,040,716	$39,279,020	$33.71
Value of Vacant Space	0	0	0	0	3,114,561	2.67
Gross Potential Rent	$22,916,462	$28,462,549	$26,125,497	$26,040,716	$42,393,581	$36.38
Total Recoveries(2)	2,709,593	1,712,481	644,801	352,596	436,932	0.37
Total Other Income(2)	2,376,014	2,804,827	2,833,531	2,764,084	3,168,584	2.72
Less: Vacancy(3)	0	0	0	0	(3,114,561)	(2.67)
Effective Gross Income	$28,002,069	$32,979,857	$29,603,829	$29,157,396	$42,884,535	$36.80
Total Operating Expenses(2)	19,117,824	18,225,522	18,918,523	18,863,645	20,600,765	17.68
Net Operating Income(4)	$8,884,245	$14,754,335	$10,685,306	$10,293,751	$22,283,771	$19.12
TI/LC	0	0	0	0	1,464,794	1.26
Capital Expenditures	0	0	0	0	291,302	0.25
Net Cash Flow	$8,884,245	$14,754,335	$10,685,306	$10,293,751	$20,527,675	$17.62
(1)	U/W Base Rent includes (i) $2,914,486 in rent steps for all tenants which go into effect July 1, 2016 and (ii) $350,153 in step rent which represents the straight line of average rent underwritten throughout Duane Reade’s lease term.
(2)	The increase in Total Recoveries, Total Other Income and Total Operating Expenses from most recent to U/W is primarily due to the recent leasing activity noted in footnote (4) below.
(3)	U/W Vacancy is based on the in-place vacancy of 5.5% and represents 7.3% of total gross income. The in-place vacancy includes credit for Dean and DeLuca which has signed an LOI for 18,500 sq. ft. and is expected to enter into a lease for such space in the near term. The 18,500 sq. ft. space is currently leased by The Trump Corporation at the same rent until the landlord’s work is completed and the tenant commences payment of full, unabated rents.
(4)	The increase in the Underwritten NOI from Most Recent NOI is due primarily to $3.5 million in new leases signed since April 2015, the burn off of approximately $6.5 million in free rent and approximately $1.0 million in UW Rent Steps.

Property Management.    The 40 Wall Street Property is managed by The Trump Corporation, a borrower affiliate.

Lockbox / Cash Management.     The 40 Wall Street Loan is structured with a hard lockbox and in place cash management. On or about closing, the borrower was required to instruct all tenants to deposit all rents and other payments into the lockbox account controlled by the lender for the term of the 40 Wall Street Loan. All funds in the lockbox account are swept daily to a lender controlled cash management account and disbursed in accordance with the 40 Wall Street Loan documents. Upon the occurrence of a Sweep Event (as defined below), all excess cash flow will be deposited into a lender controlled cash collateral account until the occurrence of a Sweep Event Cure (as defined below).

A “Sweep Event” will occur upon (i) an event of default under the loan agreement, (ii) the debt service coverage ratio, as tested quarterly, falling below 1.35x or (iii) an event of default under the property management agreement. A Sweep Event will end (a “Sweep Event Cure”) with respect to (i) above, if such event of default is cured prior to the acceleration of the 40 Wall Street Loan; with respect to (ii) above, if the debt service coverage ratio is 1.40x or greater for two (2) consecutive quarters; and with respect to (iii) above, (a) upon a satisfactory cure of such event of default under the property management agreement, as determined by lender in its reasonable discretion, or (b) if borrower replaces the property manager in accordance with the 40 Wall Street Loan documents.

Initial Reserves.    The 40 Wall Street Loan documents provide for initial deposits into the reserve accounts as follows: (i) $1,515,525 into a tax reserve account, (ii) $1,430,115 into a TI/LC reserve account, (iii) $815,226 into a payment reserve account for payment of the monthly debt service payment due on the first monthly payment date, (iv) $137,500 into a ground rent reserve account, and (v) $8,000 into a required repair reserve account. However, in lieu of initial deposits into the TI/LC, ground rent and required repair reserve

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

40 Wall Street New York, NY 10006	Collateral Asset Summary – Loan No. 7 40 Wall Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,883,649 29.6% 2.10x 14.0%

accounts, the sponsor has provided a personal guaranty which is capped at $26,000,000 (except with respect to lease termination payments, ground lease payments and insurance premiums, none of which are subject to the cap). Additionally, such guaranty covers approximately $6,950,875 in free rent.

Ongoing Reserves On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $505,175, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $74,826, into an insurance reserve account, (iii) $24,275 into a replacement reserve account, (iv) $122,066 into a TI/LC reserve account, and (v) the amount due for the following month under the ground lease, which currently equates to $137,500 per month, into a ground rent reserve account. In lieu of monthly deposits into the insurance, replacement, TI/LC and ground rent reserve accounts, the sponsor has provided a personal guaranty which is capped at $26,000,000 (except with respect to lease termination payments, ground lease payments and insurance premiums, none of which are subject to the cap).

Current Mezzanine or Subordinate Indebtedness.    None

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Ground Lease. The 40 Wall Street Property is subject to a ground lease with 40 Wall Street Holdings Corp. and New Scandic Wall Limited Partnership. The 40 Wall Street Property ground lease, dated November 30, 1995, expires on April 30, 2059 and has two consecutive renewal options. The first renewal option has a 67.5 year term expiring October 31, 2126. The second renewal option has an 80-year and two-month term expiring December 31, 2206. The current annual ground rent payment for the 40 Wall Street Property ground lease is $1,650,000 through December 31, 2017. Effective January 1, 2018 the annual ground rent payment for the 40 Wall Street Property ground lease is $1,815,000 through December 31, 2019. Effective January 1, 2020 the annual ground rent payment for the 40 Wall Street Property ground lease is $2,315,000 through December 31, 2022. Effective January 1, 2023 the annual ground rent payment for the 40 Wall Street Property ground lease is $2,546,500 through December 31, 2027. Effective January 1, 2028 the annual ground rent payment for the 40 Wall Street Property ground lease is $2,801,150 through December 31, 2032. On January 1, 2033the ground rent will reset to the greater of (a) 6.0% of the value of the land (considered as vacant and unimproved, but with the right to construct a 900,000 sq. ft. building for (i) office purposes and (ii) retail (A) where legally permissible on the ground floor and (B) elsewhere in the 40 Wall Street Property where it existed at any time during the 5 year period prior to the applicable date of valuation, and otherwise free and clear of all liens and encumbrances) or (b) 85.0% of the net rent payable in the immediately preceding 12-month period. The average annual ground lease rent payable over the loan term is $2,114,096.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

40 Wall Street New York, NY 10006	Collateral Asset Summary – Loan No. 7 40 Wall Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,883,649 29.6% 2.10x 14.0%

TRIBECA
TWO BRIDGES
FINANCIAL DISTRICT
40 Wall Street
40 Wall Street
New York, NY 10006
BATTERY PARK CITY
Hudson River
East River
WEST STREET
BROOKLYN BRIDGE
FDR DRIVE
New York
MANHATTAN
BROOKLYN
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

750 Southwest Alder Street Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Westin Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,500,000 70.0% 1.69x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

750 Southwest Alder Street Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Westin Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,500,000 70.0% 1.69x 11.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Gordon D. Sondland
Borrower:	Portland Hotel, LLC
Original Balance:	$58,500,000
Cut-off Date Balance:	$58,500,000
% by Initial UPB:	4.2%
Interest Rate:	4.7800%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(24), D(91), O(5)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$402,506	$40,251
Insurance:	$0	Springing
FF&E(2):	$0	5% of preceding month’s gross revenues
Early Management Termination:	$0	Springing
Management Agreement Expiration:	$0	Springing
PIP Reserve:	$0	Springing

Financial Information
Cut-off Date Balance / Room:	$285,366
Balloon Balance / Room:	$232,949
Cut-off Date LTV:	70.0%
Balloon LTV:	57.1%
Underwritten NOI DSCR:	1.88x
Underwritten NCF DSCR:	1.69x
Underwritten NOI Debt Yield:	11.8%
Underwritten NCF Debt Yield:	10.6%
Underwritten NOI Debt Yield at Balloon:	14.5%
Underwritten NCF Debt Yield at Balloon:	13.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Portland, OR
Year Built / Renovated:	1999 / 2011
Total Rooms:	205
Property Management:	Westin Hotel Management, L.P.
Underwritten NOI:	$6,925,694
Underwritten NCF:	$6,192,606
“As Is: Appraised Value:	$83,600,000
“As Is” Appraisal Date:	April 9, 2015
“As Stabilized” Appraised Value(3):	$89,300,000
“As Stabilized” Appraisal Date(3):	May 1, 2018

Historical NOI
Most Recent NOI:	$6,874,662 (T-12 May 31, 2015)
2014 NOI:	$6,262,183 (December 31, 2014)
2013 NOI:	$5,481,615 (December 31, 2013)
2012 NOI:	$4,860,333 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	83.5% (May 31, 2015)
2014 Occupancy:	82.4% (December 31, 2014)
2013 Occupancy:	83.0% (December 31, 2013)
2012 Occupancy:	85.5% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Following the replacement of the existing management agreement, the monthly deposit to the FF&E reserve will be reduced to 4% of the preceding month’s gross revenues.
(3)	The appraiser’s “As Stabilized” Value assumes the hotel achieves a RevPAR of $203.09 in May 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

750 Southwest Alder Street Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Westin Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,500,000 70.0% 1.69x 11.8%

Historical Occupancy, ADR, RevPAR(1)
	Westin Portland Property(2)			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	84.7%	$163.74	$138.74	81.1%	$154.78	$125.48	104.5%	105.8%	110.6%
2014	82.6%	$183.49	$151.57	82.6%	$172.51	$142.47	100.0%	106.4%	106.4%
T – 12 April 2015	83.6%	$210.11	$175.55	83.1%	$193.77	$161.02	100.5%	108.4%	109.0%
(1)	Source: Hospitality research report.
(2)	Occupancy, ADR and RevPAR represent estimates from the Hospitality Research Report. The minor variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Westin Portland Property are attributable to variances in reporting methodologies and/or timing differences.

The Loan. The Westin Portland loan (the “Westin Portland Loan”) is a $58.5 million fixed rate loan secured by the borrower’s fee simple interest in a 205-room full service AAA and 4-Diamond luxury hotel located at 750 Southwest Adler in Portland, Oregon (the “Westin Portland Property”). The Westin Portland Loan has a ten-year term and amortizes on a 30-year schedule. The Westin Portland Loan accrues interest at a fixed rate equal to 4.7800%. Loan proceeds were used to retire existing debt of approximately $43.1 million, fund reserves of $0.4 million, pay closing costs of approximately $0.9 million and return approximately $14.1 million in equity to the borrower. Based on the appraised value of $83.6 million as of April 9, 2015, the cut-off date LTV is 70.0%. The most recent prior financing of the Westin Portland Property was included in the COMM 2006-C8 securitization.

The prior loan was modified during 2011. In exchange for an extension of the interest-only period the sponsor posted a $4.0MM letter of credit and provided a guarantee of the required PIP in 2011.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$58,500,000	100.0%	Existing Loan Payoff	$43,053,984	73.6%
			Reserves	$402,506	0.7%
			Closing Costs	$920,096	1.6%
			Return of Equity	$14,123,413	24.1%
Total Sources	$58,500,000	100.0%	Total Uses	$58,500,000	100.0%

The Borrower / Sponsor. The borrower, Portland Hotel, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is Gordon D. Sondland.

Gordon D. Sondland is chairman of The Aspen Companies LLC (“Aspen”) and the founder and CEO of Provenance Hotels (“Provenance”). Aspen owns, develops and manages a diversified portfolio of income properties including hotels, retail centers, office buildings and residential properties. Founded in 1985, Provenance serves as Aspen’s boutique hotel brand. In 2001, Provenance launched a management company that today operates and manages six independent boutique hotels with two additional properties currently undergoing construction and rebranding. Provenance is also an approved manager for Starwood and Marriott. Including the Westin Portland Property, Provenance owns, or retains an equity interest, in thirteen hotels, totaling 2,236 rooms, all of which are located in Oregon, Washington and Tennessee.

The Property. The Westin Portland Property is a 19-story, 205-room, full service, AAA and 4-Diamond luxury hotel located in Portland, Oregon. The hotel amenities include 2,060 sq. ft. of meeting space, a fully-equipped fitness center, and a 130-seat restaurant and bar. The Westin Portland Property was constructed in 1999 and underwent a $7.4 million ($36,585/room) renovation in 2011 as part of a brand-mandated Property Improvement Plan (“PIP”). The PIP included upgrades to all guest rooms, administrative offices, lobby upgrades, new elevators, and new restrooms. In addition, following the 2011 renovation, the fitness center was remodeled and received new equipment and all bathroom shower-in tubs received new tiling and shower pans. Since completion of the upgrades, the Westin Portland Property demonstrated a 31.2% increase in RevPAR, which is up from $134.45 in 2012 to $176.35 in underwritten TTM period ended May 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

750 Southwest Alder Street Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Westin Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,500,000 70.0% 1.69x 11.8%

The subsequent table provides a detailed summary of the renovations since 2011.

Renovation Summary(1)
Project	Amount Spent	Per Room
Guestroom & Admin Office Artwork	$17,920	$87
Admin Office & Guestroom Soft and Case Goods Replacement	$7,419,637	$36,193
Fitness Center Equipment	$21,157	$103
Fitness Center Remodeling	$89,641	$437
Guestroom Bathroom Renovation	$360,664	$1,759
Cable Upgrade	$29,614	$144
Total	$7,938,633	$38,725
(1)	Source: Borrower

The Westin Portland Property is currently managed by Starwood Hotels & Resorts under their Westin Hotels & Resorts brand (“Westin”). Westin is an upper-upscale hotel concept catering to business and leisure travelers. All Westin hotels include a private health club, meeting and banquet space, business services and high-end amenities. The existing management agreement expires in August of 2019 and has no more renewal options remaining. Additionally, the sponsor has the right, with one year’s notice to remove the Westin flag from the property. The Westin Portland Loan is structured with a cash flow sweep 18 months prior to the expiration of the Westin flag in order to fund any required PIP work associated with renewal of the Westin flag. Additionally, as a condition to borrower exercising its right to terminate the existing management agreement, the sponsor will be required to deposit, among other things, $1,500,000 into an early management termination reserve account. For more information regarding the structure around the early termination of the existing management agreement as well as the cash flow sweep, see “Lockbox / Cash Management” and “Ongoing Reserves” herein.

Environmental Matters. The Phase I environmental report dated April 14, 2015 recommended no further action at the Westin Portland Property.

The Market. The Westin Portland Property is located in downtown Portland at the southeast quadrant formed by the intersection of Southwest Alder Street and Southwest Park Avenue. The hotel is located near Portland’s Pearl District, an upscale area featuring Powell’s Bookstore, a variety of art galleries, fashion boutiques, numerous cafés, hotels, eateries, theaters and upscale businesses and residences. According to a hospitality research report, the Portland CBD submarket, for upscale chains, had an occupancy rate of 82.4% for T-12 ending April 2015, which is up 0.9% from the same time in 2014, ADR was $175.43 resulting in a RevPAR of $144.49, which are up 12.8% and 13.8%, respectively.

The Westin Portland Property is near many of downtown Portland’s demand generators including Place Mall, the Willamette River waterfront, Portland Farmer’s Market, Rose Quarter/Moda Center indoor sports arena, Oregon Health & Science University (“OHSU”), Oregon Museum of Science and Industry, Pioneer Courthouse Square, Providence Park and Tom McCall Waterfront Park, all of which are located within a three mile radius of the Westin Portland Property. According to the appraisal, commercial travelers make up 56% of the Westin Portland Property’s room night demand, which is higher than each of the hotels in the primary competitive set. The appraiser attributes the high commercial demand concentration to the hotel’s Starwood-brand affiliation and central market location. In 2014, commercial and meeting demand accounted for approximately 40,000 rooms rented (65% of total rooms rented at the Westin Portland Property). The hotel also benefits its proximity to four MAX light rail lines, located within two blocks of the property which connect the CBD to the Oregon Convention Center, Memorial Coliseum, MODA Center, and Portland International Airport (PDX).

Additional commercial demand generators in the area include Nike, which according to the appraiser places approximately 30,000 room nights in the market annually, the OHSU, Oregon’s only health and Research University, Providence Portland Medical Center, Adidas, which has its North American headquarters located in Portland, and Intel, which is the largest private employer in downtown Portland.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

750 Southwest Alder Street Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Westin Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,500,000 70.0% 1.69x 11.8%

The subsequent chart presents the primary competitive set to the Westin Portland Property:

Primary Competitive Set (1)
Property	Rooms	Year Opened/Renovated	Approximate Distance	2014 Occupancy	2014 ADR	2014 RevPAR
Westin Portland Property	205	1999 / 2011	NAP	82.8%(2)	$200.90(2)	$166.28(2)
Hotel DeLuxe Portland	130	1912 / 2006	0.4 miles	78.0%	$172.23	$134.51
Hotel Monaco Portland	221	1996 / 2011	0.2 miles	92.0%	$206.00	$189.52
Hotel Vintage Plaza	117	1991 / 2015	2.0 blocks	87.0%	$194.00	$168.78
Hotel Lucia	127	1908 / 2014	2.0 blocks	79.0%	$178.00	$140.62
Sentinel Hotel	100	1909 / 2014	0.2 miles	79.0%	$196.00	$154.84
Total / Wtd. Avg.	900			84.0%	$193.94	$162.83
(1)	Source: Appraisal.
(2)	2014 Occupancy, 2014 ADR and 2014 RevPAR represent estimates from the appraisal. The minor variances between the underwriting, the hospitality research report and the above table with respect to 2014 Occupancy, 2014 ADR and 2014 RevPAR at the Westin Portland Property are attributable to variances in reporting methodologies and/or timing differences.

The appraiser determined demand segmentation of 56% commercial, 35% leisure travel and 9% meeting and group for the Westin Portland Property, compared to 40% commercial, 43% leisure travel and 17% meeting and group for the primary competitive set. The market demand mix is presented in the table below:

Demand Segmentation(1)
Property	Rooms	Commercial	Leisure	Meeting and Group
Westin Portland Property	205	56%	35%	9%
Hotel DeLuxe Portland	130	25%	59%	16%
Hotel Monaco Portland	221	40%	40%	20%
Hotel Vintage Plaza	117	40%	45%	15%
Hotel Lucia	127	30%	45%	25%
Sentinel Hotel	100	40%	38%	22%
Total / Wtd. Avg.	900	40%	43%	17%
(1)	Source: Appraisal.

There are 837 rooms under construction in Portland, according to an industry research report, including 168 rooms within Hotel Eastlund and 203 rooms in Hyatt House Riverplace, both of which are scheduled to come online by August 2016. However, the new hotel projects will be located further away from downtown Portland, and as such are not expected to directly compete with the Westin Portland Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

750 Southwest Alder Street Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Westin Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,500,000 70.0% 1.69x 11.8%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 5/31/2015	U/W	U/W per Room
Occupancy	85.5%	83.0%	82.4%	83.5%	83.6%
ADR	$157.25	$178.50	$201.24	$211.25	$210.11
RevPAR	$134.45	$148.16	$165.82	$176.35	$176.35

Room Revenue	$10,087,809	$11,085,900	$12,441,604	$13,195,418	$13,195,418	$64,368
F&B Revenue	319,070	301,548	287,472	289,914	289,914	1,414
Parking Income	839,461	859,926	888,187	890,483	890,483	4,344
Other Revenue	238,411	222,579	378,662	285,948	285,948	1,395
Total Revenue	$11,484,751	$12,469,953	$13,995,925	$14,661,763	$14,661,763	$71,521
Departmental Expenses	2,854,383	3,012,297	3,257,159	3,149,259	3,149,259	15,362
Gross Operating Income	$8,630,368	$9,457,656	$10,738,766	$11,512,504	$11,512,504	$56,159
Undistributed Expenses	3,231,553	3,393,198	3,784,611	3,954,535	3,962,365	19,329
Gross Operating Profit	$5,398,815	$6,064,458	$6,954,155	$7,557,969	$7,550,139	$36,830
Total Fixed Charges	538,482	582,843	691,972	683,307	624,445	3,046
Net Operating Income	$4,860,333	$5,481,615	$6,262,183	$6,874,662	$6,925,694	$33,784
FF&E(1)	464,401	464,401	524,310	564,811	733,088	3,576
Net Cash Flow	$4,395,932	$5,017,214	$5,737,873	$6,309,851	$6,192,606	$30,208
(1)	U/W FF&E represents 5.0% of Total Revenue.

Property Management. The Westin Portland Property is managed by Westin Hotel Management, L.P. (the “Westin Manager”) pursuant to a joint franchise/management agreement (the “Westin Management Agreement”) that was last renewed in 2009 and expires in August 2019, without any remaining extension options. The loan is structured with a “Management Agreement Sweep Period” (defined herein) cash flow sweep 18 months prior to the expiration of the Westin Management Agreement to fund any required PIP work associated with the rebranding of the hotel. In addition, the sponsor has an option to terminate the Westin Management Agreement prior to the August 2019 expiration date and following the earlier of 60 days from the date of securitization and December 10, 2015, with one year’s advance notice. Prior to either the early termination or expiration of the Westin Management Agreement, the borrower, among other things, is required to make a deposit of $1.5 million to either the Early Management Termination Reserve Account or the Management Agreement Expiration Reserve Account, as applicable. For more information regarding the structure the cash flow sweep, see “Lockbox / Cash Management” below.

Lockbox / Cash Management. The Westin Portland Loan is structured with a springing hard lockbox and springing cash management. As of the origination date, all rents payable to borrower are being delivered directly to an account held by the Westin Manager. So long as the property is managed under the Westin Management Agreement, to the extent there are sufficient funds held by Westin Manager, the Westin Manager will deposit with the lender an amount designated by the lender, and pursuant to a monthly invoice delivered by servicer to the Westin Manager, to pay the debt service and to fund the deposits to the reserve accounts required by the loan documents and any excess funds held by the Westin Manager will be released directly to borrower. During the continuance of a Cash Flow Sweep Period (defined herein), the borrower will cause all amounts payable to borrower under the Westin Management Agreement to be transmitted directly by the Westin Manager into a clearing account established and maintained by the borrower on a monthly basis, with such amounts swept to lender’s deposit account and applied in accordance with the loan documents, with any excess funds (after payment of debt service, reserve payments and all other amounts due under the loan documents) held by lender as additional cash collateral.

At any time when the property is no longer managed under the Westin Management Agreement, the borrower will deliver irrevocable written instructions, directing each credit card processing company to deposit all credit card receipts directly into the clearing account. Funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the borrower’s operating account, unless a Cash Flow Sweep Period is occurring, in which event such funds will be swept on a daily basis into the lender’s deposit account and applied with any excess funds (after payment of debt service, reserve payments and all other amounts due under the loan documents) held by lender as additional cash collateral.

A “Cash Flow Sweep Period” will commence upon (i) an event of default, (ii) the debt service coverage ratio falling below 1.15x or (iii) the commencement of a Management Agreement Sweep Period (defined herein).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

750 Southwest Alder Street Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Westin Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,500,000 70.0% 1.69x 11.8%

A Management Agreement Sweep Period will commence on the date that is 18 months prior to the expiration date of the Westin Management Agreement (unless prior to such date borrower has terminated the Westin Management Agreement pursuant to the conditions set forth in the loan documents) and will end upon (i) the execution of an Acceptable Replacement Management Agreement (defined herein) having a term of 10 years or extending not less than 2 years beyond the loan maturity date and (ii) the existence of sufficient funds in the PIP reserve account to complete any required capital improvements required by such Acceptable Replacement Management Agreement. If the Acceptable Replacement Management Agreement is an Acceptable Provenance Management Agreement (defined herein), then such Management Agreement Sweep Period will not end until (a) the existence of sufficient funds in the PIP Reserve Account to complete any required capital improvements required by such Acceptable Provenance Management Agreement (including any applicable rebranding expenses), and (b) the borrower has paid to lender the $1.5 million PIP deposit. If the funds deposited in the PIP Reserve Account exceed the total amount of funds required to complete any required capital improvements required by such Acceptable Provenance Management Agreement, then any excess amounts in the PIP Reserve Account may be applied to the payment of the $1.5 million PIP deposit.

An “Acceptable Replacement Management Agreement” means any of the following, as further described in the loan documents, (i) an acceptable Westin management agreement extension, (ii) an acceptable management agreement with brand, (iii) an Acceptable Provenance Management Agreement, (iv) an acceptable management agreement without brand, together with an acceptable franchise agreement or (v) any other management agreement and/or franchise agreement approved by the lender and the rating agencies.

An “Acceptable Provenance Management Agreement” means, among other things, a hotel management agreement between borrower, as owner, and Aspen Lodging Group, LLC, as manager, pursuant to which the entity will manage and operate the hotel located on the property under the “Provenance Hotels” brand and hotel system controlled by Aspen Lodging Group, LLC.

Initial Reserves. At origination closing, the borrower deposited $402,506 into a tax reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $40,251, into a tax reserve account and (ii) 5.0% of the property’s gross revenue, which amount will be reduced to 4.0% of prior month’s gross revenue upon the replacement of the Westin Management Agreement with an Acceptable Replacement Management Agreement and completion of all associated PIP work associated with such Acceptable Replacement Management Agreement. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket policy is no longer in place.

As a condition to the borrower exercising its early termination right of the Westin Management Agreement, (i) the borrower will be required to make a $1.5 million deposit into the early management termination reserve account and (ii) a $225,500 deposit into the PIP reserve account (the “Provenance PIP Deposit Amount”) on account of anticipated rebranding expenses. Furthermore, upon the expiration of the Westin Management Agreement, the borrower will be required to deposit: (i) to the extent the acceptable replacement management agreement is an Acceptable Provenance Management Agreement, $1.5 million into the management agreement expiration reserve account (the “Termination Cash Collateral Deposit Amount”) and (ii) the amount by which the estimated costs to perform any PIP plan required under the Acceptable Replacement Management Agreement exceeds the amounts then on deposit in the PIP reserve account (provided, if the funds deposited in the PIP reserve account exceed the total amount of funds required to complete any required capital improvements required by the Acceptable Provenance Management Agreement, then any excess amounts in the PIP reserve account may be applied to the payment of the Termination Cash Collateral Deposit Amount).

The $1.5 million PIP reserve funds will be released to the borrower after the following satisfaction of the all of the following conditions (i) the Westin Portland Property is open and operating under the Acceptable Provenance Management Agreement for a period of not less than twelve months and (ii) the debt yield is not less than 10.5% and (iii) the borrower delivers a request for the release of the funds.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

750 Southwest Alder Street Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Westin Portland	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,500,000 70.0% 1.69x 11.8%

Westin Portland
750 Southwest Alder Street
Portland, OR 97205
PEARL DISTRICT
BREWERY BLOCKS
OLD TOWN / CHINATOWN
Portland
Willamette River
MORRISON BRDG
HAWTHORNE BRIDGE
NW HOYT ST
NW GLISAN ST
NW FLANDERS ST
NW EVERETT ST
NW DAVIS ST
NW COUCH ST
NW BURNSIDE ST
SW STARK ST
SW OAK ST
SW WASHINGTON ST
SW ALDER ST
SW MORRISON ST
SW YAMHILL ST
SW TAYLOR ST
SW SALMON ST
SW MAIN ST
SW MADISON ST
SW JEFFERSON ST
SW COLUMBIA ST
SW CLAY ST
SW MARKET ST
SW MILL ST
SW PINE ST
SW ASH ST
NW BROADWAY
SW BROADWAY
SW PARK AVE
SW 6TH AVE
SW 5TH AVE
SW 4TH AVE
SW 3RD AVE
SW 2ND AVE
SW NAITO PKWY
Pioneer Square
Vancouver
PORTLAND INT'L AIRPORT
Cedar Mill
West Haven -Sylvan
Cedar Hills
Raleigh Hills
Portland
Gresham
Beaverton
Metzger
Milwaukie
Happy Valley
Tigard
Lake Oswego
Oatfield
Clackamas
King City
Johnson City
Gladstone
Rivergrove
Tualatin
West Linn
Sherwood
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

5601 Natomas Boulevard Sacramento, CA 95835	Collateral Asset Summary – Loan No. 9 Carefree Natomas Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,800,000 53.5% 1.24x 7.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

5601 Natomas Boulevard Sacramento, CA 95835	Collateral Asset Summary – Loan No. 9 Carefree Natomas Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,800,000 53.5% 1.24x 7.9%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Carefree Holdings Limited Partnership
Borrower:	Carefree Natomas Limited Partnership
Original Balance:	$37,800,000
Cut-off Date Balance:	$37,800,000
% by Initial UPB:	2.7%
Interest Rate:	4.5115%
Payment Date:	6th of each month
First Payment Date:	September 6, 2015
Maturity Date:	August 6, 2025
Amortization:	Interest only for the first 24 months, 360 months thereafter
Additional Debt:	NAP
Call Protection:	L(24), DorYM1(90), O(6)
Lockbox / Cash Management:	Springing Soft / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$449,750	$64,250
Insurance:	$74,375	$11,281
Replacement:	$0	$10,667
Required Repairs:	$400,000	NAP

Financial Information
Cut-off Date Balance / Unit:	$75,600
Balloon Balance / Unit:	$64,588
Cut-off Date LTV:	53.5%
Balloon LTV:	45.7%
Underwritten NOI DSCR(2):	1.30x
Underwritten NCF DSCR(2):	1.24x
Underwritten NOI Debt Yield:	7.9%
Underwritten NCF Debt Yield:	7.6%
Underwritten NOI Debt Yield at Balloon:	9.2%
Underwritten NCF Debt Yield at Balloon:	8.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Senior Housing Multifamily
Collateral:	Fee Simple
Location:	Sacramento, CA
Year Built / Renovated:	2005 / NAP
Total Units:	500
Property Management:	Ken Templeton Realty & Investment Inc.
Underwritten NOI:	$2,986,128
Underwritten NCF:	$2,858,128
Appraised Value:	$70,600,000
Appraisal Date:	May 20, 2015

Historical NOI
Most Recent NOI:	$2,986,448 (T-12 April 30, 2015)
2014 NOI:	$2,963,123 (December 31, 2014)
2013 NOI:	$2,863,313 (December 31, 2013)
2012 NOI:	$2,848,513 (December 31, 2012)

Historical Occupancy(3)
Most Recent Occupancy:	94.2% (May 11, 2015)
2014 Occupancy:	89.8% (December 31, 2014)
2013 Occupancy:	90.8% (December 31, 2013)
2012 Occupancy:	90.4% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” below.

(2)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 1.73x and 1.65x, respectively.

(3)	Since 2011, the Carefree Natomas Apartments Property has averaged 90.4% occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

5601 Natomas Boulevard Sacramento, CA 95835	Collateral Asset Summary – Loan No. 9 Carefree Natomas Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,800,000 53.5% 1.24x 7.9%

Multifamily Unit Mix Summary(1)
Unit Type	# of Units	% of Total	Avg. Unit Size (Sq. Ft.)	Avg. Monthly Rental Rate	Avg. Monthly Rental Rate PSF	Market Monthly Rental Rate	Market Monthly Rate PSF
1 Bed/1 Bath	270	54.0%	626	$1,105	$1.78	$1,099	$1.76
2 Bed/1.5 Bath	84	16.8%	764	$1,270	$1.66	$1,270	$1.66
2 Bed/1 Bath	146	29.2%	999	$1,573	$1.57	$1,513	$1.51
Total / Wtd. Avg.	500	100.0%	758	$1,269	$1.70	$1,249	$1.67

(1)	Source: Appraisal.

The Loan. The Carefree Natomas Apartments loan (the “Carefree Natomas Apartments Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 500 unit garden-style, senior (55+) multifamily complex located in the Heritage Park master-planned community in Sacramento, California (the “Carefree Natomas Apartments Property”), with an original and cut-off date principal balance of $37.8 million. The Carefree Natomas Apartments Loan has a 10-year term and amortizes on a 30-year schedule after an initial two-year interest only period. The Carefree Natomas Apartments Loan accrues interest at a fixed rate equal to 4.5115%. Loan proceeds of $10.4 million were used to retire existing debt of approximately $28.7 million, fund upfront reserves of $0.9 million, pay closing costs of $0. 4 million and return approximately $7.7 million of equity to the borrower. Based on the appraised value of $70.6 million as of May 20, 2015, the cut-off date LTV ratio is 53.5%. The most recent prior financing of the Carefree Natomas Apartments Property was not included in a previous securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$37,800,000	100.0%	Loan Payoff	$28,709,257	76.0%
			Closing Costs	$420,953	1.1%
			Reserves	$924,125	2.4%
			Return of Equity	$7,745,665	20.5%
Total Sources	$37,800,000	100.0%	Total Uses	$37,800,000	100.0%

The Borrower / Sponsor. The borrower is Carefree Natomas Limited Partnership, a single purpose California limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Carefree Holdings Limited Partnership, a subsidiary of the Carefree Senior Living apartment communities, which was founded by Ken Templeton in 1993.

Ken Templeton is the president of Templeton Development Corporation, which is the largest developer of market rate senior apartment communities in the western United States, with a portfolio that includes over 3,000 units and 15,000 active senior adults.

The Property. The Carefree Natomas Apartments Property is a 500-unit garden-style, Class A, senior (55+) multifamily property located in the Heritage Park master-planned community in Sacramento, California, approximately five miles north of the Sacramento CBD and two miles east of Sacramento International Airport. Built in 2005, the Carefree Natomas Apartments Property includes 23 apartment buildings, eight garage buildings and one clubhouse building. The apartment buildings are comprised of 14, one-story apartment buildings with four to six units each and nine, three-story apartment buildings with 48 units each. The Carefree Natomas Apartments Property unit types include 270 one-bedroom one-bathroom units, 84 two-bedroom 1.5-bathroom units, and 146 two-bedroom two-bathroom units.

The amenities at Carefree Natomas Apartments Property include gated access, a clubhouse with a fitness center and billiards room, pool/spa, beauty salon, common laundry room, free shuttle transportation, and activity areas. Additionally, the Carefree Natomas Apartments Property features guest suites for visitors of the residents. As of May 11, 2015, the Carefree Natomas Apartments Property is 94.2% occupied and has averaged 90.4% occupancy since 2011.

Environmental Matters. The Phase I environmental report dated July 7, 2015 recommended no further action at the Carefree Natomas Apartments Property.

The Market. The Carefree Natomas Apartments Property is located in Heritage Park, a master-planned community five miles north of downtown Sacramento in the North Natomas area. Heritage Park consists of 965 single-family homes divided among three gated communities including the Carefree Natomas Apartments Property. As of Q1 2015, the North Natomas’ submarket vacancy rate was 1.9%, which is lower than the Sacramento market vacancy of 2.3%. In 2015, the population and median household income within a three-mile radius of the Carefree Natomas Apartments Property is 63,008 and $67,489, respectively.

The appraiser identified five comparable multifamily properties within the Carefree Natomas Apartments Property market. A summary of the five comparable multifamily properties is shown in the chart below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

5601 Natomas Boulevard Sacramento, CA 95835	Collateral Asset Summary – Loan No. 9 Carefree Natomas Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,800,000 53.5% 1.24x 7.9%

Competitive Set(1)
Name	Carefree Natomas Apartments Property	ACC Greenhaven Terrace	McKenzie at Natomas Park	Homecoming @ Creekside	Tuscaro	Miramonte and Trovas
Distance from Subject	NAP	7.0 miles	2.0 miles	2.0 miles	2.5 miles	1.3 miles
Type	Garden	Senior	Garden	Garden	Garden	Garden
Year Built / Renovated	2005 / NAP	2002 / NAV	2002 / NAV	2004 / NAV	1999 / NAV	2002 / NAV
Total Occupancy	94.2%(2)	100.0%	95.0%	97.0%	95.0%	98.0%
No. of Units	500	166	152	450	296	440
Avg. SF / Unit	758	631	978	1,109	951	896

(1)	Source: Appraisal

(2)	Based on a rent roll dated May 11, 2015.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 4/30/2015	U/W	U/W per Unit
Gross Potential Rent	$5,941,163	$6,233,477	$6,211,605	$6,315,724	$7,186,608	$14,373
Total Other Income(1)	210,257	166,886	182,833	177,830	177,830	356
Commercial Income(2)	6,300	7,200	6,900	6,900	6,900	14
Less: Vacancy, Credit Loss & Concessions (3)	(699,561)	(916,150)	(724,057)	(763,243)	(1,568,621)	(3,137)
Effective Gross Income	$5,458,159	$5,491,413	$5,677,281	$5,737,210	$5,802,717	$11,605
Total Operating Expenses	2,609,646	2,628,100	2,714,158	2,750,763	2,816,589	5,633
Net Operating Income	$2,848,513	$2,863,313	$2,963,123	$2,986,448	$2,986,128	$5,972
Capital Expenditures	0	0	0	0	128,000	256
Net Cash Flow	$2,848,513	$2,863,313	$2,963,123	$2,986,448	$2,858,128	$5,716

(1)	Total Other Income consists of income from four guest suite units.

(2)	Commercial Income represents the in-place lease for the beauty salon.

(3)	U/W Vacancy, Credit Loss & Concessions represents 21.8% of U/W Gross Potential Rent, which includes 7.5% economic vacancy, 10.2% concessions in line with the T-12, and 4.0% loss-to-lease. The appraiser’s concluded vacancy rate is 5.0% and the in-place physical vacancy is 5.8%.

Property Management. The Carefree Natomas Apartments Property is managed by Ken Templeton Realty & Investment, Inc., an affiliate of the borrower.

Lockbox / Cash Management. The Carefree Natomas Apartments Loan is structured with a springing soft lockbox and springing cash management. A soft lockbox and in place cash management will be triggered upon (i) an event of default, (ii) any bankruptcy action of the borrower, the borrower’s general partner, the non-recourse carve-out guarantor or the property manager or (iii) the failure by the borrower after the end of two calendar quarters to maintain a debt service coverage ratio of at least 1.10x until such time that the debt service coverage ratio after the end of two consecutive calendar quarters is at least equal to 1.15x. A full excess cash flow sweep is required upon the occurrence and continuance of clauses (i) and (ii).

Initial Reserves. At origination, the borrower deposited (i) $449,750 into a tax reserve account, (ii) $74,375 into an insurance reserve account and (iii) $400,000 into a required repairs reserve account, which represents 125% of the engineer’s recommendation.

Ongoing Reserves. On a monthly basis, the borrower will be required to make deposits of (i) 1/12 of the required annual taxes, which currently equates to $64,250, (ii) 1/12 of the required insurance premiums, which currently equates to $11,281, and (iii) $10,667 ($256 per unit annually) into the required reserve account, subject to a cap of $640,000 ($1,280 per unit).

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

5601 Natomas Boulevard Sacramento, CA 95835	Collateral Asset Summary – Loan No. 9 Carefree Natomas Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,800,000 53.5% 1.24x 7.9%

CARTIFACT
Carefree Natomas Apartments
5601 Natomas Boulevard
Sacramento, CA 95835
SACRAMENTO INT'L AIRPORT
North Highlands
RIO LINDA AIRPORT
MCCLELLAN AIRFIELD
W ELKHORN BLVD
DEL PASO RD
Sleep Train Arena
N MARKET BLVD
Sacramento
Town And Country Village
Arden Fair
Kaiser Permanente Sacramento
Raley Field
DOWNTOWN
Mercy General Hospital
Sutter Memorial Hospital
CSU Sacramento
UC Davis Health Center
SACRAMENTO EXECUTIVE AIRPORT
Chico
Reno
Yuba City
Carson City
Lake Tahoe
Roseville
Folsom
Sacramento
Santa Rosa
Napa
Vacaville
Fairfield
Lodi
Vallejo
Concord
Oakland
San Francisco
Stockton
Tracy
Modesto
Turlock
Merced
San Jose

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

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97

1 Sunflower Drive Bohemia, NY 11716	Collateral Asset Summary – Loan No. 10 Bunker Hill Village and Valley Forge Village MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,650,000 71.4% 1.25x 7.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

1 Sunflower Drive Bohemia, NY 11716	Collateral Asset Summary – Loan No. 10 Bunker Hill Village and Valley Forge Village MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,650,000 71.4% 1.25x 7.5%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor(1):	Ross H. Partrich
Borrower:	Bunker Valley Associates, LLC
Original Balance:	$37,650,000
Cut-off Date Balance:	$37,650,000
% by Initial UPB:	2.7%
Interest Rate:	4.3860%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest Only for the first 60 months, 360 months thereafter
Additional Debt(2):	Future Mezzanine Debt Permitted
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Springing Soft / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$62,389	$20,796
Insurance:	$0	Springing
Replacement:	$0	$1,621
Environmental Reserve:	$6,250	$0

Financial Information
Cut-off Date Balance / Pad:	$96,787
Balloon Balance / Pad:	$88,406
Cut-off Date LTV:	71.4%
Balloon LTV:	65.3%
Underwritten NOI DSCR(4):	1.26x
Underwritten NCF DSCR(4):	1.25x
Underwritten NOI Debt Yield:	7.5%
Underwritten NCF Debt Yield:	7.5%
Underwritten NOI Debt Yield at Balloon:	8.2%
Underwritten NCF Debt Yield at Balloon:	8.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Manufactured Housing Community
Collateral:	Fee Simple
Location:	Bohemia, NY
Year Built / Renovated:	1972 / NAP
Total Pads:	389
Property Management:	Newbury Management Company
Underwritten NOI:	$2,834,723
Underwritten NCF:	$2,815,273
Appraised Value:	$52,700,000
Appraisal Date:	March 31, 2015

Historical NOI
Most Recent NOI:	$2,794,342 (T-12 April 30, 2015)
2014 NOI:	$2,705,160 (December 31, 2014)
2013 NOI:	$2,583,492 (December 31, 2013)
2012 NOI:	$2,522,971 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	99.2% (June 30, 2015)
2014 Occupancy:	99.5% (December 31, 2014)
2013 Occupancy:	99.5% (December 31, 2013)
2012 Occupancy:	99.0% (December 31, 2012)
(1)	The sponsor is related to the borrower under the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as East Hampton Village, which has a Cut-off Date Balance of $21,360,000.
(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.69x and 1.68x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

1 Sunflower Drive Bohemia, NY 11716	Collateral Asset Summary – Loan No. 10 Bunker Hill Village and Valley Forge Village MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,650,000 71.4% 1.25x 7.5%

The Loan. The Bunker Hill Village and Valley Forge Village MHC loan (the “Bunker Hill Village and Valley Forge Village MHC Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 389-pad manufactured housing community located in Bohemia, New York (the “Bunker Hill Village and Valley Forge Village MHC Property”) with an original principal balance of $37.65 million. The Bunker Hill Village and Valley Forge Village MHC Loan has a 10-year term and is interest only for the first 60 months of the term and amortizes on a 30-year schedule thereafter. The Bunker Hill Village and Valley Forge Village MHC Loan accrues interest at a fixed annual rate equal to 4.3860% and has a cut-off date balance of $37.65 million. The Bunker Hill Village and Valley Forge Village MHC Loan proceeds were used to retire existing debt of approximately $23.5 million, pay closing costs and fund reserves of approximately $0.07 million and return approximately $13.5 million of equity to the borrower. Based on the appraised value of approximately $52.7 million as of March 31, 2015, the cut-off date LTV ratio is 71.4%. The most recent prior financing of the Bunker Hill Village and Valley Forge Village MHC Property was included in the LBUBS 2005-C7 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$37,650,000	100.0%	Loan Payoff	$23,495,576	62.4%
			Reserves	$68,639	0.2%
			Closing Costs	$623,637	1.7%
			Return of Equity	$13,462,148	35.8%
Total Sources	$37,650,000	100.0%	Total Uses	$37,650,000	100.0%

The Borrower / Sponsor. The borrower, Bunker Valley Associates, LLC is a single purpose Michigan limited liability company with one independent director in its organizational structure. The sponsor and nonrecourse carve-out guarantor is Ross H. Partrich, the CEO of RHP Properties, Inc. (“RHP”).

RHP is a real estate investment firm specializing in the acquisition and management of manufactured home and apartment communities. RHP owns and manages a total of 248 communities with over 58,600 housing units and sites spanning 23 states, with a combined value of approximately $2.7 billion.

The Property. The Bunker Hill Village and Valley Forge Village MHC Property is a manufactured housing community totaling 389 pads on 50.7 acres and is located in Bohemia, New York in Suffolk County on Long Island. The Bunker Hill Village and Valley Forge Village MHC Property was developed in 1972 and is considered a Class A property by the appraiser. The Bunker Hill Village and Valley Forge Village MHC Property occupancy has averaged over 99.0% since 2005.

Environmental Matters. The Phase I environmental report dated April 28, 2015 recommended a file review to determine the status of two mobile homes that were identified in the SPILLS database as a result of kerosene spill incidents. Regulatory closure has not yet been achieved and an environmental reserve of $6,250, which represents 125% of the estimated cost of the cleanup, was reserved.

The Market. The Bunker Hill Village and Valley Forge Village MHC Property is located in central Long Island in a suburban area and is approximately 53 miles from midtown New York City. The New York City metropolitan area is the most populous area in the United States. In 2014, the New York metropolitan statistical area had a reported population of over 19.6 million and has experienced population growth of 0.3% per year since 2010. The 2014 population within a five-mile radius of the Bunker Hill Village and Valley Forge Village MHC Property was approximately 179,505 and the average household income was approximately $108,364.

The appraiser determined that the competitive set’s average vacancy rate was 1.4% as of March 2015 and the average monthly market rent on Long Island was $687 per pad in 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

1 Sunflower Drive Bohemia, NY 11716	Collateral Asset Summary – Loan No. 10 Bunker Hill Village and Valley Forge Village MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,650,000 71.4% 1.25x 7.5%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 4/30/2015	U/W	U/W per Pad
Gross Potential Rent(1)	$3,679,562	$3,771,874	$3,901,959	$3,941,334	$4,027,968	$10,355
Other Income	77,459	63,443	67,405	65,548	65,548	169
Less: Vacancy & Credit Loss(2)	(36,197)	(20,064)	(26,755)	(20,832)	(120,839)	(311)
Effective Gross Income	$3,720,824	$3,815,253	$3,942,609	$3,986,050	$3,972,677	$10,213
Total Operating Expenses	1,197,853	1,231,761	1,237,449	1,191,708	1,137,954	2,925
Net Operating Income	$2,522,971	$2,583,492	$2,705,160	$2,794,342	$2,834,723	$7,287
Capital Expenditures	0	0	0	0	19,450	50
Net Cash Flow	$2,522,971	$2,583,492	$2,705,160	$2,794,342	$2,815,273	$7,237

(1)	U/W Gross Potential Rent is based on the in-place rent rolls annualized.
(2)	U/W Vacancy represents 3.0% of Gross Potential Rent. The Bunker Hill Village and Valley Forge Village MHC Property was 99.2% occupied as of June 30, 2015 and has averaged over 99% occupancy since 2005.

Property Management. The Bunker Hill Village and Valley Forge Village MHC Property is managed by Newbury Management Company, an affiliate of the borrower.

Lockbox / Cash Management. The Bunker Hill Village and Valley Forge Village MHC Loan is structured with a springing soft lockbox and springing cash management. The borrower may continue to collect all rents and will not be required to deposit the rents into a clearing account until a Sweep Event (as defined herein) has occurred. Upon the occurrence of a Sweep Event, the borrower will be required to establish a lockbox account controlled by the lender and thereafter deposit all rents and other payments collected with respect to the Bunker Hill Village and Valley Forge Village MHC Property into such lockbox account. All funds in the lockbox account will thereafter be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. All excess cash flow will be deposited into the excess cash flow account and held as additional security for the loan until the Sweep Event is cured.

A “Sweep Event” will occur upon (i) an event of default, (ii) the debt service coverage ratio falling below 1.05x for two consecutive calendar quarters or (iii) an event of default under the management agreement. A Sweep Event will be cured, (a) with respect to clause (ii) above, upon the date the debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters and (b) with respect to clause (iii) above, upon the date in which the borrower has entered into a replacement management agreement acceptable to the lender or a cure of the event of default under the management agreement. Upon a cure of the first Sweep Event, but not with respect to subsequent Sweep Events, the borrower’s obligation to deposit rents into the clearing account shall terminate.

Initial Reserves. At closing, the borrower deposited (i) $62,389 into a tax reserve account and (ii) $6,250 into an environmental reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $20,796, into a tax reserve account and (ii) $1,621 into a capital expenditure reserve account. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place or if the lender fails to receive evidence of such payments no fewer than five days prior to the insurance policy due date.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower may obtain an approved mezzanine loan provided that, among other things, the mezzanine loan (i) has a term that is coterminous with the Bunker Hill Village and Valley Forge Village MHC Loan and (ii) results in a combined (a) loan to value ratio of no more than 71.4% and (b) debt service coverage ratio greater than or equal to 1.40x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

1 Sunflower Drive Bohemia, NY 11716	Collateral Asset Summary – Loan No. 10 Bunker Hill Village and Valley Forge Village MHC	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,650,000 71.4% 1.25x 7.5%

CARTIFACT
Old Field
Belle Terre
Poquott
Port Jefferson
25A
Smithtown Bay
Three Village Shopping Center
Stony Brook Village Center
Stony Brook University
Port Jefferson Commons
Port Plaza
Nissequogue
Stony Brook University Hospital
347
112
Head Of The Harbor
Pine Plaza
Kings Park Shopping Center
Saint Catherine of Siena Medical Center
Smith Haven Mall
Smithtown Plaza
Centereach Mall
Village Of The Branch
Lake Grove
Pathmark Shopping Center
Suffolk County Community College
Brookhaven Amphitheater
454
Kohl's Plaza Shopping Center
Hauppauge
495
Islandia
Suffolk County Community College
Islandia Shopping Center
LONG ISLAND MACARTHUR AIRPORT
97
27
Bohemia
Gateway Plaza
St Joseph's College
Brookhaven Memorial Hospital
New York Institute Of Technology Central Islip Campus
Tanger Outlets at The Arches
HECKSCHER PKY
Patchogue
Bellport
Bunker Hill Village and Valley Forge Village MHC
1 Sunflower Drive
Bohemia, NY 11716
Westfield South Shore
West Brook Sports Complex
Dowling College
St John's University
Southside Hospital
Brightwaters
Great South Bay
Ocean Beach
Saltaire
New York
Bohemia

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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103

Michigan	Collateral Asset Summary – Loan No. 11 McMullen Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,100,000 75.0% 1.42x 10.2%

Mortgage Loan Information
Loan Seller:	Pillar
Loan Purpose:	Acquisition
Sponsor:	Jeffrey Hauptman
Borrower:	Bluebird Ann Arbor LLC
Original Balance:	$32,100,000
Cut-off Date Balance:	$32,100,000
% by Initial UPB:	2.3%
Interest Rate:	4.5820%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(1):	$4,280,000 Mezzanine Debt
Call Protection(2):	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$102,660	$51,330
Insurance:	$0	$3,646
Replacement:	$1,220,000	$4,582
TI/LC:	$0	$22,910
Rent Abatement:	$149,300	$0
Nexient TI:	$747,000	$0
Lease Sweep(3):	$0	Springing

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Sq. Ft.:	$117	$132
Balloon Balance / Sq. Ft.:	$102	$118
Cut-off Date LTV(4):	75.0%	85.0%
Balloon LTV:	65.8%	75.8%
Underwritten NOI DSCR(5):	1.66x	1.31x
Underwritten NCF DSCR(5):	1.42x	1.12x
Underwritten NOI Debt Yield:	10.2%	9.0%
Underwritten NCF Debt Yield:	8.7%	7.7%

Property Information
Single Asset / Portfolio:	Portfolio of eight properties
Property Type:	Suburban Office
Collateral:	Fee Simple
Location(6):	Various, MI
Year Built / Renovated(7):	Various
Total Sq. Ft.:	274,919
Property Management:	Oxford Property Management, LLC
Underwritten NOI:	$3,263,568
Underwritten NCF:	$2,801,704
Appraised Value(4):	$42,800,000
Appraisal Date:	April 16, 2015

Historical NOI
Most Recent NOI:	$3,400,503 (T-12 March 31, 2015)
2014 NOI:	$3,437,745 (December 31, 2014)
2013 NOI:	$2,559,272 (December 31, 2013)
2012 NOI:	$2,230,587 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	98.3% (April – August 2015)
2014 Occupancy:	93.7% (November 5, 2014)
2013 Occupancy:	99.0% (December 31, 2013)
(1)	The mezzanine loan is co-terminus with the McMullen Portfolio loan, accrues interest at a rate of 12.0000% per annum and is interest only for the term of the loan. The current holder of the mezzanine loan is REFH SR MEZZ LLC.
(2)	The borrower may obtain the release of an individual property or properties from the lien of the mortgages after the expiration of the lock out period by partially defeasing the greater of (i) 120% of the allocated mortgage loan amount of the related property or properties and (ii) 100% of the net sales proceeds of the property or properties, and subject to the terms and conditions set forth in the mortgage loan documents, including but not limited to (i) the DSCR for the remaining mortgaged properties is not less than the greater of the debt service coverage ratio of the total debt immediately preceding the partial release and 1.20x, (ii) the loan-to-value ratio for the remaining mortgaged properties does not exceed the lesser of the loan-to-value ratio of the total debt immediately preceding such release and 85.0%.
(3)	A lease sweep period will commence on the first monthly payment date that is 12 months prior to the expiration of the lease with Nexient or the University of Michigan unless the related tenant has given notice of its intent to exercise a renewal option.
(4)	The appraised value reflects “As Is” values for each of the properties other than Valley Ranch Business Park #3 and Valley Ranch Business Park #4 & 5. The appraised value for Valley Ranch Business Park #3 and Valley Ranch Business Park #4 & 5 is the “As Complete” values of $4,700,000 and $4,700,000, respectively, which assumes that certain tenant improvements are completed and the free rent period for certain tenants is concluded. At origination, the lender escrowed $896,300, the amount associated with outstanding free rent and tenant improvement obligations. The total “As Is” value for the McMullen Portfolio Properties is $41,700,000, which results in a Cut-off Date LTV of 77.0%.
(5)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.19x and 1.88x, respectively and 1.62x and 1.39x, respectively, for the total debt.
(6)	The Mortgaged Properties are located in Ann Arbor, Michigan and Pittsfield Township, Michigan within the Ann Arbor metropolitan statistical area.
(7)	Atrium I, Atrium II, Eisenhower Commerce Center, Valley Ranch Business Park #3, Valley Ranch Business Park #4 & 5, Valley Ranch Business Park #19, Valley Ranch Business Park #23, and Valley Ranch Business Park #27 were built in 1987, 1991, 1986, 2008, 2000, 1997, 1995, and 2004, respectively. Atrium II and Eisenhower Commerce Center were renovated in 2014.

TRANSACTION HIGHLIGHTS

■	Property/Tenancy. The McMullen Portfolio consists of eight suburban office buildings (the “McMullen Portfolio Properties”) comprised in the aggregate of approximately 274,919 sq. ft. situated across three business parks located in Ann Arbor, Michigan and Pittsfield Township, Michigan within the Ann Arbor metropolitan statistical area. The McMullen Portfolio Properties were built between 1986 and 2008 and average approximately 34,365 sq. ft. The McMullen Portfolio is 24.0% occupied by Nexient (66,000 sq. ft., July 2020 expiration) and 19.2% occupied by the University of Michigan (52,682 sq. ft., November 2020 expiration; Aaa/AAA by Moody’s/S&P).
■	Location. The McMullen Portfolio Properties are located in Ann Arbor, Michigan and Pittsfield Township, Michigan within Washtenaw County along I-94 and three miles south of the University of Michigan. The 2015 population within the city of Ann Arbor and Washtenaw County is estimated to be 116,587 and 358,564, respectively. Estimated 2015 median household income within the city of Ann Arbor and Washtenaw County is $52,275 and $59,215, respectively.
■	Sponsorship. The borrower, Bluebird Ann Arbor LLC, is a single purpose Delaware limited liability company structured to be bankruptcy remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Jeffrey Hauptman. Jeffrey Hauptman is the chief executive officer and 100% owner of Oxford Companies (“Oxford”). Founded in 1998, Oxford is a full service real estate company with more than 15 years of experience investing and managing real estate in the greater Ann Arbor area. Oxford offers leasing, property management, construction, and investment services to tenants, owners, and investors. Oxford’s current portfolio consists of more than 1.9 million sq. ft. of commercial space and more than 160 residential properties throughout Michigan. Along with the McMullen Portfolio Properties, the sponsor, Jeffrey Hauptman, also acquired an additional fourteen buildings within the three office parks as part of the overall portfolio purchase.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

10250 East Costilla Avenue Centennial, CO 80112	Collateral Asset Summary – Loan No. 12 Embassy Suites Denver Tech Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,600,000 64.6% 1.77x 12.4%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor:	Allan V. Rose
Borrower:	RT Costilla Associates LLC
Original Balance:	$30,600,000
Cut-off Date Balance:	$30,600,000
% by Initial UPB:	2.2%
Interest Rate:	4.6520%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$79,116	$39,558
Insurance(2):	$0	Springing
FF&E(3):	$0	At least 1/12 of 4.0% of gross revenue
PIP(4):	$2,090,000	NAP

Financial Information
Cut-off Date Balance / Room:	$129,661
Balloon Balance / Room:	$111,193
Cut-off Date LTV:	64.6%
Balloon LTV:	55.4%
Underwritten NOI DSCR(5):	2.00x
Underwritten NCF DSCR(5):	1.77x
Underwritten NOI Debt Yield:	12.4%
Underwritten NCF Debt Yield:	11.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Centennial, CO
Year Built / Renovated:	1986 / 2015
Total Rooms:	236
Property Management:	Dimension Development Two, LLC
Underwritten NOI:	$3,793,050
Underwritten NCF:	$3,361,584
Appraised Value:	$47,400,000
Appraisal Date:	May 6, 2015

Historical NOI:
Most Recent NOI:	$3,023,145 (T-12 April 30, 2015)
2014 NOI:	$3,445,221 (December 31, 2014)
2013 NOI:	$3,570,444 (December 31, 2013)
2012 NOI	$2,824,138 (December 31,2012)

Historical Occupancy
Most Recent Occupancy:	77.9% (April 30, 2015)
2014 Occupancy:	80.5% (December 31, 2014)
2013 Occupancy:	78.5% (December 31, 2013)
2012 Occupancy:	73.2% (December 31, 2012)
(1)	Cash management will be triggered upon (i) the occurrence and continuance of an event of default, (ii) an event of default under the property management agreement, (iii) the borrower fails to maintain a DSCR of at least 1.30x on any date of determination by the lender (or 1.10x if work required by a PIP prepared for Embassy Suites Franchise LLC or other franchisor mandated work is ongoing), (iv) breach or default under the franchise agreement; provided that, with respect to any such breaches or defaults that do not immediately permit the termination or cancelation of such franchise agreement by franchisor, such breach or default has not been cured within the lesser of (x) one-half of the period applicable to such breach or default before the same permits franchisor to terminate or cancel the franchise agreement, and (y) 60 days, or (v) borrower’s failure to deposit all or any portion of the required PIP into the PIP reserve account within 10 days of borrower’s receipt of notice from franchisor with respect to any PIP work required by the franchisor under the franchise agreement.
(2)	The borrower will be required to make monthly deposits equal to 1/12 of the annual insurance premium if an acceptable blanket insurance or a separate policy is no longer in place. This currently equates to $7,059.
(3)	The borrowers will be required to make monthly deposits equal 1/12 of 4.0% of the greater of the gross revenue and the amount reserved under the franchise agreement for FF&E work. This currently equates to $35,956.
(4)	The borrowers will be required to deposit 110% of the estimated cost of any PIP work to be completed under the franchise agreement or replacement franchise agreement within 30 days after receipt of notice from franchisor.
(5)	Based on amortizing debt service payments. Based on the current interest only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.63x and 2.33x, respectively

TRANSACTION HIGHLIGHTS

■	Location. The Embassy Suites Denver Tech Center property is located in Centennial, Colorado 16 miles southeast from Denver’s CBD in the in the Denver Tech Center (“DTC”) neighborhood.
■	Hotel Amenities. Amenities at the Embassy Suites Denver Tech Center property include: an indoor swimming pool; one spa pool; a fitness center; a business center; complimentary breakfast; a bar; 6,917 square footage of meeting rooms; a retail shop; and guest laundry facilities. The Embassy Suites Denver Tech Center property features 236 guestrooms including 158 single king suites, 76 double queen suites and 2 two room suites
■	Performance. The property is in line or over-penetrates the competitive set in each category including occupancy (94.9%), ADR (111.1%), and RevPAR (105.4%) as of the April 2015 STR report.
■	Sponsorship. Allan V. Rose is the owner and chief executive officer of AVR Realty (“AVR”). Over 45 years, AVR has built, acquired, and developed more than 30 million square feet of commercial and residential space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

10840 & 10850 Wilshire Boulevard Los Angeles, CA 90024	Collateral Asset Summary – Loan No. 13 AVCO Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 40.0% 3.39x 14.1%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Credit Assessment (Moody’s/Fitch/Morningstar):	NR/BBB-/ A+
Sponsor:	Parviz Yari
Borrower:	Avco Center Corporation
Original Balance:	$30,000,000
Cut-off Date Balance:	$30,000,000
% by Initial UPB:	2.2%
Interest Rate:	3.8980%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest only
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$131,500	$21,917
Insurance:	$11,653	$5,827
Replacement(2):	$0	Springing
TI/LC(3):	$0	Springing
Required Repairs:	$4,400	NAP
Other(3):	$268,838	NAP

Financial Information
Cut-off Date Balance / SF:	$167
Balloon Balance / SF:	$167
Cut-off Date LTV:	40.0%
Balloon LTV:	40.0%
Underwritten NOI DSCR:	3.57x
Underwritten NCF DSCR:	3.39x
Underwritten NOI Debt Yield:	14.1%
Underwritten NCF Debt Yield:	13.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office/Retail Mixed Use
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	1972 / 1994, 2014
Total Sq. Ft.:	179,158
Property Management:	Triyar Management, Inc.
Underwritten NOI:	$4,230,903
Underwritten NCF:	$4,024,871
Appraised Value:	$75,000,000
Appraisal Date:	March 27, 2015

Historical NOI
Most Recent NOI:	$4,051,687 (T-12 February 28, 2015)
2014 NOI:	$3,893,095 (December 31, 2014)
2013 NOI:	$3,106,938 (December 31, 2013)
2012 NOI(5):	$1,983,631 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	91.6% (June 10, 2015)
2014 Occupancy:	85.7% (December 31, 2014)
2013 Occupancy:	85.7% (December 31, 2013)
2012 Occupancy(5):	67.2% (December 31, 2012)
(1)	In place cash management and an excess cash flow sweep will be triggered upon (i) any event of default, (ii) any bankruptcy action of borrower, guarantor or property manager or (iii) failure of the borrower to maintain a NOI DSCR of at least 1.15x at the end of two consecutive calendar quarters until such time that the NOI DSCR is at least 1.20x for two consecutive calendar quarters.

(2)	The borrower will be required to make monthly deposits of $3,732 into the replacement reserve account upon (i) a cash management period or (ii) failure of the borrower to maintain an NOI DSCR of at least 1.25x at the end of any calendar quarter until such time that the NOI DSCR is at least 1.25x for two consecutive calendar quarters.

(3)	The borrower will be required to make monthly deposits of $14,930 into the TI/LC reserve account upon (i) a cash management period or (ii) failure of the borrower to maintain an NOI DSCR of at least 1.25x at the end of any calendar quarter until such time that the NOI DSCR is at least 1.25x for two consecutive calendar quarters.

(4)	At origination, the borrower deposited $268,838 into tenant-specific tenant improvement reserve accounts for recently executed leases including Independent Film & Television Alliance ($137,808), Primary Wave ($80,000) and First Foundation Bank ($51,030).

(5)	The decrease in 2012 NOI and 2012 Occupancy is primarily due to AMC Theatres vacating its space in December 2011. The space was subsequently leased to iPic Theaters in July 2012 with a lease expiration of 2033.

TRANSACTION HIGHLIGHTS

■	Property. The AVCO Center property is a 179,158 sq. ft., Class A office (72.0% NRA) and retail (28.0% NRA) property located in Los Angeles, California. The property is comprised of two adjacent buildings consisting of a 13-story, 138,339 sq. ft. office building and a three-story, 40,819 sq. ft. restaurant/movie theater building.

■	Tenancy. The property is 91.6% occupied by 71 tenants. Excluding the movie theater tenant, the average tenant represents 1.1% of the net rentable area.

■	Anchor Tenant. iPic Theaters, which represents 22.8% of the net rentable area, operates 15 ultra-luxury brand movie theaters throughout the country. iPic Theaters located at the property was cited as one of “Best Luxury Cinemas in Los Angeles” by CBS. According to the borrower, iPic Theaters has invested approximately $20.0 million ($3.3 million per screen) since 2012 to completely renovate and reposition its space as a luxury movie theater with a high-end restaurant.

■	Market. As of Q4 2014, the Westwood office submarket reported a vacancy rate of 14.5%. The property’s office vacancy is approximately 6.3%. According to the appraisal, the property’s in-place annual rent of $32.41 per sq. ft. is approximately 16.4% below market rent of $38.76.

■	Location. The property is located in central West Los Angeles on Wilshire Boulevard, one of the major east-west thoroughfares in Los Angeles. The UCLA main campus is located within 0.5 miles of the property and San Diego (405), the only north-south freeway west of downtown Los Angeles, is located within 0.6 miles. There are over 598,000 people with an average household income in excess of $105,000 within a 5 mile radius of the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

1000 San Jacinto Drive Irving, TX 75063	Collateral Asset Summary – Loan No. 14 Arbors at Las Colinas	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,000,000 73.0% 1.29x 8.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	J.I. Kislak, Inc.
Borrowers:	JIK Arbors 2 LLC; JIK Cayman Bay Exchange 2 LLC; JKT Exchange 2 LLC
Original Balance:	$29,000,000
Cut-off Date Balance:	$29,000,000
% by Initial UPB:	2.1%
Interest Rate:	4.5100%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest only for first 36 months, 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$239,020	$39,837
Insurance(2):	$0	Springing
Replacement:	$0	$9,792

Financial Information
Cut-off Date Balance / Unit:	$71,078
Balloon Balance / Unit:	$62,239
Cut-off Date LTV:	73.0%
Balloon LTV:	64.0%
Underwritten NOI DSCR:	1.36x
Underwritten NCF DSCR:	1.29x
Underwritten NOI Debt Yield:	8.3%
Underwritten NCF Debt Yield:	7.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Irving, TX
Year Built / Renovated:	1984 / 2012-2014
Total Units:	408
Property Management:	JIK Properties, Inc.
Underwritten NOI:	$2,394,861
Underwritten NCF:	$2,277,357
Appraised Value:	$39,700,000
Appraisal Date:	April 24, 2015

Historical NOI
Most Recent Occupancy:	$2,294,199 (T-12 April 30, 2015)
2014 NOI:	$2,220,485 (December 31, 2014)
2013 NOI:	$2,149,148 (December 31, 2013)
2012 NOI:	$2,055,928 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	94.9% (June 16, 2015)
2014 Occupancy(3):	95.1% (December 31, 2014)
2013 Occupancy(3):	94.1% (December 31, 2013)
2012 Occupancy(3):	NAP
(1)	Cash management and a soft lockbox will be triggered (i) upon an event of default or (ii) if the DSCR falls below 1.10x until such time that the DSCR is at least 1.15x for two consecutive calendar quarters.

(2)	If an acceptable blanket insurance policy is no longer in place, borrower is required to deposit 1/12 of the annual insurance premiums into the insurance account.

(3)	There was a fire in November 2012 that destroyed 22 units which were subsequently brought back online in November 2014. During this time, the 22 down units were excluded for calculating the historic occupancy.

TRANSACTION HIGHLIGHTS

■	Property. The Arbors at Las Colinas property is a 408-unit, Class B multifamily garden-style apartment complex located in Irving, Texas. The improvements, which were built in 1984, are situated on a 15.0 acre site. In 2005, the sponsor acquired Arbors at Las Colinas for $27.4 million ($67,157 /unit) and invested approximately $2.0 million ($5,218/unit) since 2012, including repair and remodeling of 22 units damaged in a December 2012 fire and updates to 119 units. Unit amenities include range/oven, refrigerator, garbage disposal, a dishwasher, and washer dryer hook ups. Property amenities include a clubhouse, two swimming pools, a hot tub, a laundry facility and a fitness center. Parking at the property consists of 783 spaces for a ratio of 1.92 spaces per unit.

■	Location. The property is located within the affluent master planned community of Las Colinas in Irving, Texas, which is approximately nine miles northwest of the Dallas CBD and approximately 30 miles northeast of Fort Worth CBD. The Las Colinas master planned community has 21.4 million sq. ft. of corporate office space, including the headquarters of ExxonMobil, Nokia, Kimberly-Clark, Zale Corporation and Verizon. According to a market research report, the 2015 median house hold income within a one mile radius of the property is $81,266. The region is well served by various highways, including Interstate Highway 635, Interstate Highway 35 East, State Highway 114 and State Highway 161 all of which pass within one mile of the property and provide convenient access throughout the region.

■	Market. According to the appraisal, the property is located within the Irving submarket, which had an overall submarket occupancy of 95.9% as of Q4 2014. The appraiser concluded to a 95.0% occupancy rate for the subject compared to the property’s 94.9% rate as of June 16, 2015. The appraiser identified five comparable properties with monthly rents ranging from $1,125 to $1,825 per unit and concluded a stabilized average monthly rent of $878 per unit for the subject, compared to the weighted average in place rent of $877 per unit as of April 2015 at the property.

■	Borrower / Sponsorship. The borrowing entity is comprised of three tenant-in-common entities: JIK Arbors 2 LLC, JIK Cayman Bay Exchange 2 LLC, JKT Exchange 2. J.I. Kislak, Inc. Jay Kislak is the sponsor and guarantor of the loan and the controlling entity of two of the TICs, which have an overall interest of 96.6%. The third TIC entity has a 3.4% interest and is controlled by Jay Kislak’s brother. J.I. Kislak is the chairman of the Kislak Organization, a privately-held, Miami-based real estate company that was formed in 1906 with primary lines of business including multifamily apartment community ownership and management, tax lien certificate investment, and multifamily and commercial real estate brokerage in the Northeast. The company’s portfolio as of June 2015 includes ten multifamily apartment complexes consisting of 2,502 units, three office buildings consisting of 236,300 sq. ft., and one industrial property consisting of 66,600 sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

160 Jefferson Street San Francisco, CA 94133	Collateral Asset Summary – Loan No. 15 Boudin at the Wharf	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 54.0% 1.58x 9.5%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Boudin Holdings, Inc.
Borrower:	Boudin Properties Inc.
Original Balance:	$27,000,000
Cut-off Date Balance:	$27,000,000
% by Initial UPB:	1.9%
Interest Rate:	4.2525%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest only for the first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes(2):	$0	Springing
Insurance(2):	$0	Springing
Replacement:	$0	$470
TI/LC:	$0	2,348
Ground Rent(3):	$0	Springing
Occupancy(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$958
Balloon Balance / Sq. Ft.:	$873
Cut-off Date LTV:	54.0%
Balloon LTV:	49.2%
Underwritten NOI DSCR(5):	1.61x
Underwritten NCF DSCR(5):	1.58x
Underwritten NOI Debt Yield:	9.5%
Underwritten NCF Debt Yield:	9.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Single Tenant Retail
Collateral(6):	Leasehold
Location:	San Francisco, CA
Year Built / Renovated:	2005 / NAP
Total Sq. Ft.:	28,177
Property Management:	Self-Managed
Underwritten NOI:	$2,559,019
Underwritten NCF:	$2,525,207
Appraised Value:	$50,000,000
Appraisal Date:	April 17, 2015

Historical NOI
Most Recent NOI:	$2,542,860 (December 31, 2014)
2013 NOI:	$2,491,232 (December 31, 2013)
2012 NOI:	$2,479,322 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (August 6, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
(1)	A hard lockbox and cash management will be triggered upon (i) an event of default, (ii) the failure by the borrower to maintain a debt service coverage ratio of at least 1.20x (on a 30-year amortizing basis) for two consecutive calendar quarters, until the debt service coverage ratio is at least 1.25x (on a 30-year amortizing basis), (iii) any borrower, guarantor or property manager bankruptcy or (iv) the occurrence of Lease Trigger Period (as described below).
(2)	The borrower will be required to deposit 1/12 of the annual taxes and insurance premiums upon the occurrence of, among other things, (i) an event of default, (ii) a cash management period or (iii) failure by the tenant to pay taxes or insurance premiums in a timely manner.
(3)	Upon the occurrence of a cash management period, the borrower will be required to deposit 1/12 of the annual ground rent into the Ground Rent reserve account.
(4)	Excess cash will be deposited into an occupancy reserve account during a Lease Trigger Period. A “Lease Trigger Period” will occur if Boudin Bakeries (defined below), among other things, (i) terminates or gives notice of its intent to terminate its lease, (ii) fails to continuously operate or (iii) is the subject of a bankruptcy action.
(5)	Based on amortizing debt service payments. Based on the current interest-only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.20x and 2.17x.
(6)	The property is subject to a ground lease with the City and County of San Francisco, which expires on June 30, 2045.

TRANSACTION HIGHLIGHTS

■	Property. The property is a two-story, Class A, single-tenant retail building that is 100.0% occupied and operated by Boudin Bakery Operated by Boudin Properties Operating (“Boudin Bakeries”). The property consists of a café, coffee shop, bread shop, retail marketplace and bakery on the first floor and a full-service restaurant and museum/bakery tour on the second floor. The property serves as the flagship location for Boudin Bakeries,
■	Tenancy. Boudin Bakeries is a San Francisco-based bakery and fast-casual food service operator with 30 restaurant locations and multiple wholesale and retail product lines. From 2005 to 2014, the tenant averaged 8.0% in year-over-year sales growth. In 2014, the tenant reported sales of $888 per sq. ft. At origination, the tenant executed a new triple-net lease that extends approximately 20 years beyond the loan maturity.
■	Location. The property is located Fisherman’s Wharf, a popular tourist attraction, which sees over 14.0 million visitors annually. Additionally, there are 3,000 hotel rooms within walking distance of the property. The location of the property provides the tenant with signage and branding on all four sides of the building.
■	Sponsorship. Boudin Holdings, Inc. is owned by GESD Capital Partners, a San Francisco-based private equity firm that acquired Boudin’s operations in 2002 and has increased company-wide revenues from approximately $35.0 million at acquisition to approximately $90.0 million as of FYE 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

4200 South Freeway Fort Worth, TX 76115	Collateral Asset Summary – Loan No. 16 La Gran Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,898,101 64.9% 1.73x 11.2%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor:	Andrew J. Segal
Borrower:	Town Center Mall, L.P.
Original Balance(1):	$26,000,000
Cut-off Date Balance(1):	$25,898,101
% by Initial UPB:	1.9%
Interest Rate:	4.2400%
Payment Date:	6th of each month
First Payment Date:	June 6, 2015
Maturity Date:	May 6, 2025
Amortization:	360 months
Additional Debt(1) (2):	$49,804,040 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management(3):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$546,391	$91,065
Insurance:	$77,827	$8,647
Replacement(4):	$0	$17,177
TI/LC(5):	$0	$47,038
Development Agreement:	$5,000,000	$0
Mercado(6):	$1,318,168	Springing
Free Rent:	$104,518	$0
Unfunded Obligations:	$1,436,051	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$73
Balloon Balance / Sq. Ft.:	$59
Cut-off Date LTV:	64.9%
Balloon LTV:	52.2%
Underwritten NOI DSCR:	1.90x
Underwritten NCF DSCR:	1.73x
Underwritten NOI Debt Yield:	11.2%
Underwritten NCF Debt Yield:	10.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Retail/Office Mixed Use
Collateral:	Fee Simple
Location:	Fort Worth, TX
Year Built / Renovated:	1961 / 2004
Total Sq. Ft.:	1,030,613
Property Management:	Group Zocalo, L.P.
Underwritten NOI:	$8,506,329
Underwritten NCF:	$7,733,266
Appraised Value:	$116,600,000
Appraisal Date:	February 27, 2015

Historical NOI
Most Recent NOI:	$8,193,256 (T-12 January 31, 2015)
2014 NOI:	$8,124,040 (December 31, 2014)
2013 NOI:	$7,965,063 (December 31, 2013)
2012 NOI:	$7,973,309 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	85.8% (April 6, 2015)
2014 Occupancy:	88.8% (December 31, 2014)
2013 Occupancy:	88.4% (December 31, 2013)
2012 Occupancy:	90.2% (December 31, 2012)
(1)	The Original Balance of $26.0 million and Cut-off Date Balance of approximately $25.9 million represent the controlling Note A-1 of a $76.0 million loan combination, that is evidenced by such Note A-1, a non-controlling $24.0 million Note A-2 and a non-controlling $26.0 million Note A-3. The pari passu Note A-3 was contributed to the COMM 2015-CCRE23 securitization. The pari passu Note A-2 was contributed to the COMM 2015-LC21 securitization.
(2)	Mezzanine debt is permitted provided, among other things, (i) the combined LTV is less than or equal to 70.0% and (ii) the combined DSCR is equal to or greater than 1.45x.
(3)	A hard lockbox is in place with all rents being directed to the clearing account. Cash management and an excess cash flow sweep will be triggered upon (i) an event of default under the loan or the property management agreement, (ii) the DSCR for the property falling below 1.35x, or (iii) the occurrence of the borrower failing to replenish the Mercado reserve 45 days after a distribution from such account.
(4)	Monthly replacement reserve deposits will be capped at an aggregate amount of $420,000 provided, however, that on each capital expenditure additional work determination date (and continuing thereafter for the remainder of the term), the capital expenditure cap amount shall be increased by the capital expenditure additional deposit amount.
(5)	Monthly TI/LC deposits will be capped at the greater of (i) $1,150,000 or (ii) $10.00 multiplied by the sq. ft. of all specified leases (as described in the loan documents) with expiration dates occurring during the subsequent 12 calendar months.
(6)	Initial Mercado reserve deposit is capped at $1,318,168.

TRANSACTION HIGHLIGHTS

■	Property. La Gran Plaza property is a 1,030,613 sq. ft. mixed use property located in Fort Worth, Texas. The property includes 898,606 sq. ft. of retail space, 132,007 sq. ft. of office building space and a total of 4,068 available parking spaces. The La Gran Plaza property benefits from over 5.0 million visitors annually. Additionally, the La Gran Plaza property includes one of the seven bus transfer stations for Fort Worth, known as the “T Transfer Center.” The property is located directly off I-35, one-mile from the I-20 Interchange, providing access to the Dallas Metroplex. 169,000 vehicles pass by the property on a daily basis.
■	Market. La Gran Plaza property is located in the Southwest Tarrant/North Johnson submarket within the southern part of the Fort Worth retail and office market, which exhibited a submarket vacancy of 13.7% and average asking rents of $13.29 PSF as of Q4 2014. The 2014 population within a five-mile radius was 267,137.
■	Sponsorship. The sponsor of the borrower is Andrew J. Segal, founder and CEO of Boxer Property Management Corporation (“Boxer”). Boxer was founded in 1992 to acquire, manage, lease, administer, and sell closely held commercial properties. Boxer currently manages over 14.0 million sq. ft. of property in Texas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Arlington, TX	Collateral Asset Summary – Loan No. 17 Westway Industrial	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,750,000 73.6% 1.30x 8.6%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Paul Garrett; The Paul Garrett 1994 Revocable Trust
Borrower:	RCI Westway, LLC
Original Balance:	$25,750,000
Cut-off Date Balance:	$25,750,000
% by Initial UPB:	1.9%
Interest Rate:	4.6135%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest only for the first 36 months, 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$259,583	$37,083
Insurance:	$6,075	$6,075
Replacement:	$0	$6,885
TI/LC(2):	$1,000,000	Springing
Required Repairs:	$86,189	NAP
Earnout(3):	$1,000,000	$0
Recent Leasing(4):	$1,129,672	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$72
Balloon Balance / Sq. Ft.:	$63
Cut-off Date LTV:	73.6%
Balloon LTV:	64.6%
Underwritten NOI DSCR(5):	1.40x
Underwritten NCF DSCR(5):	1.30x
Underwritten NOI Debt Yield:	8.6%
Underwritten NCF Debt Yield:	8.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Flex Industrial
Collateral:	Fee Simple
Location:	Arlington, TX
Year Built / Renovated:	1984, 1987, 1989, 2001 / NAP
Total Sq. Ft.:	359,193
Property Management:	Robert Lynn Management Company, Ltd.
Underwritten NOI:	$2,219,769
Underwritten NCF:	$2,057,558
Appraised Value:	$35,000,000
Appraisal Date:	April 28, 2015

Historical NOI
Most Recent NOI:	$1,782,043 (T-12 February 28, 2015)
2014 NOI:	$1,939,373 (December 31, 2014)
2013 NOI	$2,309,922 (December 31, 2013)
2012 NOI	$2,435,795 (December 31, 2012)

Historical Occupancy(6)
Most Recent Occupancy:	74.3% (June 17, 2015)
2014 Occupancy:	69.0% (December 31, 2014)
2013 Occupancy:	91.0% (December 31, 2013)
2012 Occupancy:	90.0% (December 31, 2012)
(1)	In-place cash management will be triggered upon (i) an event of default, (ii) the failure by the borrower to maintain a debt service coverage ratio of at least 1.10x (on a 30-year amortizing basis) for two consecutive calendar quarters, until the debt service coverage ratio is at least 1.15x (on a 30-year amortizing basis) for two consecutive quarters or (iii) any borrower, guarantor or property manager bankruptcy.
(2)	Upon the TI/LC reserve falling below $1,000,000 a monthly rollover reserve of $14,966 will be funded until the reserve account reaches $1,000,000 so long as, among other things, (i) no event of default is continuing, (ii) the debt service coverage is at least 1.25x, (iii) occupancy is at least 80.0% and (iv) the debt yield is at least 7.4%.
(3)	The borrower may obtain the release of the earnout reserve funds so long as the NOI, as determined by the lender, is at least $2,322,211 and no event of default is continuing.
(4)	The recent leasing reserve includes $803,418 for immediate leasing costs and $326,254 for free rent.
(5)	Based on amortizing debt service payments. Based on the current interest-only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 1.84x and 1.71x, respectively.
(6)	In 2014, two tenants, totaling approximately 22.2% of NRA, vacated the property. The sponsor was able to re-lease a majority of the space within approximately four months. Since 2007, the property has maintained an average occupancy of 88.0%.

TRANSACTION HIGHLIGHTS

■	Property. The Westway Industrial property is a 74.3% leased, eight-building industrial flex/office business campus located in Arlington, Texas. Constructed between 1984 and 2001, the buildings total 358,360 sq. ft.
■	Location. The Westway Industrial property is located equidistant between Dallas and Fort Worth. The property is 0.25 miles south of Interstate 20, which is one of the two east-west thoroughfares that connect Dallas to Fort Worth, and has an average daily traffic over 191,000 cars in front of the property. Texas State Highway 360 is 3.5 miles to the east and provides access directly to Dallas/Fort Worth International Airport and has average daily traffic of 168,000 vehicles.
■	Market. As of Q1 2015, the Great SW/Arlington industrial market reported a vacancy rate of 5.3%.
■	Tenancy. Since 2013, eight new tenants have signed leases at the property (20.8% NRA) and twelve tenants (31.4% NRA) have renewed leases. Additionally, five tenants, representing 28.0% of NRA are investment grade. The largest tenant represents 13.7% of NRA with no other tenant representing more than 8.9% of NRA.
■	Sponsorship. The sponsor, Paul Garrett founded the Garrett Group in 1999. The Garrett Group is a real estate investment management company that is headquartered in Temecula, California. Mr. Garrett has been involved in real estate for over 50 years and has a primary focus on office and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Various Chattanooga, TN 37411	Collateral Asset Summary – Loan No. 18 Osborne Chattanooga Office Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,973,311 71.8% 1.50x 11.6%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor:	James K. White, III; Hiren S. Desai; Amy Enderle
Borrower:	OBC Properties Delaware, LLC
Original Balance:	$24,000,000
Cut-off Date Balance:	$23,973,311
% by Initial UPB:	1.7%
Interest Rate:	4.8050%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Soft, Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$298,858	$49,810
Insurance:	$26,557	$8,852
Replacement:	$0	$7,992
Required Repairs:	$223,500	NAP
TI/LC:	$600,000	$34,733
Barto’s TI:	$45,000	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$50
Balloon Balance / Sq. Ft.:	$41
Cut-off Date LTV:	71.8%
Balloon LTV:	58.7%
Underwritten NOI DSCR:	1.83x
Underwritten NCF DSCR:	1.50x
Underwritten NOI Debt Yield:	11.6%
Underwritten NCF Debt Yield:	9.4%
Property Information
Single Asset / Portfolio:	Portfolio of 13 properties
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Chattanooga, TN
Year Built / Renovated:	1960-1981 / NAP
Total Sq. Ft.:	479,545
Property Management:	Luken Holdings, Inc.
Underwritten NOI:	$2,773,798
Underwritten NCF:	$2,261,093
Appraised Value:	$33,400,000
Appraisal Date:	April 24, 2015

Historical NOI
Most Recent NOI:	$2,484,362 (T-12 March, 31, 2015)
2014 NOI:	$2,463,943 (December 31, 2014)
2013 NOI:	$2,743,148 (December 31, 2013)
2012 NOI:	$2,606,753 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	81.7% (April – August 2015)
2014 Occupancy:	83.1% (December 31, 2014)
2013 Occupancy:	80.5% (December 31, 2013)
2012 Occupancy:	80.0% (December 31, 2012)
(1)	Cash management will be triggered if (i) an event of default under the mortgage loan documents or the property management agreement has occurred; (ii) the DSCR is less than 1.25x as of any determination date; or (iii) either the Nuclear Regulatory Commission, or the Veterans Administration (each a “Significant Tenant”) ceases to conduct its normal business operations at substantially all of its leased premises and notifies the landlord that it intends to vacate, surrender or cease to conduct business at the property or 6 months prior to the termination of a Significant Tenant’s lease unless written evidence of intent to renew or extend is provided.

TRANSACTION HIGHLIGHTS

■	Location. The portfolio of properties is located 12 minutes from downtown Chattanooga, Tennessee, 2 miles from Chattanooga’s Metropolitan Airport and is adjacent to Interstate 75.
■	Tenancy. The portfolio of properties features a highly granular rent roll with no single tenant leasing more than 11.5% of the portfolio net rentable area or representing more than 12.5% of total base rent. The portfolio is leased to 91 tenants with a large concentration of state and federal government and city government tenants including the Nuclear Regulatory Commission and Veterans Administration.
■	Sponsorship. The sponsors of the borrower have extensive real estate experience. James K. White III and Hiren S. Desai are both principals in Talon Management, LLC which is a Tennessee-based real estate acquisition, development, and ownership company. The company primarily focuses on opportunistic acquisitions, repositioning, and property redevelopment in the local Chattanooga marketplace. Amy Enderle is a partner of Henry & Wallace, LLC, which specializes in commercial and residential development.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

1449-1566, 1532, 1544, and 1570 University Avenue West St. Paul, MN 55104	Collateral Asset Summary – Loan No. 19 Midway Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,970,150 70.7% 1.55x 10.0%

Mortgage Loan Information
Loan Seller:	LCF
Loan Purpose:	Refinance
Sponsor:	Richard Birdoff
Borrower:	RK Midway Shopping Center LLC
Original Balance:	$24,000,000
Cut-off Date Balance:	$23,970,150
% by Initial UPB:	1.7%
Interest Rate:	4.3080%
Payment Date:	1st of each month
First Payment Date:	August 1, 2015
Maturity Date:	July 1, 2025
Amortization:	360 Months
Additional Debt:	None
Call Protection(1):	L(25), YM1(91), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes(3):	$0	Springing
Insurance(4):	$0	Springing
Replacement:	$0	$3,531
TI/LC:	$0	$11,045
Bank of America Occupancy Funds(5):	$42,339	NAP
Required Repairs Reserve:	$131,875	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$90
Balloon Balance / Sq. Ft.:	$73
Cut-off Date LTV:	70.7%
Balloon LTV:	56.9%
Underwritten NOI DSCR:	1.67x
Underwritten NCF DSCR:	1.55x
Underwritten NOI Debt Yield:	10.0%
Underwritten NCF Debt Yield:	9.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	St. Paul, MN
Year Built / Renovated:	1959 / 2000, 2013
Total Sq. Ft.:	265,083
Property Management:	RD Management LLC
Underwritten NOI:	$2,389,431
Underwritten NCF:	$2,206,697
Appraised Value:	$33,900,000
Appraisal Date:	May 19, 2015

Historical NOI
Most Recent NOI:	$2,506,914 (T-12 March 31, 2015)
2014 NOI:	$2,257,452 (December 31, 2014)
2013 NOI:	$2,255,540 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	93.2% (June 8, 2015)
2014 Occupancy:	88.9% (December 31, 2014)
2013 Occupancy:	90.0% (December 31, 2013)
(1)	On or after the expiration of the prepayment lockout period, an outparcel may be released if: (i) no event of default is continuing; (ii) the lender receives an amount equal to the sum of (a) the greater of net sale proceeds and 115% of the minimum release price, which will be applied as a prepayment plus (b) the yield maintenance premium on the portion of the loan being repaid plus (c) all interest that would have accrued on the principal being repaid through the next monthly payment date plus (d) all other sums due under the loan agreement; (iii) DSCR following the release is no less than the greater of (x) 1.25x and (y) the ratio in effect immediately preceding the release; and (iv) the LTV for the remaining property cannot be greater than the LTV immediately prior to release.
(2)	Cash management and an excess cash flow sweep will be triggered if (i) an event of default occurs, (ii) the DSCR for the property falls below 1.10x for one quarter, (iii) any tenant occupying more than 20.0% of the property (or its parent as applicable) (a) ceases to conduct its normal business operations at substantially all of its leased premises, exercises a termination option under its lease or otherwise “goes dark, (b) notifies the borrower, manager or any affiliate of the borrower or manager that it intends to cease to conduct its normal business operations at substantially all of its leased premises, exercise a termination option under its lease or otherwise “go dark”, (c) defaults in any material respect under its lease beyond any applicable notice and cure periods or (d) becomes insolvent or becomes a debtor in a bankruptcy proceeding.
(3)	On and after the October 2015 payment date, the borrower is required to deposit $112,525 into a tax reserve.
(4)	Insurance reserves will not be collected as long as (i) no event of default exists, (ii) the lender receives proof of payment at least 30 days prior to expiration of the policy, (iii) the policy complies with the applicable provisions of the loan agreement and (iii) the borrower delivers a certificate of insurance to the lender at least 10 days prior to expiration of the policy and is not currently in default.
(5)	The Bank of America Occupancy Funds are held until the borrower has provided proof to the lender that Bank of America is in occupancy, open for business and paying full, unabated rent.

TRANSACTION HIGHLIGHTS

■	Property. The Midway Shopping Center property is a 265,083 sq. ft. anchored retail property located in St. Paul, Minnesota. The property is anchored by a Rainbow Foods. Top tenants include Office Max (9.7% NRA, 6/30/2017 expiration, rated B2/B- by Moody’s/S&P), Foot Locker (5.8% NRA, 1/31/2021 expiration, rated Ba1/BB+ by Moody’s/S&P), and Walgreens (4.7% NRA, 11/30/2029 expiration, rated Baa2/BBB by Moody’s/S&P). The property was constructed in 1959 and renovated in 2000 and 2013.
■	Market. The Midway Shopping Center property is located in the St. Paul submarket within the Twin Cities retail market, which exhibited a submarket vacancy of 10.3% with average asking rents of $17.83 PSF as of Q1 2015. The 2014 population within a five mile radius of the property was 416,044, and the 2014 average household income within a five mile radius was $66,650.
■	Sponsorship. The sponsor of the borrower is Richard Birdoff, president of RD Management LLC (“RD Management”). RD Management has been in operation for over 40 years and specializes in the retail sector. RD Management owns over 18 million square feet of neighborhood and community centers in the United States and Puerto Rico and owns over 200 properties. Tenants anchoring RD Management’s holdings include Wal-Mart, Target, Home Depot, Lowe’s, Kohl’s, Old Navy, T.J. Maxx, Ross Dress for Less, BJ’s, Stop & Shop and Dick’s Sporting Goods.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Florida, Tennessee, & Kentucky	Collateral Asset Summary – Loan No. 20 ART Multi-State Portfolio I	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,318,000 73.1% 1.48x 10.1%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	Arbor Realty SR, Inc.
Borrower:	Capital Ridge Apartments, LLC; Rosewood Apartments of Jefferson County, LLC; Sutton Place Apartments, LLC; Emprian Redwood Hollow LLC; Ranchside Apartments, LLC; Slate Run Apartments of Jefferson County, LLC; Slate Run Apartments of Jefferson County, II, LLC
Original Balance:	$22,318,000
Cut-off Date Balance:	$22,318,000
% by Initial UPB:	1.6%
Interest Rate:	4.8920%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection(1):	L(25), D(91), O(4)
Lockbox / Cash Management(2):	Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$125,491	$15,686
Insurance:	$31,386	$3,923
Replacement:	$0	$12,344
Required Repairs(3):	$262,869	NAP

Financial Information
Cut-off Date Balance / Unit:	$46,690
Balloon Balance / Unit:	$40,291
Cut-off Date LTV:	73.1%
Balloon LTV:	63.0%
Underwritten NOI DSCR(4):	1.58x
Underwritten NCF DSCR(4):	1.48x
Underwritten NOI Debt Yield:	10.1%
Underwritten NCF Debt Yield:	9.4%

Property Information
Single Asset / Portfolio:	Portfolio of 6 properties
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Florida, Tennessee, & Kentucky
Year Built / Renovated:	1983-1986 / NAP
Total Units:	478
Property Management:	Elon Property Management Company, L.L.C.
Underwritten NOI:	$2,243,900
Underwritten NCF:	$2,095,767
Appraised Value:	$30,550,000
Appraisal Date:	April 2015

Historical NOI
Most Recent NOI:	$2,114,962 (T-12 May 31, 2015)
2014 NOI:	$2,021,293 (December 31, 2014)
2013 NOI:	$1,841,392 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	93.7% (April – May 2015)
2014 Occupancy:	93.8% (December 31, 2014)
2013 Occupancy:	89.8% (December 31, 2013)
(1)	On any date after the lockout period ends, the borrowers may obtain the release of an individual property by partially defeasing the mortgage loan by an amount equal to the greater of (i) 115% of the allocated loan amount and (ii) an amount such that (1) the LTV immediately following the release is less than or equal to 73.1% and (2) the NOI DSCR, as determined under the loan agreement, immediately following the release is greater than or equal to 1.40x. The approximate allocated loan amounts are as follows: Slate Run property - $6,100,010, Rosewood property - $3,944,917, Redwood Hollow property - $3,579,646, Ranchside property - $3,433,538, Sutton Place property - $2,702,998, Capital Ridge property - $2,556,890. No property may be released prior to the release of the Ranchside property, unless such property is released simultaneously with the release of the Ranchside property pursuant to a single defeasance.
(2)	In place cash management and an excess cash flow sweep will be triggered upon (i) any event of default or (ii) failure of the borrower to maintain a NOI DSCR of at least 1.10x at the end of one calendar quarter until such time that the NOI DSCR is at least 1.15x for two consecutive calendar quarters.
(3)	The borrower reserved 125.0% of the engineer’s estimated required repairs, which is primarily comprised of miscellaneous repairs.
(4)	Based on amortizing debt service payments. Based on the current interest-only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.03x and 1.89x, respectively.

TRANSACTION HIGHLIGHTS

■	Properties. The ART Multi-State Portfolio I is comprised of six single-story garden style apartment communities with an aggregate 478 units. The properties are located in Louisville, Kentucky, Smyrna, Tennessee, and New Port Richey, Lakeland, and Tallahassee, Florida. Occupancy at the ART Multi-State Portfolio I properties has increased since its acquisition by Arbor Realty SR, Inc. from 88.9% in 2012 to 93.7% as of April and May 2015.
■	Market. As of Q4 2014, the respective multifamily submarkets reported vacancy rates ranging from 4.0% to 6.0%.
■	Sponsorship. Arbor Realty SR, Inc., a subsidiary of Arbor Realty Trust, Inc. (“Arbor”) (NYSE:ABR), acquired the portfolio in 2011. Arbor is a REIT that invests in a diversified portfolio of multifamily and commercial real estate-related bridge and mezzanine loans and preferred equity.
■	Management. Additionally, the ART Multi-State Portfolio I will be managed by Elon Property Management Company, L.L.C., which currently manages Arbor’s portfolio of approximately 15,000 units across 150 apartment communities throughout the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

STATEMENT REGARDING ASSUMPTIONS AS TO

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P. and Citigroup Global Markets Inc. (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the COMM 2015-CCRE24 Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The information supersedes any such information previously delivered.  The information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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